Exhibit 10.14

FIFTH AMENDMENT TO SECOND AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT

This Fifth Amendment to Second Amended and Restated Revolving Credit and Term Loan Agreement (“Fifth Amendment”) is made as of November 8, 2024, by and among Montauk Energy Holdings, LLC (“Borrower”), the Lenders (as defined below), and Comerica Bank, as administrative agent for the Lenders (in such capacity, “Agent”).

RECITALS

A. Borrower entered into that certain Second Amended and Restated Revolving Credit and Term Loan Agreement dated as of December 12, 2018, with the financial institutions from time to time signatory thereto (each, individually, a “Lender,” and any and all such financial institutions collectively the “Lenders”) and Agent, (as amended and as may be further amended, restated or otherwise modified from time to time, the “Credit Agreement”).

B. Borrower has requested that Agent and the Lenders make certain amendments to the Credit Agreement and Agent and the Lenders are willing to do so, but only on the terms and conditions set forth in this Fifth Amendment.

NOW, THEREFORE, in consideration of the Recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower, Agent and Lenders agree as follows:

1.
The Credit Agreement is hereby amended (a) to delete the stricken text (indicated textually in the same manner as the following examples: ~~stricken text~~) and (b) to add the bold and double-underlined text (indicated textually in the same manner as the following examples: bold and double-underlined text), in each case, as set forth in the marked copy of the Credit Agreement attached hereto as Attachment 1 hereto and made a part hereof for all purposes.
2.
Annex I to the Credit Agreement is amended and restated by Annex I attached as Attachment 2 to this Fifth Amendment.
3.
Exhibits A and L to the Credit Agreement are deleted and replaced with Exhibits A and L attached hereto.
4.
On the Fifth Amendment Effective Date, all outstanding BSBY Rate Advances (as defined in the Credit Agreement in effect immediately prior to giving effect to this Fifth Amendment) will be replaced by Term SOFR Advances. In connection therewith, each affected Lender waives all related breakage and similar fees otherwise due under the Credit Agreement with respect to such conversion and approves any stub interest periods implemented by the Agent in connection with such conversion

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5.
This Fifth Amendment shall become effective (according to the terms hereof) on the date (the “Fifth Amendment Effective Date”) that the following conditions have been fully satisfied by Borrower:
(a)
Agent shall have received counterpart signature pages to this Fifth Amendment, in each case duly executed and delivered by Agent, Borrower and the Lenders.
(b)
Borrower shall have paid to Agent for distribution to the Lenders, to the extent applicable, all fees and amounts, if any, that are due and owing to Agent and the Lenders as of the date of this Fifth Amendment, including pursuant to any supplemental fee letter executed by and among Agent and Borrower.
6.
Borrower hereby represents and warrants that, after giving effect to this Fifth Amendment, (a) the execution and delivery of this Fifth Amendment and each other Loan Document required to be delivered hereunder, and the performance by the Borrower under the Credit Agreement, as amended hereby (herein, as so amended, the “Amended Credit Agreement”) are within Borrower’s limited liability company powers, have been duly authorized, are not in contravention of law or the terms of its organizational documents, and except as have been previously obtained do not require the consent or approval, material to the amendments contemplated in this Fifth Amendment, of any governmental body, agency or authority, and this Fifth Amendment, the Amended Credit Agreement and each other Loan Document required to be delivered hereunder will constitute the valid and binding obligations of Borrower, enforceable in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law), (b) the representations and warranties set forth in Article 6 of the Credit Agreement are true and correct in all material respects on and as of the date hereof (other than any representation or warranty that expressly speaks only as of a certain date), and (c) as of the Fifth Amendment Effective Date, no Default or Event of Default has occurred and is continuing.
7.
Borrower, Agent and Lenders each hereby ratify and confirm their respective obligations under the Amended Credit Agreement and agree that the Credit Agreement remains in full force and effect after giving effect to this Fifth Amendment and that, upon such effectiveness, all references in such Loan Documents to the “Credit Agreement” shall be references to the Amended Credit Agreement.
8.
Except as specifically set forth above, this Fifth Amendment shall not be deemed to amend or alter in any respect the terms and conditions of the Credit Agreement or any of the Notes issued thereunder, or to constitute a waiver by the Lenders or Agent of any right or remedy under or a consent to any transaction not meeting the terms and conditions of the Credit Agreement, any of the Notes issued thereunder or any of the other Loan Documents.

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9.
Unless otherwise defined to the contrary herein, all capitalized terms used in this Fifth Amendment shall have the meaning set forth in the Amended Credit Agreement.
10.
This Fifth Amendment may be executed in counterparts in accordance with Section 13.9 of the Credit Agreement.
11.
This Fifth Amendment shall be construed in accordance with and governed by the laws of the State of Michigan, without giving effect to principles of conflict of laws.
12.
As a condition of the above amendments, Borrower waives, discharges, and forever releases Agent, Lenders and their respective employees, officers, directors, attorneys, stockholders and successors and assigns, from and of any and all claims, causes of action, allegations or assertions that Borrower has or may have had at any time up through, and including, the date of this Fifth Amendment, against any or all of the foregoing with respect to the Credit Agreement and transactions thereunder, regardless of whether any such claims, causes of action, allegations or assertions are known to Borrower or whether any such claims, causes of action, allegations or assertions arose as a result of Agents or such Lender’s actions or omissions in connection with the Credit Agreement, and transactions relating thereto.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, Borrower, the Lenders and Agent have each caused this Fifth Amendment to be executed by their respective duly authorized officers or agents, as applicable, all as of the date first set forth above.

COMERICA BANK, as Agent and a Lender

By: /s/Mitch Robinson

Name: Mitch Robinson

Title: Vice President

Signature page to Fifth Amendment to Credit Agreement

(4870-5560-1012)

MONTAUK ENERGY HOLDINGS, LLC

By: /s/Kevin Van Asdalan

Kevin Van Asdalan

Its: Chief Financial Officer

Signature page to Fifth Amendment to Credit Agreement

(4870-5560-1012)

M&T BANK, as a Lender

By: /s/Joseph Wild

Joseph Wild

Its: Senior Vice President

Signature page to Fifth Amendment to Credit Agreement

(4870-5560-1012)

KEYBANK NATIONAL ASSOCIATION, as a Lender

By: /s/Kellie E. Listen

Kellie E. Listen

Its: Assistant Vice President

Signature page to Fifth Amendment to Credit Agreement

(4870-5560-1012)

CITIZENS BANK, N.A., as a Lender

By: /s/Darran Wee

Darran Wee

Its: Senior Vice President

Signature page to Fifth Amendment to Credit Agreement

(4870-5560-1012)

BANKUNITED, N.A., as a Lender

By: /s/Michael van Teeffelen

Michael van Teeffelen

Its: Senior Vice President

Signature page to Fifth Amendment to Credit Agreement

(4870-5560-1012)

ATTACHMENT 1

[Redline of Composite Credit Agreement]

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ATTACHMENT 1 TO FIFTH AMENDMENT

MONTAUK ENERGY HOLDINGS, LLC

SECOND AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT

DATED AS OF DECEMBER 12, 2018

COMERICA BANK
AS ADMINISTRATIVE AGENT, SOLE LEAD ARRANGER AND SOLE BOOKRUNNER,

CITIZENS BANK, N.A., AS SYNDICATION AGENT

AND

M&T BANK, AS DOCUMENTATION AGENT

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TABLE OF CONTENTS

Page

1. DEFINITIONS. 1

1.1 Certain Defined Terms 1

1.2 Other Interpretive Provisions ~~[39]~~41

1.3 Rates. ~~[39]~~41

2. REVOLVING CREDIT. ~~[40]~~42

2.1 Commitment ~~[40]~~42

2.2 Accrual of Interest and Maturity; Evidence of Indebtedness. ~~[40]~~42

2.3 Requests for and Refundings and Conversions of Advances ~~[41]~~43

2.4 Disbursement of Advances. ~~[43]~~45

2.5 Swing Line. ~~[44]~~46

2.6 Interest Payments; Default Interest ~~[50]~~52

2.7 Optional Prepayments. ~~[51]~~53

2.8 Base Rate Advance in Absence of Election or Upon Default ~~[51]~~53

2.9 Revolving Credit Facility Fee ~~[51]~~54

2.10 Mandatory Repayment of Revolving Credit Advances. ~~[52]~~54

2.11 Optional Reduction or Termination of Revolving Credit Aggregate Commitment ~~[53]~~55

2.12 Use of Proceeds of Advances ~~[54]~~56

2.13 Optional Increase in Revolving Credit. ~~[54]~~56

3. LETTERS OF CREDIT. ~~[56]~~58

3.1 Letters of Credit ~~[56]~~58

3.2 Conditions to Issuance ~~[57]~~59

3.3 Notice ~~[58]~~60

3.4 Letter of Credit Fees; Increased Costs ~~[58]~~60

3.5 Other Fees ~~[60]~~62

3.6 Participation Interests in and Drawings and Demands for Payment Under Letters of Credit. ~~[60]~~62

3.7 Obligations Irrevocable ~~[62]~~64

3.8 Risk Under Letters of Credit. ~~[63]~~65

3.9 Indemnification ~~[64]~~66

3.10 Right of Reimbursement ~~[65]~~67

4. TERM LOAN. ~~[65]~~68

4.1 Term Loan ~~[65]~~68

4.2 Accrual of Interest and Maturity; Evidence of Indebtedness. ~~[65]~~68

4.3 Repayment of Principal ~~[66]~~69

4.4 Term Loan Rate Requests; Refundings and Conversions of Advances of the Term Loan ~~[67]~~69

4.5 Base Rate Advance in Absence of Election or Upon Default. ~~[68]~~70

4.6 Interest Payments; Default Interest ~~[69]~~71

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4.7 Optional Prepayment of Term Loan. ~~[69]~~71

4.8 Mandatory Prepayment of Term Loan. ~~[70]~~72

4.9 Use of Proceeds ~~[71]~~73

4.10 Optional Increase in Term Loan or Additional Term Loan. ~~[71]~~73

5. CONDITIONS. ~~[74]~~76

5.1 Conditions of Initial Advances ~~[74]~~76

5.2 Continuing Conditions ~~[78]~~80

6. REPRESENTATIONS AND WARRANTIES. ~~[78]~~80

6.1 Corporate Authority ~~[78]~~80

6.2 Due Authorization ~~[78]~~80

6.3 Good Title; Leases; Assets; No Liens ~~[78]~~80

6.4 Taxes ~~[79]~~81

6.5 No Defaults ~~[79]~~81

6.6 Enforceability of Agreement and Loan Documents ~~[79]~~81

6.7 Compliance with Laws ~~[80]~~82

6.8 Non-contravention ~~[80]~~82

6.9 Litigation ~~[80]~~82

6.10 Consents, Approvals and Filings, Etc ~~[80]~~82

6.11 Agreements Affecting Financial Condition ~~[81]~~83

6.12 No Investment Company or Margin Stock ~~[81]~~83

6.13 ERISA Compliance ~~[81]~~83

6.14 Conditions Affecting Business or Properties ~~[82]~~84

6.15 Environmental and Safety Matters ~~[83]~~85

6.16 Subsidiaries ~~[83]~~85

6.17 Management Agreements ~~[83]~~85

6.18 [Reserved] ~~[83]~~85

6.19 Franchises, Patents, Copyrights, Tradenames, etc ~~[83]~~85

6.20 Capital Structure ~~[84]~~86

6.21 Accuracy of Information ~~[84]~~86

6.22 Solvency ~~[84]~~86

6.23 Employee Matters ~~[85]~~87

6.24 No Misrepresentation ~~[85]~~87

6.25 Corporate Documents and Corporate Existence ~~[85]~~87

6.26 Anti-Money Laundering/Anti-Terrorism. ~~[85]~~87

6.27 Affected Financial Institution. ~~[85]~~87

6.28 Operating Projects ~~[85]~~87

6.29 Validity of Project Documents ~~[86]~~88

6.30 Material Project Documents ~~[86]~~88

6.31 FERC Compliance ~~[86]~~88

6.32 PUHCA ~~[86]~~88

6.33 Exemption from Regulation ~~[86]~~88

6.34 Renewable Fuel Standard ~~[86]~~88

7. AFFIRMATIVE COVENANTS. ~~[86]~~88

7.1 Financial Statements ~~[86]~~88

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7.2 Certificates; Other Information ~~[88]~~90

7.3 Payment of Obligations ~~[89]~~91

7.4 Conduct of Business and Maintenance of Existence; Compliance with Laws ~~[89]~~91

7.5 Maintenance of Property; Insurance ~~[90]~~92

7.6 Inspection of Property; Books and Records, Discussions ~~[91]~~93

7.7 Notices ~~[91]~~93

7.8 Hazardous Material Laws ~~[92]~~94

7.9 Financial Covenants. ~~[93]~~95

7.10 Governmental and Other Approvals ~~[93]~~95

7.11 Compliance with ERISA ~~[93]~~95

7.12 Defense of Collateral ~~[94]~~96

7.13 Future Subsidiaries; Additional Collateral. ~~[94]~~96

7.14 Accounts ~~[95]~~97

7.15 Use of Proceeds ~~[96]~~98

7.16 Hedging Transaction ~~[96]~~98

7.17 Further Assurances and Information ~~[96]~~98

7.18 Anti-Terrorism Laws ~~[97]~~99

7.19 [Reserved]. ~~[97]~~99

7.20 Post Closing Deliverable ~~[97]~~99

8. NEGATIVE COVENANTS. ~~[97]~~99

8.1 Limitation on Debt ~~[97]~~99

8.2 Limitation on Liens ~~[98]~~100

8.3 Acquisitions ~~[99]~~101

8.4 Limitation on Mergers, Dissolution or Sale of Assets ~~[99]~~101

8.5 Restricted Payments. ~~[100]~~102

8.6 [Reserved]. ~~[101]~~103

8.7 Limitation on Investments, Loans and Advances. ~~[101]~~103

8.8 Transactions with Affiliates ~~[102]~~104

8.9 Sale-Leaseback Transactions ~~[102]~~104

8.10 Limitations on Other Restrictions ~~[102]~~104

8.11 Prepayment of Debt ~~[102]~~104

8.12 Amendment of Subordinated Debt Documents ~~[102]~~104

8.13 Modification of Certain Agreements ~~[102]~~104

8.14 Management Fees ~~[102]~~104

8.15 Fiscal Year ~~[103]~~105

8.16 Pension Plans ~~[103]~~105

9. DEFAULTS. ~~[103]~~105

9.1 Events of Default ~~[103]~~105

9.2 Exercise of Remedies ~~[105]~~107

9.3 Rights Cumulative ~~[106]~~108

9.4 Waiver by the Borrower of Certain Laws ~~[106]~~108

9.5 Waiver of Defaults ~~[106]~~108

9.6 Set Off ~~[106]~~108

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10. PAYMENTS, RECOVERIES AND COLLECTIONS. ~~[107]~~109

10.1 Payment Generally ~~[107]~~109

10.2 Application of Proceeds of Collateral ~~[108]~~110

10.3 Pro-rata Recovery ~~[109]~~111

10.4 Treatment of a Defaulting Lender; Reallocation of Defaulting Lender’s Fronting Exposure. ~~[109]~~111

10.5 Erroneous Payments ~~[111]~~113

11. YIELD PROTECTION; INCREASED COSTS; MARGIN ADJUSTMENTS; TAXES; ~~[UNAVAILABILITY; SUCCESSOR RATE DETERMINATION. 112]~~BENCHMARK REPLACEMENT. 114

11.1 Reimbursement of Prepayment Costs ~~[112]~~114

11.2 [Reserved] 114

~~[11.2]~~11.3 Inability to Determine Rates ~~[112]~~114

~~[11.3 BSBY Unavailability; Successor Rate Determination 113]~~

11.4 Illegality ~~[116]~~115

11.5 Increased Costs ~~[116]~~115

11.6 Capital Requirements ~~[117]~~116

11.7 Certificates for Reimbursement ~~[117]~~116

11.8 Margin Adjustment 117

11.9 Delay in Requests 118

~~[11.10 [Reserved] 119]~~

~~[11.11]~~11.10 Taxes ~~[119]~~118

11.11 Benchmark Replacement Setting. 120

12. AGENT. ~~[121]~~122

12.1 Appointment of the Agent ~~[121]~~122

12.2 Deposit Account with the Agent or any Lender ~~[121]~~122

12.3 Scope of the Agent’s Duties ~~[121]~~122

12.4 Successor Agent 122

12.5 Credit Decisions ~~[122]~~123

12.6 Authority of the Agent to Enforce This Agreement ~~[122]~~123

12.7 Indemnification of the Agent 123

12.8 Knowledge of Default ~~[123]~~124

12.9 The Agent’s Authorization; Action by Lenders ~~[123]~~124

12.10 Enforcement Actions by the Agent ~~[124]~~125

12.11 Collateral Matters. ~~[124]~~125

12.12 The Agents in their Individual Capacities ~~[125]~~126

12.13 The Agent’s Fees ~~[125]~~126

12.14 Documentation Agent or other Titles ~~[125]~~126

12.15 Subordination Agreements ~~[125]~~126

12.16 Indebtedness in respect of Lender Products and Hedging Agreements ~~[125]~~126

12.17 No Reliance on the Agent’s Customer Identification Program. ~~[126]~~127

12.18 Flood Laws ~~[126]~~127

12.19 Lenders’ Representations ~~[126]~~127

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13. MISCELLANEOUS. ~~[127]~~128

13.1 Accounting Principles; Divisions ~~[127]~~128

13.2 Consent to Jurisdiction. ~~[128]~~129

13.3 Governing Law ~~[128]~~130

13.4 Interest ~~[129]~~130

13.5 Closing Costs and Other Costs; Indemnification. ~~[129]~~130

13.6 Notices. ~~[130]~~131

13.7 Further Action ~~[131]~~132

13.8 Successors and Assigns; Participations; Assignments. ~~[131]~~133

13.9 Counterparts ~~[135]~~136

13.10 Amendment and Waiver. ~~[135]~~136

13.11 Confidentiality. ~~[139]~~140

13.12 Substitution or Removal of Lenders ~~[140]~~141

13.13 Withholding Taxes ~~[141]~~142

13.14 WAIVER OF JURY TRIAL ~~[143]~~145

13.15 USA Patriot Act Notice ~~[144]~~145

13.16 Complete Agreement; Conflicts ~~[144]~~145

13.17 Severability ~~[144]~~145

13.18 Table of Contents and Headings; Section References ~~[144]~~145

13.19 Construction of Certain Provisions ~~[144]~~146

13.20 Independence of Covenants ~~[145]~~146

13.21 Electronic Transmissions ~~[145]~~146

13.22 Advertisements ~~[145]~~147

13.23 Reliance on and Survival of Provisions ~~[146]~~147

13.24 Acknowledgment and Consent to Bail-In of Affected Financial Institutions ~~[146]~~147

13.25 Amendment and Restatement and Consolidation; Assignment and Assumptions ~~[146]~~148

13.26 Acknowledgment Regarding Any Supported QFCs ~~[147]~~148

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EXHIBITS

A FORM OF REQUEST FOR REVOLVING CREDIT ADVANCE

B FORM OF REVOLVING CREDIT NOTE

C FORM OF SWING LINE NOTE

D FORM OF REQUEST FOR SWING LINE ADVANCE

E FORM OF NOTICE OF LETTERS OF CREDIT

F FORM OF SECURITY AGREEMENT

G FORM OF ASSIGNMENT AS COLLATERAL SECURITY

H FORM OF ASSIGNMENT AGREEMENT

I FORM OF GUARANTY

J FORM OF COVENANT COMPLIANCE REPORT

K FORM OF TERM LOAN NOTE

L FORM OF TERM LOAN RATE REQUEST

M FORM OF SWING LINE PARTICIPATION CERTIFICATE

N-1 – N-4 FORMS OF U.S. TAX COMPLIANCE CERTIFICATES

0 FORM OF NEW LENDER ADDENDUM

ANNEXES

I Applicable Margin Grid

II Percentages and Allocations

III Notices

SCHEDULES

1.1 – Compliance Information

1.3 – Operating Projects

5.1(c) – Jurisdiction

5.2 – Qualifications to do Business

5.3(a) – Collateral Documents

6.3(b) – Owned and Leased Property

6.4 – Taxes

6.7 – Compliance with Laws

6.9 – Litigation/Administrative Proceedings

6.10 – Consents, Approvals and Filings, Etc.

6.13 – ERISA Plans

6.15 – Environmental

6.16 – Subsidiaries

6.17 – Management Agreements

6.19 – Franchises, Patents, Copyrights, Tradenames, Etc.

6.20 – Capital Structure

6.23 – Union Contracts

6.28 – Operation of Equipment

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6.31 – Compliance with FERC

8.1 – Existing Debt

8.2 – Additional Existing Liens and Security Interests

8.7 – Additional Investments

8.8 – Transactions with Affiliates

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SECOND AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT

This Second Amended and Restated Revolving Credit and Term Loan Agreement (“Agreement”) is made as of the 12th day of December, 2018, by and among the financial institutions from time to time signatory hereto (individually a “Lender,” and any and all such financial institutions collectively the “Lenders”), Comerica Bank, as the Administrative Agent for the Lenders (in such capacity, the “Agent”), Sole Lead Arranger and Sole Bookrunner, and Montauk Energy Holdings, LLC (“Borrower”).

RECITALS

A. The Borrower, Agent and lenders entered into that certain Amended and Restated Credit Agreement dated as of August 4, 2017 (as subsequently amended from time to time, the “Prior Credit Agreement”).

B. The Borrower now desires to amend and replace the Prior Credit Agreement with an amended and restated credit agreement evidenced by this Agreement.

C. The Borrower has requested that the Lenders extend to it credit and letters of credit on the terms and conditions set forth herein.

D. The Lenders are prepared to extend such credit as aforesaid, but only on the terms and conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the covenants contained herein, the Borrower, the Lenders, and the Agent agree as follows:

13.
DEFINITIONS.
(a)
Certain Defined Terms

. For the purposes of this Agreement the following terms will have the following meanings:

“Account(s)” shall mean any account or account receivable as defined under the UCC, including without limitation, with respect to any Person, any right of such Person to payment for goods sold or leased or for services rendered.

“Account Control Agreement(s)” shall mean those certain account control agreements, or similar agreements that are delivered pursuant to Section 7.14 of this Agreement or otherwise, as the same may be amended, restated or otherwise modified from time to time.

“Account Debtor” shall mean the party who is obligated on or under any Account.

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“Adjusted Term SOFR” shall mean, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided, that if Adjusted Term SOFR as so determined shall ever be less than the Applicable Floor, then Adjusted Term SOFR shall be deemed to be the Applicable Floor.

“Advance(s)” shall mean, as the context may indicate, a borrowing requested by the Borrower, and made by the Revolving Credit Lenders under Section 2.1 hereof, the Term Loan Lenders under Section 4.1 hereof, or the Swing Line Lender under Section 2.5 hereof, including without limitation any readvance, refunding or conversion of such borrowing pursuant to Section 2.3, 2.5 or 4.4 hereof, and any advance deemed to have been made in respect of a Letter of Credit under Section 3.6(c) hereof, and shall include, as applicable, a ~~[BSBY Rate]~~Term SOFR Advance, a Base Rate Advance and a Quoted Rate Advance.

“Affected Financial Institution” shall mean (a) any EEA Financial Institution, or (b) any UK Financial Institution.

“Affected Lender” shall have the meaning set forth in Section 13.12 hereof.

~~[“Affected Tenor” is defined in Section 11.2 hereof.]~~

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another Person for the purposes of this definition if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the Equity Interests having ordinary voting power for the election of directors or managers of such other Person or (ii) to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” shall have the meaning set forth in the preamble, and includes any successor agents appointed in accordance with Section 12.4 hereof.

“Agent’s Office” shall mean the Agent’s address, and as appropriate, account, as set forth on Annex III, or such other address or account as the Agent may from time to time notify the Borrower and Lenders.

“Anti-Terrorism Laws” shall mean any laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering, corruption or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such laws, all as amended, supplemented or replaced from time to time.

“Applicable Excess Cash Flow Percentage” shall mean with respect to any fiscal year of Borrower, zero percent (0%) if the Total Leverage Ratio as of the last day of such fiscal year is less than or equal to 2.0 to 1.0, and shall mean fifty percent (50%) at all other times.

“Applicable Fee Percentage” shall mean, as of any date of determination thereof, the applicable percentage used to calculate certain of the fees due and payable hereunder, determined by reference to the Pricing Matrix attached to this Agreement as Annex I.

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“Applicable Floor” shall mean (a) as such term is used in the definitions of “~~[BSBY Rate]~~Adjusted Term SOFR” and “~~[Successor Rate]~~Benchmark Replacement” (as defined in Section ~~[11.3]~~11.11), zero percent (0.0%) per annum, and (b) as such term is used in the definition of “Base Rate”, zero percent (~~[0]~~0.0%) per annum.

“Applicable Interest Rate” shall mean, (i) with respect to each Revolving Credit Advance and Term Loan Advance, the ~~[BSBY Rate]~~Adjusted Term SOFR or the Base Rate, plus, in each case, the Applicable Margin, and (ii) with respect to each Swing Line Advance, the Base Rate or, if made available to the Borrower by the Swing Line Lender at its option, the Quoted Rate, plus, in each case, the Applicable Margin, in each case as selected by the Borrower from time to time subject to the terms and conditions of this Agreement.

“Applicable Margin” shall mean, as of any date of determination thereof, the applicable interest rate margin, determined by reference the Pricing Matrix attached to this Agreement as Annex I.

“Applicable Measuring Period” shall mean for any date of determination occurring (a) before December 31, 2019, the period commencing on January 1, 2019 and ending on such date of determination, and (b) on or after December 31, 2019, the period of four consecutive fiscal quarters ending on the applicable date of determination.

“Argus” means Argus Media Limited, the independent organization which provides data on prices and fundamentals, news, analysis, consultancy services and conferences for the global crude, oil products, natural gas, electricity, coal, emissions, bioenergy, fertilizer, petrochemical, metals and transportation industries.

“Argus D3 RIN Price” means the arithmetic average of the midpoint of the high and low daily prices, as published and assessed by Argus in the Argus US Products daily report under the heading “RINs Cellulosic biofuels” for the applicable vintage year (or successor heading or publication).

“Asset Sale” shall mean the sale, transfer or other disposition by any Credit Party of any asset (other than the sale or transfer of less than one hundred percent (100%) of the stock or other ownership interests of any Subsidiary) to any Person (other than to the Borrower or a Guarantor).

“Assignment Agreement” shall mean an Assignment Agreement substantially in the form of Exhibit H hereto.

“Assignments” shall mean the collective reference to any Assignments as Collateral Security by Borrower and certain of its Subsidiaries in favor of Bank in the form attached to this Agreement as Exhibit “G”.

“Authorized Signer” shall mean each person who has been authorized by the Borrower to execute and deliver any requests for Advances hereunder pursuant to a written authorization delivered to the Agent and whose signature card or incumbency certificate has been received by the Agent.

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“Available Tenor” ~~[means]~~shall mean, as of any date of determination and with respect to the ~~[BSBY Rate or any Successor Rate]~~then-current Benchmark, as applicable, (x) if such ~~[rate]~~Benchmark is a term rate, any tenor for such ~~[rate]~~Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement, ~~[or]~~and (y) ~~[otherwise]~~under all other circumstances, any payment period for interest calculated with reference to such ~~[rate]~~Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such ~~[rate]~~Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such ~~[rate]~~Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section ~~[11.3]~~11.11(~~[c]~~d).

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” shall mean, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” shall mean Title 11 of the United States Code and the rules promulgated thereunder.

“Base Rate” shall mean for any day, that per annum rate of interest which is equal to the greatest of (a) the Prime Rate for such day, (b) the Federal Funds Rate in effect on such day, plus one percent (1.0%) per annum, (c) ~~[the BSBY Screen Rate]~~Adjusted Term SOFR for a one month tenor in effect on such day, plus one percent (1.0%) per annum, and (d) the Applicable Floor. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate, or ~~[the BSBY Rate]~~Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate, or ~~[the BSBY Rate]~~Adjusted Term SOFR, respectively.

“Base Rate Advance” shall mean an Advance which bears interest at the Base Rate.

“Base Rate Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Benchmark” shall mean, initially, the ~~[BSBY]~~Term SOFR Reference Rate; provided~~[, ]~~ that~~[, ]~~ if ~~[the BSBY Rate or any successor thereof is subsequently replaced by a Successor Rate in accordance with 11.3]~~a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” shall mean the applicable ~~[Successor Rate then in effect]~~Benchmark Replacement to the extent that

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such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 11.11(a).

“Benchmark Replacement” shall mean with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Agent for the applicable Benchmark Replacement Date:

(a) Daily Simple SOFR plus the Term SOFR Adjustment; or

(b) the sum of: (i) the alternate benchmark rate that has been selected by the Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Applicable Floor, the Benchmark Replacement will be deemed to be the Applicable Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.

“Benchmark Replacement Date” shall mean the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO)

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Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

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“Benchmark Unavailability Period” shall mean, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 11.11 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 11.11.

“Beneficial Owner” shall mean, with respect to any U.S. federal withholding Tax, the beneficial owner, for U.S. federal income tax purposes, to whom such Tax relates.

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230, as amended from time to time.

“Borrower” shall have the meaning set forth in the preamble to this Agreement.

“Borrower Representative” shall mean, initially, Montauk Energy Holdings, LLC, or any other Borrower identified as the Borrower Representative in a written notice delivered to the Agent and signed by the Borrower.

~~[“BSBY” shall mean the Bloomberg Short-Term Bank Yield Index rate. ]~~

~~[“BSBY Administrator” shall mean Bloomberg Index Services Limited (or any successor administrator of BSBY).]~~

~~[“BSBY Rate” shall mean, with respect to any BSBY Rate Advance for any applicable Interest Period, the rate per annum equal to the BSBY Screen Rate at or about 7:00 a.m. (Detroit, Michigan time) (or as soon thereafter as practical) as determined for such Interest Period, two (2) Business Days prior to the beginning of such Interest Period with a term equivalent to such Interest Period for such BSBY Rate Advance; provided, that, except for a determination by Agent pursuant to Section 11.2 or Section 11.3 herein, if such rate is not published for such Business Day, then the “BSBY Rate” will be the BSBY Screen Rate for the first Business Day immediately prior thereto on which such rate is published), rounded upwards, if necessary, to the next five decimal places and adjusted for reserves if Agent is required to maintain reserves with respect to the relevant Advances, all as determined by Agent in accordance with the Agreement and Agent’s loan systems and procedures periodically in effect; provided, further, that if the BSBY Rate would otherwise be less than the Applicable Floor, then the BSBY Rate shall be deemed to be the Applicable Floor. ]~~

~~[“BSBY Screen Rate” means BSBY, as administered by the BSBY Administrator and published on the applicable Reuters screen page (or such other commercially available source providing such rate as may be designated by Agent from time to time). ]~~

~~[“BSBY Rate Advance” shall mean any Advance which bears interest at the BSBY Rate or, if applicable, the Successor Rate.]~~

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“Business Day” shall mean any day other than a Saturday or a Sunday on which commercial banks are open for domestic and international business (including dealings in foreign exchange) in Detroit, Michigan and New York, New York.

“Capital Expenditures” shall mean, for any period, with respect to any Person (without duplication), the aggregate of all expenditures incurred by such Person and its Subsidiaries during such period for the acquisition or leasing (pursuant to a Capitalized Lease) of fixed or capital assets or additions to equipment, plant and property that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries, but excluding expenditures made in connection with the Reinvestment of Insurance Proceeds, Condemnation Proceeds or the Net Cash Proceeds of Asset Sales.

“Capitalized Lease” shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) with respect to which the discounted present value of the rental obligations of such Person as lessee thereunder, in conformity with GAAP, is required to be capitalized on the balance sheet of that Person.

“Change in Law” shall mean the occurrence, after the Effective Date, of any of the following: (i) the adoption or taking effect of, or any change in any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not applicable to any Lender or Agent on such date, or (ii) any change in interpretation, administration or implementation of any such law, treaty, rule or regulation by any Governmental Authority, or (iii) the issuance, making or implementation by any Governmental Authority of any interpretation, administration, request, regulation, guideline, or directive (whether or not having the force of law), including any risk-based capital guidelines; provided that notwithstanding anything herein to the contrary, (x) a change in law, treaty, rule, regulation, interpretation, administration or implementation shall include, without limitation, any change made or which becomes effective on the basis of a law, treaty, rule, regulation, interpretation administration or implementation then in force, the effective date of which change is delayed by the terms of such law, treaty, rule, regulation, interpretation, administration or implementation, (y) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (z) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” shall mean (a) an event or series of events whereby (i) any Person or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) shall either (x) acquire beneficial ownership of more than 30% of any outstanding class of common stock of the Parent having ordinary voting power in the election of directors of the Parent or (y) obtain the power (whether or not exercised) to elect a majority of the Parent’s directors, (ii) the Parent shall cease to control, directly or indirectly, 100%, on a fully diluted basis, of the aggregate issued and outstanding voting stock (or comparable voting interests) of the Borrower, or (iii) the Parent shall fail to be able, either jointly or severally, to elect a controlling majority of the Board of Directors of the Borrower, or (b) the occurrence of event or series of events that would trigger a violation of any change of control or change in control provision in any

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of the Subordinated Debt Documents, except in connection with a public listing of Parent, Borrower, or any Subsidiaries; provided, however, notwithstanding the foregoing, it shall not be a “Change of Control” if, (a) as a result of the contemplated reorganization of the Parent, as evidenced by documentation and filings, in form and substance reasonably satisfactory to the Agent, provided by the Borrower or the Parent to the Agent, the Parent's Equity Interests in the Borrower are transferred (subject to Agent’s Lien on such Equity Interest) to Montauk Renewables, Inc. (f/k/a Montauk Energy, Inc.), and Montauk Renewables, Inc., thereafter shall control, directly or indirectly, 100%, on a fully diluted basis, of the aggregate issued and outstanding voting stock (or comparable voting interests) of the Borrower and, effective on and after the date of the consummation of such reorganization, for purposes of this defined term, each reference to “the Parent” contained herein shall be deemed to be a reference to Montauk Renewables, Inc. (f/k/a Montauk Energy, Inc.) and (b) the Change of Control Conditions have been satisfied.

“Change of Control Conditions” shall mean with respect to any Change in Control resulting from the transfer of Parent’s Equity Interests in Borrower to Montauk Renewables, Inc. (f/k/a Montauk Energy, Inc.), (a) the Agent shall have received Montauk Renewables, Inc.’s Bylaws, certified articles of incorporation, employee identification number and all of its other corporate governance and formation documentation reasonably required by Agent and all in form and substance reasonably satisfactory to Agent and (b) Montauk Renewables, Inc. shall have executed and delivered to Agent a Guaranty of the Indebtedness and a Pledge Agreement providing a first priority Lien on one hundred percent (100%) of the Equity Interests of Borrower owned by Montauk Renewables, Inc., together with such opinions and authorizing resolutions as are reasonably required by Agent.

“Collateral” shall mean all property or rights in which a security interest, mortgage, lien or other encumbrance for the benefit of the Lenders is or has been granted or arises or has arisen, under or in connection with this Agreement, the other Loan Documents, or otherwise to secure the Indebtedness.

“Collateral Access Agreement” shall mean an agreement in form and substance reasonably satisfactory to the Agent, pursuant to which a mortgagee or lessor of real property on which Collateral is stored or otherwise located, or a warehouseman, processor or other bailee of inventory or other property owned by any Credit Party, that acknowledges the Liens under the Collateral Documents and subordinates or waives any Liens held by such Person on such property and, includes such other agreements with respect to the Collateral as the Agent may reasonably require, as the same may be amended, restated or otherwise modified from time to time.

“Collateral Documents” shall mean the Security Agreement, the Assignments, the Pledge Agreements, the Mortgages (if any), the Account Control Agreements, the Consent to Assignment, the Collateral Access Agreements, and all other security documents (and any joinders thereto) executed by any Credit Party in favor of the Agent on or after the Effective Date, in connection with any of the foregoing collateral documents, in each case, as such collateral documents may be amended or otherwise modified from time to time.

“Comerica Bank” shall mean Comerica Bank, its successors or assigns.

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“Commitments” shall mean the Revolving Credit Aggregate Commitment.

“Condemnation Proceeds” shall mean the cash proceeds received by any Credit Party in respect of any condemnation proceeding net of reasonable and invoiced fees and out-of-pocket expenses (including without limitation reasonable and invoiced outside attorneys’ fees and expenses) incurred in connection with the collection thereof.

“Consolidated” or “Consolidating” shall, when used with reference to any financial information pertaining to (or when used as a part of any defined term or statement pertaining to the financial condition of) any Person, mean the accounts of Borrower and its Subsidiaries determined on a consolidated or consolidating basis or combined and combining basis, as the case may be, all determined as to principles of consolidation and, except as otherwise specifically required by the definition of such term or by such statements, as to such accounts, in accordance with GAAP. All references to Borrower’s consolidated Subsidiaries for purposes of calculation of any financial covenants shall exclude the Excluded Entities.

“Conforming Changes” ~~[means]~~shall mean, with respect to either the use or administration of ~~[the BSBY Rate]~~ Term SOFR or the use, administration, adoption or implementation of any ~~[Successor Rate]~~Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section ~~[11.2 or Section 11.3]~~11.11 and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” shall mean, for any period, Net Income for such period plus, without duplication and only to the extent reflected as a charge or reduction in the statement of such Net Income for such period, the sum of (a) income tax expense, (b) interest expense, (c) depreciation, depletion and amortization expense, (d) non-cash unrealized derivative expense, (e) any extraordinary, unusual or non-recurring cash expenses and/or losses not exceeding $500,000 in the aggregate to the extent not included in the determination of operating income on the Borrower’s consolidated statements of profits and loss, (f) subject to Agent’s approval, which may be granted or withheld in its reasonable credit judgment, any extraordinary, unusual, or non-recurring cash expenses or losses to the extent not included in the determination of operating income on the Borrower’s consolidated statements of profits and losses exceeding $500,000 in the

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aggregate, (g) any extraordinary, unusual, or non-recurring non-cash expenses and/or losses not included in the determination of operating income on the Borrower’s consolidated statements of profits and loss, and (h) any extraordinary, unusual, or non-recurring non-cash expenses and/or losses included in the determination of operating income on the Borrower’s consolidated statements of profits and loss, plus, to the extent not included in the calculation of Net Income, the amount of dividends and distributions paid by the Excluded Entities to Borrower during such period minus the sum of (j) any non-cash unrealized derivative income during such period, (k) any extraordinary, unusual or non-recurring cash or non-cash income and/or gains not included in the determination of operating income on the Borrower’s consolidated statements of profits and loss, (l) any extraordinary, unusual, or non-recurring non-cash income and/or gains included in the determination of operating income on the Borrower’s consolidated statements of profits and loss, all as determined on a consolidated basis for Borrower and its Subsidiaries (excluding the Excluded Entities except where an Excluded Entity is specifically included in the calculation) in accordance with GAAP.

For items included in (h) & (l) above, for the avoidance of doubt, to the extent that any such non-cash expenses and/or losses require cash payments in subsequent periods, or if such non-cash income and/or gains results in the receipt of cash in subsequent periods, such cash amounts shall be included in the calculation of Consolidated EBITDA in the periods in which such cash payments occur.

“Consolidated Funded Debt” shall mean at any date the aggregate amount of all Funded Debt of the Credit Parties at such date, determined on a Consolidated basis.

“Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such Person or of any material agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Covenant Compliance Report” shall mean the report to be furnished by the Borrower to the Agent pursuant to Section 7.2(a) hereof, substantially in the form attached hereto as Exhibit J and certified by a Responsible Officer of the Borrower, in which report the Borrower shall set forth the information specified therein and which shall include a statement of then applicable level for the Applicable Margin and Applicable Fee Percentages as specified in Annex I attached to this Agreement.

“Covered Entity” shall mean (a) each Credit Party, any other Persons that guaranty the Indebtedness and/or pledge collateral to secure the Indebtedness, (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above, and (c) all brokers or other agents of any Credit Party acting in any capacity in connection with this Agreement. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

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“Credit Parties” shall mean the Borrower and its Subsidiaries, and “Credit Party” shall mean any one of them, as the context indicates or otherwise requires. In addition, for purpose of Section 9, Credit Party shall be deemed to include Parent.

“Daily Simple SOFR” ~~[means]~~shall mean, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that if the Agent decides that any such convention is not administratively feasible for the Agent, then the Agent may establish another convention in its reasonable discretion.

“Debt” shall mean as to any Person, without duplication (a) all Funded Debt of a Person, (b) all Guarantee Obligations of such Person, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (d) all indebtedness of such Person arising in connection with any Hedging Transaction entered into by such Person, (e) all recourse Debt of any partnership of which such Person is the general partner, and (f) any Off Balance Sheet Liabilities.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” shall mean any event that with the giving of notice or the passage of time, or both, would constitute an Event of Default under this Agreement.

“Defaulting Lender” shall mean any Lender that (a) has failed to (i) fund all or any portion of its Advances within two (2) Business Days of the date such Advances were required to be funded hereunder unless such Lender notifies the Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Agent, any Issuing Lender, any Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Advances) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Agent or any Issuing Lender or Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) has not been satisfied), (c) has failed, within three Business Days after written request by the Agent or the Borrower, to confirm in writing to the Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its

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business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority, so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Borrower, each Issuing Lender, each Swing Line Lender and each Lender.

“Default Rate” shall mean (before as well as after judgment) (a) when used with respect to any Indebtedness other than Letter of Credit Fees, an interest rate per annum equal to the sum of (i) the Base Rate plus (ii) the Applicable Margin, if any, applicable to Base Rate Advances plus (iii) 3% per annum; provided, however, that with respect to any ~~[BSBY Rate]~~Term SOFR Advance (and subject to Sections 2.8 and 4.5), the Default Rate shall be an interest rate per annum equal to the interest rate (including any Applicable Margin) otherwise applicable to such Advance plus 3% per annum, and (b) when used with respect to Letter of Credit Fees, a rate per annum equal to the Applicable Fee Percentage plus 3% per annum; in each case, to the fullest extent permitted by applicable law.

“Distribution” is defined in Section 8.5 hereof.

“Distribution Conditions” shall mean (i) no Default or Event of Default shall have occurred and be continuing, (ii) after giving effect to the Distribution, (A) the Total Leverage Ratio shall have a 0.5x cushion from the then applicable ratio under Section 7.9(b), (B) no Default or Event of Default shall have occurred and be continuing, and (C) the Fixed Charge Coverage Ratio shall have a 0.3x cushion from the then applicable ratio under Section 7.9(a), (iii) Agent shall have received a certification from Borrower in form and detail reasonably acceptable to Agent certifying that Borrower expects to comply with the provisions of Section 7.9 hereof for the period equal to the next succeeding twelve months (after giving effect to the Distribution), and (iv) Agent shall have received evidence reasonably satisfactory to Agent that both before such Distribution and after giving effect thereto, Liquidity is at least $5,000,000.

“Dividing Person” is defined in the definition of “Division”.

“Division” shall mean the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Division Successor” shall mean any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing

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Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“Dollars” and the sign “$” shall mean lawful money of the United States of America.

“Domestic Subsidiary” shall mean any Subsidiary of the Borrower (other than a FSHCO) incorporated or organized under the laws of the United States of America, or any state or other political subdivision thereof, provided such Subsidiary is owned by the Borrower or a Domestic Subsidiary of the Borrower, and “Domestic Subsidiaries” shall mean any or all of them.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” shall mean the date on which all the conditions precedent set forth in Sections 5.1 and 5.2 have been satisfied.

“Electronic Transmission” shall mean each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail or E-Fax, or otherwise to or from an E-System or other equivalent service.

“Eligible Assignee” shall mean (a) a Lender; (b) an Affiliate of a Lender; (c) any Person (other than a natural person) that is or will be engaged in the business of making, purchasing, holding or otherwise investing in commercial loans or similar extensions of credit in the ordinary course of its business, provided that such Person is administered or managed by a Lender, an Affiliate of a Lender or an entity or Affiliate of an entity that administers or manages a Lender; or (d) any other Person (other than a natural person) approved by the (i) the Agent (and in the case of an assignment of a commitment under the Revolving Credit, the Issuing Lender and Swing Line Lender), and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed), provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Agent within five (5) Business Days after having received notice thereof; provided further that (x) notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower, or any of the Borrower’s Affiliates or Subsidiaries; and (y) no assignment shall be made to a Defaulting Lender (or any Person who would be a Defaulting Lender if such Person was a Lender hereunder) without the consent of the Agent, and in the case of an assignment of a commitment under the Revolving Credit, the Issuing Lender and the Swing Line Lender.

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“Employee Benefit Plan” shall mean any employee benefit plan as defined in Section 3(3) of ERISA and any other material employee benefit plan, program or arrangement, in any case, maintained for employees of the Borrower or any Subsidiary, or with respect to which the Borrower or any Subsidiary is required to contribute on behalf of any of its employees or with respect to which the Borrower has any liability.

“Environmental Liability” shall mean any liability or obligation of any Person, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), directly or indirectly, resulting from or based upon (a) violation of any Hazardous Materials Law, (b) the generation, use, handling, transportation, storage, treatment, disposal or permitting or arranging for the disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Employee Pension Benefit Plan” shall have the meaning set forth in Section 3(2) of ERISA.

“Equity Interest” shall mean (i) in the case of any corporation, all capital stock and any securities exchangeable for or convertible into capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents of corporate stock (however designated) in or to such association or entity, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person, and including, in all of the foregoing cases described in clauses (i), (ii), (iii) or (iv), any warrants, rights or other options to purchase or otherwise acquire any of the interests described in any of the foregoing cases.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended or modified, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code or Section 302 of ERISA).

“ERISA Event” shall mean (a) a Reportable Event with respect to a Pension Plan; (b) the failure by the Borrower or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules or the filing of an application for the waiver of the minimum funding standards under the Pension Funding Rules; (c) the incurrence by the Borrower or any ERISA Affiliate of any liability pursuant to Section 4063 or 4064 of ERISA or a cessation of operations with respect to a Pension Plan within the meaning of Section 4062(e) of ERISA; (d) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent (within the meaning of Title IV of ERISA); (e) the filing of a notice of intent to terminate a Pension Plan under, or the treatment of a Pension Plan amendment as a termination under, Section 4041 of ERISA; (f) the institution by the PBGC of proceedings to terminate a Pension Plan; (g) any event or condition that constitutes grounds under

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Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (h) the determination that any Pension Plan is in at-risk status (within the meaning of Section 430 of the Internal Revenue Code or Section 303 of ERISA) or that a Multiemployer Plan is in endangered or critical status (within the meaning of Section 432 of the Internal Revenue Code or Section 305 of ERISA); (i) the imposition or incurrence of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate; (j) the engagement by the Borrower or any ERISA Affiliate in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; (k) the imposition of a lien upon the Borrower pursuant to Section 430(k) of the Internal Revenue Code or Section 303(k) of ERISA; or (l) the making of an amendment to a Pension Plan that could result in the posting of bond or security under Section 436(f)(1) of the Internal Revenue Code.

“Erroneous Payments” is defined in Section 10.5 hereof.

“E-System” shall mean any electronic system and any other Internet or extranet-based site, whether such electronic system is owned, operated, hosted or utilized by the Agent, any of its Affiliates or any other Person, providing for access to data protected by passcodes or other security system.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” shall mean each of the Events of Default specified in Section 9.1 hereof.

“Excess Cash Flow” shall mean for any Fiscal Year of Borrower, an amount equal to Net Income for such Fiscal Year, plus to the extent deducted in determining Net Income, depreciation and amortization expense and other non-cash charges of Borrower and its Subsidiaries (other than the Excluded Entities) for such year, plus or minus, as applicable, the Working Capital Adjustment, minus unfinanced Capital Expenditures (other than unfinanced Capital Expenditures of the Excluded Entities) during such period, minus scheduled payments and mandatory and optional prepayments of long-term Funded Debt of Borrower and its Subsidiaries (other than the Excluded Entities) paid during such period (excluding all payments on the Revolving Credit during such Fiscal Year, but only to the extent such payments did not permanently reduce the Revolving Credit Aggregate Commitment).

“Excluded Entities” or “Excluded Entity” shall initially mean Red Top and shall include such other Subsidiaries of Borrower as determined to be Excluded Entities by mutual agreement of Borrower and Agent.

“Excluded Swap Obligation” shall mean any obligation of any Credit Party to any Lender with respect to a “swap,” as defined in Section 1a(47) of the Commodity Exchange Act (“CEA”), if and to the extent that such Credit Party’s guaranteeing of, or granting of a security interest or lien to secure, such swap obligation, is or becomes illegal under the CEA, or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof), by virtue of such Credit Party’s failure for any reason to constitute an “eligible contract participant,” as defined in Section 1a(18) of the CEA and the regulations thereunder, at the time such guarantee or such security interest grant becomes effective with

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respect to such swap obligation. If any such swap obligation arises under a master agreement governing more than one swap, the foregoing exclusion shall apply only to those swap obligations that are attributable to swaps in respect of which such Credit Party’s guaranteeing of, or granting of a security interest or lien to secure, such swaps is or becomes illegal.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 13.12) or (ii) such Lender changes its lending office, except in each case to the extent that amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 13.13 and (d) any U.S. federal withholding Taxes imposed under FATCA.

“FATCA” shall mean Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Internal Revenue Code.

“Federal Funds Rate” shall mean, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent, all as conclusively determined by the Agent, such sum to be rounded upward, if necessary, in the discretion of the Agent, to the nearest whole multiple of 1/100th of 1%; provided that if the Federal Funds Rate as so determined would be less than 0%, such rate shall be deemed to be 0% for purposes of this Agreement.

“Fee Letter” shall mean the fee letter dated October 19, 2021 by and between Borrower and Comerica relating to the Indebtedness hereunder, as amended, restated, replaced, supplemented or otherwise modified from time to time.

“Fees” shall mean the Revolving Credit Facility Fee, the Letter of Credit Fees and the other fees and charges (including any agency fees) payable by the Borrower to the Lenders, the Issuing Lender or the Agent hereunder or under the Fee Letter.

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“Final Maturity Date” shall mean the last to occur of (i) the Revolving Credit Maturity Date and (ii) the Term Loan Maturity Date.

“Fiscal Year” shall mean the twelve-month period ending on each March 31, or as may be amended by Borrower upon (a) written notice to and with written approval of Agent (subject to such amendments to this Agreement as may be required by Agent in its sole discretion).

“Fixed Charge Coverage Ratio” shall mean as of any date of determination, a ratio, the numerator of which is Consolidated EBITDA for the Applicable Measuring Period ending on such date of determination, minus taxes paid in cash during such period, minus Tax Distributions made by Borrower and its Subsidiaries (other than the Excluded Entities) during such period, minus Maintenance Capital Expenditures (other than Maintenance Capital Expenditures of the Excluded Entities) during such period, and the denominator of which is Fixed Charges for such period.

“Fixed Charges” shall mean for any period of determination, the sum of scheduled principal payments due and payable with respect to any indebtedness of Borrower and its Subsidiaries (other than the Excluded Entities) (including the principal component of scheduled payments under Capital Leases) during such period, plus cash interest expense of Borrower and its Subsidiaries (other than the Excluded Entities) during such period (including the interest component of scheduled payments under Capital Leases), plus dividends and distributions (other than Tax Distributions) paid by Borrower and its Subsidiaries (other than the Excluded Entities) to their members (excluding distributions by a Subsidiary to another Subsidiary or to Borrower) during such period, plus Purchases made during such period, all as determined on a consolidated basis in accordance with GAAP.

“Flood Hazard Zone” shall mean an area designated by the Federal Emergency Management Agency as having special flood or mudslide hazards.

“Flood Laws” shall mean collectively, (i) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Foreign Lender” shall mean (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Foreign Plan” shall mean any employee pension benefit plan, program, policy, arrangement or agreement maintained or contributed to by any Credit Party with respect to employees employed outside the United States (other than any governmental arrangement).

“Fronting Exposure” shall mean, at any time there is a Defaulting Lender, (a) with respect to the Issuing Lender, such Defaulting Lender’s Percentage of the outstanding Letter of Credit Obligations with respect to Letters of Credit issued by such Issuing Lender, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Percentage of outstanding Swing Line Advances made by the Swing Line Lender.

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“FSHCO” means any direct or indirect Domestic Subsidiary that has no material assets other than equity and/or debt of one or more direct or indirect Foreign Subsidiaries.

“Funded Debt” of any Person shall mean, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services as of such date (other than operating leases and trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices) or which is evidenced by a note, bond, debenture or similar instrument, (b) the principal component of all obligations of such Person under Capitalized Leases, (c) all reimbursement obligations (actual, contingent or otherwise) of such Person in respect of letters of credit, bankers acceptances or similar obligations issued or created for the account of such Person, (d) all liabilities of the type described in (a), (b) and (c) above that are secured by any Liens on any property owned by such Person as of such date even though such Person has not assumed or otherwise become liable for the payment thereof, the amount of which is determined in accordance with GAAP; provided however that so long as such Person is not personally liable for any such liability, the amount of such liability shall be deemed to be the lesser of the fair market value at such date of the property subject to the Lien securing such liability and the amount of the liability secured, and (e) all Guarantee Obligations in respect of any liability which constitutes Funded Debt; provided, however that Funded Debt shall not include any indebtedness under any Hedging Transaction prior to the occurrence of a termination event with respect thereto.

“GAAP” shall mean, subject to Section 13.1(a), as of any applicable date of determination, generally accepted accounting principles in the United States of America, as applicable on such date, consistently applied, as in effect on the Effective Date.

“Governmental Authority” shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including without limitation any supranational bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Governmental Obligations” shall mean noncallable direct general obligations of the United States of America or obligations the payment of principal of and interest on which is unconditionally guaranteed by the United States of America.

“Guarantee Obligation” shall mean as to any Person (the “guaranteeing person”) any obligation of the guaranteeing Person in respect of any obligation of another Person (the “primary obligor”) (including, without limitation, any bank under any letter of credit), the creation of which was induced by a reimbursement agreement, guaranty agreement, keepwell agreement, purchase agreement, counterindemnity or similar obligation issued by the guaranteeing person, in either case guaranteeing or in effect guaranteeing any Debt, leases, dividends or other obligations (the “primary obligations”) of the primary obligor in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent,

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(i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the applicable Person in good faith.

“Guarantor(s)” shall mean Parent and each Subsidiary of the Borrower which has executed and delivered to the Agent a Guaranty (or a joinder to a Guaranty), and a Security Agreement (or a joinder to the Security Agreement).

“Guaranty” shall mean, collectively, the guaranty agreements executed and delivered by the applicable Guarantors on the Effective Date pursuant to Section 5.1 hereof and those guaranty agreements executed and delivered from time to time after the Effective Date (whether by execution of joinder agreements or otherwise) pursuant to Section 7.13 hereof or otherwise, in each case in the form attached hereto as Exhibit I, as amended, restated or otherwise modified from time to time.

“Hazardous Material” shall mean any hazardous or toxic waste, substance or material defined or regulated as such in or for purposes of the Hazardous Material Laws.

“Hazardous Material Law(s)” shall mean all laws, codes, ordinances, rules, regulations and other governmental restrictions and requirements having the force of law issued by any federal, state, local or other governmental authority or body (or any agency, instrumentality or political subdivision thereof) pertaining to any substance or material which is regulated for reasons of health, safety or the environment and which is present or alleged to be present on or about or used in any facilities owned, leased or operated by any Credit Party, or any portion thereof including, without limitation, those relating to soil, surface, subsurface ground water conditions and the condition of the indoor and outdoor ambient air; any so-called “superfund” or “superlien” law; and any other United States federal, state or local statute, law, ordinance, code, rule, regulation, or binding order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any Hazardous Material, as now or at any time during the term of the Agreement in effect.

“Hedging Agreement” shall mean any agreement relating to a Hedging Transaction entered into between the Borrower and any Lender or an Affiliate of a Lender.

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“Hedging Transaction” means each interest rate swap transaction, basis swap transaction, forward rate transaction, equity transaction, equity index transaction, foreign exchange transaction, cap transaction, floor transaction (including any option with respect to any of these transactions and any combination of any of the foregoing).

“Hereof”, “hereto”, “hereunder” and similar terms shall refer to this Agreement and not to any particular paragraph or provision of this Agreement.

“Indebtedness” shall mean all indebtedness and liabilities (including without limitation principal, interest (including without limitation interest accruing at the then applicable rate provided in this Agreement or any other applicable Loan Document after an applicable maturity date and interest accruing at the then applicable rate provided in this Agreement or any other applicable Loan Document after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Credit Parties whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), fees, expenses and other charges) arising under this Agreement or any of the other Loan Documents, whether direct or indirect, absolute or contingent, of any Credit Party to any of the Lenders or Affiliates thereof or to the Agent, in any manner and at any time, whether arising under this Agreement, the Guaranty or any of the other Loan Documents (including without limitation, payment obligations under Hedging Transactions evidenced by Hedging Agreements), due or hereafter to become due, now owing or that may hereafter be incurred by any Credit Party to any of the Lenders or Affiliates thereof or to the Agent, and which shall be deemed to include protective advances made by the Agent with respect to the Collateral under or pursuant to the terms of any Loan Document and any liabilities of any Credit Party to the Agent or any Lender arising in connection with any Lender Products, in each case whether or not reduced to judgment, with interest according to the rates and terms specified, and any and all consolidations, amendments, renewals, replacements, substitutions or extensions of any of the foregoing; provided, however that for purposes of calculating the Indebtedness outstanding under this Agreement or any of the other Loan Documents, the direct and indirect and absolute and contingent obligations of the Credit Parties (whether direct or contingent) shall be determined without duplication. Notwithstanding the foregoing, the term “Indebtedness” shall not be deemed to include any Excluded Swap Obligation.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” is defined in Section 13.5(b) hereof.

“Initial Reinvestment Period” shall mean a 90-day period during which Reinvestment must be commenced under Section 4.8(b) and (d) of this Agreement.

“Insurance Proceeds” shall mean the cash proceeds received by any Credit Party from any insurer in respect of any damage or destruction of any property or asset net of reasonable and invoiced fees and out-of-pocket expenses (including without limitation reasonable and invoiced outside attorneys fees and out-of-pocket expenses) incurred solely in connection with the recovery thereof.

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“Intercompany Note” shall mean any promissory note issued or to be issued by any Credit Party to evidence an intercompany loan in form and substance reasonably satisfactory to the Agent.

“Interest Payment Date” shall mean (a) with respect to any Base Rate Advance, the first day of each calendar quarter and the applicable Maturity Date, (b) with respect to any ~~[BSBY Rate]~~Term SOFR Advance, the last day of each Interest Period therefor and the applicable Maturity Date and, in the case of any Interest Period of more than three months’ duration~~[ (if applicable)]~~, each day prior to the last day of such Interest Period that occurs at three month intervals after the first day of such Interest Period, and the applicable Maturity Date~~[[]~~, ~~[and ]~~(c) with respect to any Quoted Rate Advance, the last day of each Interest Period therefor and the applicable Maturity Date, and, in the case of any Interest Period of more than three months’ duration~~[ (if applicable)]~~, each day prior to the last day of such Interest Period that occurs at three month intervals after the first day of such Interest Period, and the applicable Maturity Date and (d) if the Benchmark Replacement, as determined pursuant to clause (a) of the definition thereof, is Daily Simple SOFR, all interest payments shall be on a monthly basis.

“Interest Period” shall mean (a) with respect to a ~~[BSBY Rate]~~Term SOFR Advance, an interest period of one or three months (or, with the consent of all affected Lenders, any shorter or longer periods (in each case subject to availability thereof)) as selected by the Borrower in any request for, conversion to, or continuation of, such ~~[BSBY Rate]~~Term SOFR Advance, provided, however that the Borrower may only select one month interest periods (unless the Agent otherwise consents) until the Agent has completed a successful syndication of the credit facilities hereunder, as determined in accordance with Fee Letter, and (b) with respect to a Swing Line Advance carried at the Quoted Rate, an interest period of 30 days (or any lesser number of days agreed to in advance by the Borrower, the Agent and the Swing Line Lender); provided, however, in each case, that (i) any Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day, except that as to an Interest Period in respect of a ~~[BSBY Rate]~~Term SOFR Advance, if the next succeeding Business Day falls in another calendar month, such Interest Period shall end on the next preceding Business Day, (ii) when an Interest Period in respect of a ~~[BSBY Rate]~~Term SOFR Advance begins on the last Business Day of a calendar month (or on a day which has no numerically corresponding day in the calendar month during which such Interest Period is to end), it shall end on the last Business Day of the calendar month during which such Interest Period ends, (iii) no Interest Period in respect of any Advance shall extend beyond the Revolving Credit Maturity Date, or the Term Loan Maturity Date, as applicable, and (iv) no tenor that has been removed from this definition pursuant to Section ~~[11.3(c)]~~11.11 shall be available for election in any Request for Advance or Term Loan Rate Request.

“Internal Control Event” shall mean a material weakness in, or fraud that involves management or other employees who have a significant role in, the Parent’s and/or its Subsidiaries’ internal controls over financial reporting, in each case as described in the Securities Laws.

“Internal Revenue Code” shall mean the Internal Revenue Code of 1986 of the United States of America, as amended from time to time, and the regulations promulgated thereunder.

“Inventory” shall mean any inventory as defined under the UCC.

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“Investment” shall mean, when used with respect to any Person, (a) any loan, investment or advance made by such Person to any other Person (including, without limitation, any Guarantee Obligation) in respect of any Equity Interest, Debt, obligation or liability of such other Person and (b) any other investment made by such Person (however acquired) in Equity Interests in any other Person, including, without limitation, any investment made in exchange for the issuance of Equity Interest of such Person and any investment made as a capital contribution to such other Person.

“IPO” shall mean the initial public offering of the common stock of Parent to the public as described in the Registration Statement.

“Issuing Lender” shall mean Comerica Bank in its capacity as issuer of one or more Letters of Credit hereunder, or another Lender designated as its successor designated by the Borrower and the Revolving Credit Lenders.

“Issuing Office” shall mean such office as Issuing Lender shall designate as its Issuing Office.

“Lender Products” shall mean any one or more of the following types of services or facilities extended to the Credit Parties by any Lender: (i) credit cards, (ii) credit card processing services, (iii) debit cards, (iv) purchase cards, (v) Automated Clearing House (ACH) transactions, (vi) cash management, including controlled disbursement services, and (vii) establishing and maintaining deposit accounts.

“Lenders” shall have the meaning set forth in the preamble, and shall include the Revolving Credit Lenders, the Term Loan Lenders, the Swing Line Lender and any assignee which becomes a Lender pursuant to Section 13.8 hereof.

“Letter of Credit Agreement” shall mean, collectively, the letter of credit application and related documentation executed and/or delivered by the Borrower in respect of each Letter of Credit, in each case reasonably satisfactory to the Issuing Lender, as amended, restated or otherwise modified from time to time.

“Letter of Credit Documents” shall have the meaning ascribed to such term in Section 3.7(a) hereof.

“Letter of Credit Fees” shall mean the fees payable in connection with Letters of Credit pursuant to Section 3.4(a) and (b) hereof.

“Letter of Credit Maximum Amount” shall mean Fifteen Million Dollars ($15,000,000).

“Letter of Credit Obligations” shall mean at any date of determination, the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, and (b) the aggregate amount of Reimbursement Obligations which remain unpaid as of such date.

“Letter of Credit Payment” shall mean any amount paid or required to be paid by the Issuing Lender in its capacity hereunder as issuer of a Letter of Credit as a result of a draft or other demand for payment under any Letter of Credit.

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“Letter(s) of Credit” shall mean any standby letters of credit issued by Issuing Lender at the request of or for the account of the Borrower pursuant to Article 3 hereof.

“Lien” shall mean any security interest in or lien on or against any property arising from any pledge, assignment, hypothecation, mortgage, security interest, deposit arrangement, trust receipt, conditional sale or title retaining contract, sale and leaseback transaction, Capitalized Lease, consignment or bailment for security, or any other type of lien, charge, encumbrance, title exception, preferential or priority arrangement affecting property (including with respect to stock, any stockholder agreements, voting rights agreements, buy-back agreements and all similar arrangements), whether based on common law or statute.

“Liquidity” shall mean as of any date of determination thereof an amount equal to unused Revolving Credit Availability as of such date, plus the amount of Borrower’s unrestricted cash as of such date (excluding any cash subject to a Lien other than a Lien in favor of Agent), minus the aggregate amount of Borrower’s and its Subsidiaries’ accounts payable aged over 60 days as of such date.

“Loan Documents” shall mean, collectively, this Agreement, the Notes (if issued), the Letter of Credit Agreements, the Letters of Credit, the Guaranty, the Subordination Agreements, the Collateral Documents, and any other documents, certificates or agreements that are executed and required to be delivered pursuant to any of the foregoing documents, as such documents may be amended, restated or otherwise modified from time to time.

“Maintenance Capital Expenditures” shall mean with respect to any period all Capital Expenditures of Borrower or any of its Subsidiaries during such period made to replace, repair or refurbish existing equipment and facilities of Borrower or any of its Subsidiaries.

“Majority Lenders” shall mean at any time, Lenders holding more than 50.0% of the sum of (i) the Revolving Credit Aggregate Commitment (or, if the Revolving Credit Aggregate Commitment has been terminated (whether by maturity, acceleration or otherwise), the aggregate principal amount outstanding under the Revolving Credit), plus (ii) the aggregate principal amount then outstanding under the Term Loan; provided that, for purposes of determining Majority Lenders hereunder, the Letter of Credit Obligations and principal amount outstanding under the Swing Line shall be allocated among the Revolving Credit Lenders based on their respective Revolving Credit Percentages; provided further that so long as there are fewer than three Lenders, considering any Lender and its Affiliates as a single Lender, “Majority Lenders” shall mean all Lenders. The Commitments of, and portion of the Indebtedness attributable to, any Defaulting Lender shall be excluded for purposes of making a determination of “Majority Lenders”; provided that the amount of any participation in any Swing Line Advance and any Letter of Credit Obligations that a Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or Issuing Lender, as the case may be, in making a determination under this definition.

“Majority Revolving Credit Lenders” shall mean at any time, the Revolving Credit Lenders holding more than 50.0% of the Revolving Credit Aggregate Commitment (or, if the Revolving Credit Aggregate Commitment has been terminated (whether by maturity, acceleration or otherwise), the aggregate principal amount then outstanding under the Revolving Credit); provided

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that, for purposes of determining Majority Revolving Credit Lenders hereunder, the Letter of Credit Obligations and principal amount outstanding under the Swing Line shall be allocated among the Revolving Credit Lenders based on their respective Revolving Credit Percentages; provided further that so long as there are fewer than three Revolving Credit Lenders, considering any Revolving Credit Lender and its Affiliates as a single Revolving Credit Lender, “Majority Revolving Credit Lenders” shall mean all Revolving Credit Lenders. The Commitments of, and portion of the Indebtedness attributable to, any Defaulting Lender shall be excluded for purposes of making a determination of “Majority Revolving Credit Lenders”; provided that the amount of any participation in any Swing Line Advance and any Letter of Credit Obligations that a Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or Issuing Lender, as the case may be, in making a determination under this definition.

“Majority Term Loan Lenders” shall mean at any time with respect to the Term Loan, Term Loan Lenders holding more than 50.0% of the aggregate principal amount then outstanding under the Term Loan; provided however that so long as there are fewer than three Term Loan Lenders, considering any Term Loan Lender and its Affiliates as a single Term Loan Lender, “Majority Term Loan Lenders” shall mean all Term Loan Lenders. The portion of the Indebtedness attributable to, any Defaulting Lender shall be excluded for purposes of making a determination of “Majority Term Loan Lenders”.

“Material Adverse Effect” shall mean a material adverse effect on (a) the condition (financial or otherwise), business, performance, operations, properties or prospects of the Credit Parties taken as a whole, (b) the ability of the Credit Parties (taken as a whole) to perform their obligations under this Agreement, the Notes (if issued) or any other Loan Document to which any of them is a party, or (c) the validity or enforceability of this Agreement, any of the Notes (if issued) or any of the other Loan Documents or the rights or remedies of the Agent or the Lenders hereunder or thereunder.

“Material Contract” shall mean each agreement or contract to which any Credit Party is a party and that has been filed (or listed in a filing) with the Securities and Exchange Commission by Montauk Renewables, Inc. pursuant to Regulation S-K, Item 601(b)(10) in its Annual Report on Form 10-K for the year ended December 31, 2020 or in its Quarterly Reports on Form 10-Q for the periods ended March 31, 2021, June 30, 2021 or September 30, 2021, and any agreement or contract that has been subsequently filed (or listed in a subsequent filing) by Montauk Renewables, Inc. with the Securities and Exchange Commission, including, without limitation, all Material Project Documents.

“Material Projects” shall mean, collectively, any capital project of any Borrower or any of its Subsidiaries the aggregate cost of which (inclusive of capital costs expended prior to the acquisition, construction or expansion thereof) is reasonably expected by the ~~[Borrowers]~~Borrower to exceed, or exceeds, $5,000,000.

“Material Project Documents” shall mean, collectively, all power purchase agreements, interconnection agreements, fuel supply agreements (including gas rights agreements) and site leases, in each case, in connection with any Material Project.

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“Maturity Date” shall mean the Revolving Credit Maturity Date or the Term Loan Maturity Date, as the context may dictate or require.

“Maximum Optional Increase Amount” shall mean Seventy Five Million Dollars ($75,000,000).

“MIRE Event” shall mean, if there are any Mortgaged Properties at such time, any increase, extension or renewal of any of the Commitments or Advances (excluding (i) any continuation or conversion of Advances, (ii) the making of any Advance or (iii) the issuance, renewal or extension of Letters of Credit).

“Mortgages” shall mean the mortgages, deeds of trust and any other similar documents related thereto or required thereby executed and delivered by a Credit Party on the Effective Date pursuant to Section 5.1 hereof, if any, and executed and delivered after the Effective Date by a Credit Party pursuant to Section 7.13 hereof or otherwise, and “Mortgage” shall mean any such document, as such documents may be amended, restated or otherwise modified from time to time.

“Mortgaged Property” shall mean the real properties from time to time subject to a Mortgage.

“Multiemployer Plan” shall mean any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, during the preceding five plan years has made or been obligated to make contributions, or has any liability.

“Multiple Employer Plan” shall mean an Employee Pension Benefit Plan with respect to which the Borrower or any ERISA Affiliate is a contributing sponsor, and that has two or more contributing sponsors at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Cash Proceeds” shall mean the aggregate cash payments received by any Credit Party from any Asset Sale, the issuance of Equity Interests or the issuance of Subordinated Debt, as the case may be, net of the ordinary and customary direct costs incurred in connection with such sale or issuance, as the case may be, such as legal, accounting and investment banking fees, sales commissions, and other third party charges, and net of property taxes, transfer taxes and any other taxes paid or payable by such Credit Party in respect of any sale or issuance.

“Net Income” shall mean for any period of determination the net income (or loss) of Borrower and its Subsidiaries (other than the Excluded Entities) for such period determined on a consolidated basis in accordance with GAAP.

“New Lender Addendum” shall mean an addendum substantially in the form of Exhibit O attached hereto, to be executed and delivered by each Lender becoming a party to this Agreement pursuant to Section 2.13 or 4.10 hereof.

“New Revolving Credit Lenders” shall have the meaning given to such term in Section 2.13.

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“New Term Loan Lenders” shall have the meaning given to such term in Section 4.10.

“Non-Defaulting Lender” shall mean any Lender that is not, as of the date of relevance, a Defaulting Lender

“Non-U.S. Lender” is defined in Section 13.13 hereof.

“Notes” shall mean the Revolving Credit Notes, the Swing Line Note and the Term Loan Notes.

“OFAC” shall mean The Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Off Balance Sheet Liability(ies)” of a Person shall mean (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivables sold by such Person, (ii) any liability under any sale and leaseback transaction which is not a Capitalized Lease, (iii) any liability under any so-called “synthetic lease” transaction entered into by such Person, or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of Debt or any of the liabilities set forth in subsections (i)-(iii) of this definition, but which does not constitute a liability on the balance sheets of such Person.

“Operating Projects” means each of the landfill gas to energy projects operated by Borrower, including the projects listed on attached Schedule 1.3.

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 13.12).

“Paid in Full” or “Payment in Full” shall mean (i) the indefeasible payment in full in cash of all outstanding Advances and Reimbursement Obligations, together with accrued and unpaid interest thereon, (ii) the termination, expiration, or cancellation and return of all outstanding Letters of Credit (or alternatively, with respect to each such Letter of Credit, the furnishing to the Agent of a cash deposit, or at the discretion of the Agent a back up standby letter of credit satisfactory to the Agent and the Issuing Lender, in an amount equal to 105% of the Letter of Credit Obligations as of the date of such payment), (iii) the indefeasible payment in full in cash of the accrued and unpaid fees, (iv) the indefeasible payment in full in cash of all reimbursable expenses and other Indebtedness (other than contingent obligations or expense reimbursement obligations to the extent no claim giving rise thereto has been asserted and other obligations

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expressly stated to survive such payment and termination of this Agreement), together with accrued and unpaid interest thereon, (v) the termination of all Commitments, and (vi) the termination of the Hedging Agreements and Lender Products or entering into other arrangements satisfactory to the Lenders or their affiliates that are counterparties thereto.

“Parent” shall mean Montauk Holdings USA, LLC, a Delaware limited liability company.

“Participant Register” has the meaning specified in Section 13.8(e).

“PBGC” shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

“PCAOB” means the Public Company Accounting Oversight Board.

“Pension Funding Rules” shall mean the rules of the Internal Revenue Code and ERISA regarding minimum funding standards and minimum required contributions (including any installment payment thereof) to Pension Plans and Multiemployer Plans and set forth in Sections 412, 430, 431, 432 and 436 of the Internal Revenue Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” shall mean any Employee Pension Benefit Plan (including a Multiple Employer Plan, but excluding a Multiemployer Plan) that is maintained or is contributed to by the Borrower or any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code.

“Percentage” shall mean, as applicable, the Revolving Credit Percentage, the Term Loan Percentage or the Weighted Percentage.

“Periodic Term SOFR Determination Day” shall have the meaning specified in the definition of “Term SOFR”.

“Permitted Acquisition” shall mean any acquisition by the Borrower or any Guarantor of all or substantially all of the assets of another Person, or of a division or line of business of another Person, or any Equity Interests of another Person which satisfies and/or is conducted in accordance with the following requirements:

(a)
Such acquisition is of a business or Person engaged in a line of business which is compatible with, or complementary to, the business of the Borrower or such Guarantor;
(b)
If such acquisition is structured as an acquisition of the Equity Interests of any Person, then the Person so acquired shall (X) become a wholly-owned direct Domestic Subsidiary of the Borrower or of a Guarantor and the Borrower or the applicable Guarantor shall cause such acquired Person to comply with Section 7.13 hereof or (Y) provided that the Credit Parties continue to comply with Section 7.4(a) hereof, be merged with and into the Borrower or such a Guarantor (and, in the case of the Borrower, with the Borrower being the surviving entity);
(c)
If such acquisition is structured as the acquisition of assets, such assets shall be acquired directly by the Borrower or a Guarantor (subject to compliance with Section 7.4(a) hereof);

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(d)
The Borrower shall have delivered to the Agent not less than ten (10) (or such shorter period of time agreed to by the Agent) nor more than ninety (90) days prior to the date of such acquisition, notice of such acquisition together with Pro Forma Projected Financial Information, copies of all material documents relating to such acquisition (including the acquisition agreement and any related document), and historical financial information (including income statements, balance sheets and cash flows) covering at least three (3) complete Fiscal Years of the acquisition target, if available, prior to the effective date of the acquisition or the entire credit history of the acquisition target, whichever period is shorter, in each case in form and substance reasonably satisfactory to the Agent;
(e)
Both immediately before and after the consummation of such acquisition and after giving effect to the Pro Forma Projected Financial Information, no Default or Event of Default shall have occurred and be continuing;
(f)
The Agent shall have received reasonably satisfactory evidence showing that the business or Person being acquired has positive EBITDA;
(g)
The Agent shall have received reasonably satisfactory evidence showing that on and immediately after the date such acquisition is consummated (and taking into account any Advances or Letters of Credit to be made or issued, as the case may be, in connection with the proposed acquisition), the Unused Revolving Credit Availability shall be at least $5,000,000;
(h)
The board of directors (or other Person(s) exercising similar functions) of the seller of the assets or issuer of the Equity Interests being acquired shall not have disapproved such transaction or recommended that such transaction be disapproved;
(i)
All governmental, quasi-governmental, agency, regulatory or similar licenses, authorizations, exemptions, qualifications, consents and approvals necessary under any laws applicable to the Borrower or Guarantor making the acquisition, or the acquisition target (if applicable) for or in connection with the proposed acquisition and all necessary non-governmental and other third-party approvals which, in each case, are material to such acquisition shall have been obtained, and all necessary or appropriate declarations, registrations or other filings with any court, governmental or regulatory authority, securities exchange or any other Person, which in each case, are material to the consummation of such acquisition or to the acquisition target, if applicable, have been made, and evidence thereof reasonably satisfactory in form and substance to the Agent shall have been delivered, or caused to have been delivered, by the Borrower to the Agent;
(j)
There shall be no actions, suits or proceedings pending or, to the knowledge of any Credit Party threatened against or affecting the acquisition target in any court or before or by any governmental department, agency or instrumentality, which could reasonably be expected to be decided adversely to the acquisition target and which, if decided adversely, could reasonably be expected to have a material adverse effect on the business, operations, properties or financial condition of the acquisition target and its subsidiaries (taken as a whole) or would materially adversely affect the ability of the acquisition target to enter into or perform its obligations in connection with the proposed acquisition, nor shall there be any actions, suits, or proceedings pending, or to the knowledge of any Credit Party threatened against the Credit Party that is making

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the acquisition which would materially adversely affect the ability of such Credit Party to enter into or perform its obligations in connection with the proposed acquisition; and
(k)
The purchase price of such proposed new acquisition, computed on the basis of total acquisition consideration paid or incurred, or required to be paid or incurred, with respect thereto, including the amount of Debt (such Debt being otherwise permitted under this Agreement) assumed or to which such assets, businesses or business or Equity Interests, or any Person so acquired is subject and including any portion of the purchase price allocated to any non-compete agreements, (X) is less Ten Million Dollars ($10,000,000), (Y) when added to the purchase price for each other acquisition consummated hereunder as a Permitted Acquisition during the same Fiscal Year as the applicable acquisition (not including acquisitions specifically consented to which fall outside of the terms of this definition), does not exceed Twenty Million Dollars ($20,000,000) and (Z) when added to the purchase price for each other acquisition consummated hereunder as a Permitted Acquisition during the term of this agreement (not including acquisitions specifically consented to which fall outside the terms of this definition), does not exceed Forty Million Dollars ($40,000,000).

“Permitted Investments” shall mean with respect to any Person:

(l)
Governmental Obligations;
(m)
Obligations of a state or commonwealth of the United States or the obligations of the District of Columbia or any possession of the United States, or any political subdivision of any of the foregoing, which are described in Section 103(a) of the Internal Revenue Code and are graded in any of the highest three (3) major grades as determined by at least one Rating Agency; or secured, as to payments of principal and interest, by a letter of credit provided by a financial institution or insurance provided by a bond insurance company which in each case is itself or its debt is rated in one of the highest three (3) major grades as determined by at least one Rating Agency;
(n)
Banker’s acceptances, commercial accounts, demand deposit accounts, certificates of deposit, other time deposits or depository receipts issued by or maintained with any Lender or any Affiliate thereof, or any bank, trust company, savings and loan association, savings bank or other financial institution whose deposits are insured by the Federal Deposit Insurance Corporation and whose reported capital and surplus equal at least $250,000,000, provided that such minimum capital and surplus requirement shall not apply to demand deposit accounts maintained by any Credit Party in the ordinary course of business;
(o)
Commercial paper rated at the time of purchase within the two highest classifications established by not less than two Rating Agencies, and which matures within 270 days after the date of issue;
(p)
Secured repurchase agreements against obligations itemized in paragraph (a) above, and executed by a bank or trust company or by members of the association of primary dealers or other recognized dealers in United States government securities, the market value of which must be maintained at levels at least equal to the amounts advanced; and

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(q)
Any fund or other pooling arrangement which exclusively purchases and holds the investments itemized in (a) through (e) above.

“Permitted Liens” shall mean with respect to any Person:

(r)
Liens for (i) taxes or governmental assessments or charges or (ii) customs duties in connection with the importation of goods to the extent such Liens attach to the imported goods that are the subject of the duties, in each case (x) to the extent not yet due, (y) as to which the period of grace, if any, related thereto has not expired or (z) which are being contested in good faith by appropriate proceedings, provided that in the case of any such contest, any proceedings for the enforcement of such liens have been suspended and adequate reserves with respect thereto are maintained on the books of such Person in conformity with GAAP;
(s)
carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, processor’s, landlord’s liens or other like liens arising in the ordinary course of business which secure obligations that are not overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings, provided that in the case of any such contest, (x) any proceedings commenced for the enforcement of such Liens have been suspended and (y) appropriate reserves with respect thereto are maintained on the books of such Person in conformity with GAAP;
(t)
(i) Liens incurred in the ordinary course of business to secure the performance of statutory obligations arising in connection with progress payments or advance payments due under contracts with the United States government or any agency thereof entered into in the ordinary course of business and (ii) Liens incurred or deposits made in the ordinary course of business to secure the performance of statutory obligations (not otherwise permitted under subsection (g) of this definition), bids, leases, fee and expense arrangements with trustees and fiscal agents, trade contracts, surety and appeal bonds, performance bonds and other similar obligations (exclusive of obligations incurred in connection with the borrowing of money, any lease-purchase arrangements or the payment of the deferred purchase price of property), provided, that in each case full provision for the payment of all such obligations has been made on the books of such Person as may be required by GAAP;
(u)
any attachment or judgment lien that remains unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period ending on the earlier of (i) thirty (30) consecutive days from the date of its attachment or entry (as applicable) or (ii) the commencement of enforcement steps with respect thereto, other than the filing of notice thereof in the public record;
(v)
minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, or any interest of any lessor or sublessor under any lease permitted hereunder which, in each case, does not materially interfere with the business of such Person;
(w)
Liens arising in connection with worker’s compensation, unemployment insurance, old age pensions and social security benefits and similar statutory obligations (excluding Liens arising under ERISA), provided that no enforcement proceedings in respect of such Liens are

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pending and provisions have been made for the payment of such liens on the books of such Person as may be required by GAAP; and
(x)
continuations of Liens that are permitted under subsections (a)-(f) hereof, provided such continuations do not violate the specific time periods set forth in subsections (b) and (d) and provided further that such Liens do not extend to any additional property or assets of any Credit Party or secure any additional obligations of any Credit Party.

Regardless of the language set forth in this definition, no Lien over the Equity Interests of any Credit Party granted to any Person other than to the Agent for the benefit of the Lenders shall be deemed a “Permitted Lien” under the terms of this Agreement.

“Person” shall mean a natural person, corporation, limited liability company, partnership, limited liability partnership, trust, incorporated or unincorporated organization, joint venture, joint stock company, firm or association or a government or any agency or political subdivision thereof or other entity of any kind.

“Pledge Agreement(s)” shall mean any pledge agreement executed and delivered by a Credit Party on the Effective Date pursuant to Section 5.1 hereof, if any, and executed and delivered from time to time after the Effective Date by any Credit Party pursuant to Section 7.13 hereof or otherwise, and any agreements, instruments or documents related thereto, in each case in form and substance reasonably satisfactory to the Agent, as the same may be amended, restated or otherwise modified from time to time.

“Prime Rate” shall mean the per annum rate of interest announced by the Agent, at its main office from time to time as its “prime rate” (it being acknowledged that such announced rate may not necessarily be the lowest rate charged by the Agent to any of its customers), which Prime Rate shall change simultaneously with any change in such announced rate.

“Pro Forma Balance Sheet” shall mean the pro forma consolidated balance sheet of the Borrower which has been certified by a Responsible Officer of the Borrower that it fairly presents in all material respects the pro forma adjustments reflecting the transactions (including payment of all fees and expenses in connection therewith) contemplated by this Agreement and the other Loan Documents.

“Pro Forma Projected Financial Information” shall mean, as to any proposed acquisition, a statement executed by the Borrower (supported by reasonable detail) setting forth the total consideration to be paid or incurred in connection with the proposed acquisition, and pro forma combined projected financial information for the Credit Parties and the acquisition target (if applicable), consisting of projected balance sheets as of the proposed effective date of the acquisition and as of the end of at least the next succeeding three (3) Fiscal Years following the acquisition and projected statements of income and cash flows for each of those years, including sufficient detail to permit calculation of the ratios described in Section 7.9 hereof, as projected as of the effective date of the acquisition and as of the ends of those Fiscal Years and accompanied by (i) a statement setting forth a calculation of the ratio so described, (ii) a statement in reasonable detail specifying all material assumptions underlying the projections and (iii) such other information as the Agent or the Lenders shall reasonably request.

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“PUHCA” means the Public Utility Holding Company Act of 2005 and FERC’s implementing regulations.

“Purchasing Lender” shall have the meaning set forth in Section 13.12.

“PURPA” means the Public Utility Regulatory Policies Act of 1978 and FERC’s implementing regulations.

“Quoted Rate” shall mean the rate of interest per annum offered by the Swing Line Lender in its sole discretion with respect to a Swing Line Advance and accepted by the Borrower.

“Quoted Rate Advance” means any Swing Line Advance which bears interest at the Quoted Rate.

“Rating Agency” shall mean Moody’s Investor Services, Inc., Standard and Poor’s Ratings Services, their respective successors or any other nationally recognized statistical rating organization which is reasonably acceptable to the Agent.

“Recipient” shall mean (a) the Agent, (b) any Lender, and (c) any Issuing Lender.

“Red Top” shall mean Red Top Renewable AG, LLC, a Delaware limited liability company.

“Register” is defined in Section 13.8(h) hereof.

“Registration Statement” shall mean the Form S-1 Registration Statement to be filed by the Parent with the SEC in connection with the initial registered public offering of the common stock of Parent.

“Reimbursement Obligation(s)” shall mean the aggregate amount of all unreimbursed drawings under all Letters of Credit (excluding for the avoidance of doubt, reimbursement obligations that are deemed satisfied pursuant to a deemed disbursement under Section 3.6(c)).

“Reinvest” or “Reinvestment” shall mean, with respect to any Net Cash Proceeds, Insurance Proceeds or Condemnation Proceeds received by any Person, the application of such monies to (i) repair, improve or replace any tangible personal (excluding Inventory) or real property of the Credit Parties or any intellectual property reasonably necessary in order to use or benefit from any property or (ii) acquire any such property (excluding Inventory) to be used in the business of such Person.

“Reinvestment Certificate” is defined in Section 4.8(b) hereof.

“Reinvestment Period” shall mean a 90-day period during which Reinvestment must be completed under Section 4.8(b) and (d) of this Agreement.

“Related Parties” shall mean, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

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“Relevant Governmental Body” ~~[means]~~shall mean the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

~~[“Replacement Date” is defined in Section 11.3 hereof.]~~

“Reportable Compliance Event” shall mean that any Covered Entity becomes a Sanctioned Person, or is indicted, arraigned, investigated or custodially detained, or receives an inquiry from regulatory or law enforcement officials, in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of or self-discovers facts or circumstances implicating any aspect of its operations with the actual or possible violation of any Anti-Terrorism Law.

“Reportable Event” shall mean any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.

“Request for Advance” shall mean a Request for Revolving Credit Advance or a Request for Swing Line Advance, as the context may indicate or otherwise require.

“Request for Revolving Credit Advance” shall mean a request for a Revolving Credit Advance issued by the Borrower under Section 2.3 of this Agreement in the form attached hereto as Exhibit A.

“Request for Swing Line Advance” shall mean a request for a Swing Line Advance issued by the Borrower under Section 2.5(b) of this Agreement in the form attached hereto as Exhibit D.

“Requirement of Law” shall mean as to any Person, the certificate of incorporation and bylaws, the partnership agreement or other organizational or governing documents of such Person and any law, treaty, rule or regulation or determination of an arbitration or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” shall mean, with respect to any Person, the chief executive officer, chief financial officer, treasurer, president or controller of such Person, or with respect to compliance with financial covenants, the chief financial officer or the treasurer of such Person, or any other officer of such Person having substantially the same authority and responsibility.

“Revolving Credit” shall mean the revolving credit loans to be advanced to the Borrower by the applicable Revolving Credit Lenders pursuant to Article 2 hereof, in an aggregate amount (subject to the terms hereof), not to exceed, at any one time outstanding, the Revolving Credit Aggregate Commitment.

“Revolving Credit Advance” shall mean a borrowing requested by the Borrower and made by the Revolving Credit Lenders under Section 2.1 of this Agreement, including without limitation any readvance, refunding or conversion of such borrowing pursuant to Section 2.3 hereof and any

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deemed disbursement of an Advance in respect of a Letter of Credit under Section 3.6(c) hereof, and may include, subject to the terms hereof, ~~[BSBY Rate]~~Term SOFR Advances and Base Rate Advances.

“Revolving Credit Aggregate Commitment” shall initially mean One Hundred Twenty Million Dollars ($120,000,000), subject to increases pursuant to Section 2.13 and subject to reduction or termination under Section 2.11 or 9.2 hereof.

“Revolving Credit Commitment Amount” shall mean with respect to any Revolving Credit Lender, (i) if the Revolving Credit Aggregate Commitment has not been terminated, the amount specified opposite such Revolving Credit Lender’s name in the column entitled “Revolving Credit Commitment Amount” on Annex II, as adjusted from time to time in accordance with the terms hereof; and (ii) if the Revolving Credit Aggregate Commitment has been terminated (whether by maturity, acceleration or otherwise), the amount equal to its Percentage of the aggregate principal amount outstanding under the Revolving Credit (including the outstanding Letter of Credit Obligations and any outstanding Swing Line Advances).

“Revolving Credit Facility Fee” shall mean the fee payable to the Agent for distribution to the Revolving Credit Lenders in accordance with Section 2.9 hereof.

“Revolving Credit Lenders” shall mean the financial institutions from time to time parties hereto as lenders of the Revolving Credit.

“Revolving Credit Maturity Date” shall mean the earlier to occur of (i) December 21, 2026, and (ii) the date on which the Revolving Credit Aggregate Commitment shall terminate in accordance with the provisions of this Agreement.

“Revolving Credit Notes” shall mean the revolving credit notes described in Section 2.2 hereof, made by the Borrower to each of the Revolving Credit Lenders in the form attached hereto as Exhibit B, as such notes may be amended or supplemented from time to time, and any other notes issued in substitution, replacement or renewal thereof from time to time.

“Revolving Credit Percentage” means, with respect to any Revolving Credit Lender, the percentage specified opposite such Revolving Credit Lender’s name in the column entitled “Revolving Credit Percentage” on Annex II, as adjusted from time to time in accordance with the terms hereof.

“RIN Floor” shall mean $0.50 for the average monthly Argus D3 RIN Price per RIN for any period of determination. On April 1, 2020 and thereafter it shall mean $0.80 for the average monthly Argus D3 RIN Price per RIN for any period of determination.

“Sanctioned Country” shall mean a country subject to a Sanctions program maintained under any Anti-Terrorism Law.

“Sanctioned Person” shall mean any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.

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“Sanction(s)” means any sanction administered or enforced by the United States Government (including, without limitation, OFAC), the United Nations Security Council, the European Union, ~~[Her]~~His Majesty’s Treasury or other relevant sanctions authority.

“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley, and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the PCAOB.

“Security Agreement” shall mean, collectively, the security agreement(s) executed and delivered by the Borrower and the Guarantors on the Effective Date pursuant to Section 5.1 hereof, and any such agreements executed and delivered after the Effective Date (whether by execution of a joinder agreement to any existing security agreement or otherwise) pursuant to Section 7.13 hereof or otherwise, in the form of the Security Agreement attached hereto as Exhibit F, as such documents may be amended, restated or otherwise modified from time to time.

“SOFR” shall mean a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

~~[“SOFR Adjustment” shall mean (a) with respect to Daily Simple SOFR, 0.26161% (26.161 basis points) per annum; and (b) with respect to Term SOFR, 0.11448% (11.448 basis points) per annum for an Interest Period of one-month’s duration, 0.26161% (26.161 basis points) per annum for an Interest Period of three-month’s duration and for any other Interest Period, such other adjustment as established by Agent from time to time in accordance with current market standards.]~~

“Subordinated Debt” shall mean any unsecured Funded Debt of any Credit Party and other obligations under the Subordinated Debt Documents and any other Funded Debt of any Credit Party which has been subordinated in right of payment and priority to the Indebtedness, all on terms and conditions satisfactory to the Agent.

“Subordinated Debt Documents” shall mean and include any documents evidencing any Subordinated Debt, in each case, as the same may be amended, modified, supplemented or otherwise modified from time to time in compliance with the terms of this Agreement.

“Subordination Agreements” shall mean, collectively, any subordination agreements entered into by any Person from time to time in favor of the Agent in connection with any Subordinated Debt, the terms of which are acceptable to the Agent, in each case as the same may be amended, restated or otherwise modified from time to time, and “Subordination Agreement” shall mean any one of them.

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“Subsidiary(ies)” shall mean any other corporation, association, joint stock company, business trust, limited liability company, partnership or any other business entity of which more than fifty percent (50%) of the outstanding voting stock, share capital, membership, partnership or other interests, as the case may be, is owned either directly or indirectly by any Person or one or more of its Subsidiaries, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by any Person and/or its Subsidiaries. Unless otherwise specified to the contrary herein or the context otherwise requires, Subsidiary(ies) shall refer to the Subsidiary(ies) of the Borrower.

~~[“Successor Rate” is defined in Section 11.3 hereof.]~~

“Sweep Agreement” means any agreement relating to the “Sweep to Loan” automated system of the Agent or any other cash management arrangement which the Borrower and the Agent have executed for the purposes of effecting the borrowing and repayment of Swing Line Advances.

“Swing Line” shall mean the revolving credit loans to be advanced to the Borrower by the Swing Line Lender pursuant to Section 2.5 hereof, in an aggregate amount (subject to the terms hereof), not to exceed, at any one time outstanding, the Swing Line Maximum Amount.

“Swing Line Advance” shall mean a borrowing requested by the Borrower and made by Swing Line Lender pursuant to Section 2.5 hereof and may include, subject to the terms hereof, Quoted Rate-Advances and Base Rate Advances.

“Swing Line Lender” shall mean Comerica Bank in its capacity as lender of the Swing Line under Section 2.5 of this Agreement, or its successor as subsequently designated hereunder.

“Swing Line Maximum Amount” shall mean Five Million Dollars ($5,000,000).

“Swing Line Note” shall mean the swing line note which may be issued by the Borrower to Swing Line Lender pursuant to Section 2.5(b)(ii) hereof in the form attached hereto as Exhibit C, as such note may be amended or supplemented from time to time, and any note or notes issued in substitution, replacement or renewal thereof from time to time.

“Swing Line Participation Certificate” shall mean the Swing Line Participation Certificate delivered by the Agent to each Revolving Credit Lender pursuant to Section 2.5(e)(ii) hereof in the form attached hereto as Exhibit M.

“Tangible Net Worth” shall mean, as of any date of determination, the excess of (i) the net book value of the assets of Parent and its Subsidiaries (other than the Excluded Entities) as of such date (excluding all amounts owing to Parent, any of its Subsidiaries and/or any of the Excluded Entities by officers, directors, shareholders and other Affiliates and all patents, patent rights, trademarks, trade names, franchises, copyrights, licenses, goodwill and all other intangible assets of Parent and its Subsidiaries), after all appropriate deductions in accordance with GAAP (including, without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization), over (ii) Total Liabilities of Parent and its Subsidiaries (other than the Excluded Entities) as of such date, all as determined on a consolidated basis in accordance with GAAP.

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“Tax Distributions” shall mean, in respect of any applicable Person, dividend payments and other distributions made by such Person to its respective shareholders, members or other Persons holding Equity Interests therein, as applicable, in an amount not to exceed the income tax liability, if any, of such shareholders, members or other Persons arising or incurred directly as a result of (a) the pass-through of income items to such shareholders, members or other Persons as a result of such Person’s status as a disregarded entity or other pass-through entity, as applicable or (b) such Person being a member of a consolidated, combined or unitary tax group of which a direct or indirect equity holder is the parent.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan” shall mean the term loan to be made to the Borrower by the Term Loan Lenders pursuant to Section 4.1(a) hereof, in the aggregate principal amount of Eighty Million Dollars ($80,000,000).

“Term Loan Advance” shall mean a borrowing requested by the Borrower and made by the Term Loan Lenders pursuant to Section 4.1(a) hereof, including without limitation any refunding or conversion of such borrowing pursuant to Section 4.4 hereof, and may include, subject to the terms hereof, ~~[BSBY Rate]~~Term SOFR Advances and Base Rate Advances.

“Term Loan Amount” shall mean with respect to any Term Loan Lender, the amount equal to its Term Loan Percentage of the aggregate principal amount outstanding under the Term Loan.

“Term Loan Lenders” shall mean the financial institutions from time to time parties hereto as lenders of the Term Loan.

“Term Loan Maturity Date” shall mean December 21, 2026.

“Term Loan Notes” shall mean the term notes described in Section 4.2(e) hereof, made by the Borrower to each of the Term Loan Lenders in the form attached hereto as Exhibit K, as such notes may be amended or supplemented from time to time, and any other notes issued in substitution, replacement or renewal thereof from time to time.

“Term Loan Percentage” shall mean with respect to any Term Loan Lender, the percentage specified opposite such Term Loan Lender’s name in the column entitled “Term Loan Percentage” on Annex II, as adjusted from time to time in accordance with the terms hereof.

“Term Loan Rate Request” shall mean a request for the refunding or conversion of any Advance of the Term Loan submitted by Borrower under Section 4.4 of this Agreement in the form attached hereto as Exhibit L.

“Term SOFR” shall mean~~[,]~~:

(a) for ~~[the applicable interest period]~~any calculation with respect to a Term SOFR Advance, the Term SOFR Reference Rate for ~~[such interest period]~~a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination

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Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such ~~[interest period]~~Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Detroit time) on any Periodic Term SOFR Determination Day~~[, ]~~ the Term SOFR Reference Rate for ~~[such interest period]~~the applicable tenor has not been published by the Term SOFR Administrator~~[, then “]~~ and a Benchmark Replacement Date with respect to the Term SOFR~~[”]~~ Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such ~~[interest period]~~tenor as published by the Term SOFR Administrator on the ~~[immediately]~~first preceding U.S. Government Securities Business Day ~~[on which such rate is published. ]~~for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b) for any calculation with respect to a Base Rate Advance on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Detroit time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day.

“Term SOFR Adjustment” shall mean, with respect to Daily Simple SOFR and Adjusted Term SOFR, 0.10% (10.0 basis points) per annum.

“Term SOFR Advance” shall mean any Advance which bears interest at Adjusted Term SOFR.

“Term SOFR Administrator” shall mean the CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Agent in its reasonable discretion).

“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.

“Total Leverage Ratio” shall mean as of any date of determination, the ratio of (a) Funded Debt of Borrower and its Subsidiaries (other than the Excluded Entities) on such date to (b) Consolidated EBITDA for the four preceding fiscal quarters then ending, all as determined on a consolidated basis in accordance with GAAP.

“Total Liabilities” shall mean, as of any applicable time of determination thereof the total liabilities of a Person at such time, as determined in accordance with GAAP.

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“Total Liabilities to Tangible Net Worth Ratio” shall mean as of any date of determination, the ratio of (i) the Total Liabilities of Parent and its Consolidated Subsidiaries (other than the Excluded Entities) as of such date, to (ii) Tangible Net Worth as of such date.

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as in effect in any applicable state; provided that, unless specified otherwise or the context otherwise requires, such terms shall refer to the Uniform Commercial Code as in effect in the State of Michigan.

“Unused Revolving Credit Availability” shall mean, on any date of determination, the amount equal to the Revolving Credit Aggregate Commitment, minus (x) the aggregate outstanding principal amount of all Advances (including Swing Line Advances) and (y) the Letter of Credit Obligations.

“U.S. Borrower” is any Borrower that is a U.S. Person.

“U.S. Government Securities Business Day” shall mean any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” shall mean any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“U.S. Tax Compliance Certificate” is defined in Section 13.13.

“USA Patriot Act” is defined in Section 6.7.

“Weighted Percentage” shall mean with respect to any Lender, its weighted percentage calculated by dividing (i) the sum of (x) its Revolving Credit Commitment Amount plus (y) its Term Loan Amount, by (ii) the sum of (x) the Revolving Credit Aggregate Commitment (or, if the Revolving Credit Aggregate Commitment has been terminated (whether by maturity, acceleration or otherwise), the aggregate principal amount outstanding under the Revolving Credit, including any outstanding Letter of Credit Obligations and outstanding Swing Line Advances), plus (y) the aggregate principal amount of Indebtedness outstanding under the Term Loan. Annex II reflects

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each Lender’s Weighted Percentage and may be revised by the Agent from time to time to reflect changes in the Weighted Percentages of the Lenders.

“Withholding Agent” shall mean any Credit Party and the Agent.

“Working Capital Adjustment” shall mean, for any Fiscal Year of Borrower, the increase or decrease from the prior Fiscal Year of the remainder of (a) consolidated current assets (excluding cash, cash equivalents and deferred tax assets), without duplication, of Borrower and its Subsidiaries (other than the Excluded Entities) minus (b) consolidated current liabilities (excluding deferred tax liabilities) of Borrower and its Subsidiaries (other than the Excluded Entities), in each case (except with respect to the specific exclusions of the Excluded Entities) determined on a consolidated basis in accordance with GAAP.

“Write-Down and Conversion Powers” shall mean (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

(b)
Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document or unless the context requires otherwise, (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (b) any pronoun shall include the corresponding masculine, feminine and neuter forms, (c) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (d) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (e) any definition of or reference to any agreement, instrument or other document (including Loan Documents) shall be construed as referring to such agreement, instrument or other document as amended, supplemented or otherwise modified from time to time (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (f) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein or in any other Loan Document), (g) the words “herein”, “hereof”, “hereto”, “hereunder” and similar terms shall refer to this Agreement or any other Loan Document and not to any particular section or provision of this Agreement or such other Loan Document, (h) all references to “articles”, “sections,” “clauses,” “exhibits” and “schedules” in this Agreement or any other Loan Document shall be to articles, sections, clauses, exhibits and schedules, respectively, of this Agreement or such other Loan Agreement, (i) any reference to any law or applicable law shall include any Requirement of Law, and

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any reference to any law or regulation shall refer to such law or regulation as amended, modified or supplemented from time to time, (j) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and (k) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including”.
(c)
Rates.

The Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, the ~~[BSBY]~~Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or ~~[any ]~~rates referred to in the definition thereof, or any ~~[Successor Rate]~~alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such ~~[Successor Rate]~~alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, the ~~[BSBY]~~Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other ~~[Successor Rate,]~~Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Agent, the Lenders~~[, ]~~ and their respective affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, the ~~[BSBY Rate, any Successor Rate]~~Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, the ~~[BSBY Rate or any Successor Rate,]~~Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

14.
REVOLVING CREDIT.
(a)
Commitment

. Subject to the terms and conditions of this Agreement (including without limitation Section 2.3 hereof), each Revolving Credit Lender severally and for itself alone agrees to make Advances of the Revolving Credit in Dollars to the Borrower from time to time on any Business Day during the period from the Effective Date hereof until (but excluding) the Revolving Credit Maturity Date in an aggregate amount, not to exceed at any one time outstanding such Lender’s Revolving Credit Percentage of the Revolving Credit Aggregate Commitment. Subject to the terms and conditions set forth herein, advances, repayments and readvances may be made under the Revolving Credit.

(b)
Accrual of Interest and Maturity; Evidence of Indebtedness.
(a)
The Borrower hereby unconditionally promises to pay to the Agent for the account of each Revolving Credit Lender the then unpaid principal amount of each Revolving Credit Advance (plus all accrued and unpaid interest) of such Revolving Credit Lender to the Borrower on the Revolving Credit Maturity Date and on such other dates and in such other amounts as may be required from time to time pursuant to this Agreement. Subject to the terms and conditions hereof, each Revolving Credit Advance shall, from time to time from and after the date of such Advance (until paid), bear interest at its Applicable Interest Rate.

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(b)
Each Revolving Credit Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to the appropriate lending office of such Revolving Credit Lender resulting from each Revolving Credit Advance made by such lending office of such Revolving Credit Lender from time to time, including the amounts of principal and interest payable thereon and paid to such Revolving Credit Lender from time to time under this Agreement.
(c)
The Agent shall maintain the Register pursuant to Section 13.8(g), and a subaccount therein for each Revolving Credit Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Revolving Credit Advance made hereunder, the type thereof and each Interest Period applicable to any ~~[BSBY Rate]~~Term SOFR Advance, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Revolving Credit Lender hereunder in respect of the Revolving Credit Advances and (iii) both the amount of any sum received by the Agent hereunder from the Borrower in respect of the Revolving Credit Advances and each Revolving Credit Lender’s share thereof.
(d)
The entries made in the Register maintained pursuant to paragraph (c) of this Section 2.2 and Section 13.8(h) shall, absent manifest error, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Revolving Credit Lender or the Agent to maintain the Register or any account, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay the Revolving Credit Advances (and all other amounts owing with respect thereto) made to the Borrower by the Revolving Credit Lenders in accordance with the terms of this Agreement.
(e)
The Borrower agrees that, upon written request to the Agent by any Revolving Credit Lender, the Borrower will execute and deliver, to such Revolving Credit Lender, at the Borrower’s own expense, a Revolving Credit Note evidencing the outstanding Revolving Credit Advances owing to such Revolving Credit Lender.
(c)
Requests for and Refundings and Conversions of Advances

. The Borrower may request an Advance of the Revolving Credit, a refund of any Revolving Credit Advance in the same type of Advance or to convert any Revolving Credit Advance to any other type of Revolving Credit Advance only by delivery to the Agent of a Request for Revolving Credit Advance executed by an Authorized Signer for the Borrower, subject to the following:

(a)
each such Request for Revolving Credit Advance shall set forth the information required on the Request for Revolving Credit Advance, including without limitation:
(1)
the proposed date of such Revolving Credit Advance (or the refunding or conversion of an outstanding Revolving Credit Advance), which must be a Business Day;
(2)
whether such Advance is a new Revolving Credit Advance or a refunding or conversion of an outstanding Revolving Credit Advance; and

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(3)
whether such Revolving Credit Advance is to be a Base Rate Advance or a ~~[BSBY Rate]~~Term SOFR Advance, and, with respect to each ~~[BSBY Rate]~~Term SOFR Advance, the first Interest Period applicable thereto, provided, however, that the initial Revolving Credit Advance made under this Agreement shall be a Base Rate Advance, which may then be converted into a ~~[BSBY Rate]~~Term SOFR Advance in compliance with this Agreement.
(b)
each such Request for Revolving Credit Advance shall be delivered to the Agent by 12:00 p.m. (Detroit time) three (3) U.S. Government Securities Business Days prior to the proposed date of the Revolving Credit Advance, except in the case of a Base Rate Advance, for which the Request for Revolving Credit Advance must be delivered by 12:00 p.m. (Detroit time) on the proposed date for such Revolving Credit Advance;
(c)
on the proposed date of such Revolving Credit Advance, the sum of (x) the aggregate principal amount of all Revolving Credit Advances and Swing Line Advances outstanding on such date (including, without duplication, the Advances that are deemed to be disbursed by the Agent under Section 3.6(c) hereof in respect of the Borrower’s Reimbursement Obligations hereunder), plus (y) the Letter of Credit Obligations as of such date, in each case after giving effect to all outstanding requests for Revolving Credit Advances and Swing Line Advances and for the issuance of any Letters of Credit, shall not exceed the Revolving Credit Aggregate Commitment;
(d)
in the case of a Base Rate Advance, the principal amount of the initial funding of such Advance, as opposed to any refunding or conversion thereof, shall be at least $750,000 or the remainder available under the Revolving Credit Aggregate Commitment if less than $750,000;
(e)
in the case of a ~~[BSBY Rate]~~Term SOFR Advance, the principal amount of such Advance, plus the amount of any other outstanding Revolving Credit Advance to be then combined therewith having the same Interest Period, if any, shall be at least $1,000,000 (or a larger integral multiple of $100,000) or the remainder available under the Revolving Credit Aggregate Commitment if less than $1,000,000 and at any one time there shall not be in effect more than five (5) different Interest Periods with respect to the Revolving Credit outstanding at any time;
(f)
a Request for Revolving Credit Advance, once delivered to the Agent, shall not be revocable by the Borrower and shall constitute a certification by the Borrower as of the date thereof that:
(1)
all conditions to the making of Revolving Credit Advances set forth in this Agreement have been satisfied, and shall remain satisfied to the date of such Revolving Credit Advance (both before and immediately after giving effect to such Revolving Credit Advance);
(2)
there is no Default or Event of Default in existence, and none will exist upon the making of such Revolving Credit Advance (both before and immediately after giving effect to such Revolving Credit Advance); and
(3)
the representations and warranties of the Credit Parties contained in this Agreement and the other Loan Documents are true and correct in all material respects and shall be true and correct in all material respects as of the date of the making of such Revolving Credit Advance

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(both before and immediately after giving effect to such Revolving Credit Advance), other than any representation or warranty that expressly speaks only as of a different date;

The Agent, acting on behalf of the Revolving Credit Lenders, may also, at its option, lend under this Section 2.3 upon the telephone or email request of an Authorized Signer of the Borrower to make such requests and, in the event the Agent, acting on behalf of the Revolving Credit Lenders, makes any such Advance upon a telephone or email request, an Authorized Signer shall fax or deliver by electronic file to the Agent, on the same day as such telephone or email request, an executed Request for Revolving Credit Advance. The Borrower hereby authorizes the Agent to disburse Advances under this Section 2.3 pursuant to the telephone or email instructions of any person purporting to be an Authorized Signer. Notwithstanding the foregoing, the Borrower acknowledges that the Borrower shall bear all risk of loss resulting from disbursements made upon any telephone or email request. Each telephone or email request for an Advance from an Authorized Signer for the Borrower shall constitute a certification of the matters set forth in the Request for Revolving Credit Advance form as of the date of such requested Advance.

(d)
Disbursement of Advances.
(A)
Upon receiving any Request for Revolving Credit Advance from Borrower under Section 2.3 hereof, the Agent shall promptly notify each Revolving Credit Lender by wire, telex or telephone (confirmed by wire, telecopy or telex) of the amount of such Advance being requested and the date such Revolving Credit Advance is to be made by each Revolving Credit Lender in an amount equal to its Revolving Credit Percentage of such Advance. Unless such Revolving Credit Lender’s commitment to make Revolving Credit Advances hereunder shall have been suspended or terminated in accordance with this Agreement, each such Revolving Credit Lender shall make available the amount of its Revolving Credit Percentage of each Revolving Credit Advance in immediately available funds to the Agent at the Agent’s Office not later than 1:00 p.m. (Detroit time) on the proposed date of such Advance.
(B)
Subject to submission of an executed Request for Revolving Credit Advance by Borrower without exceptions noted in the compliance certification therein, the Agent shall make available to the Borrower the aggregate of the amounts so received by it from the Revolving Credit Lenders in like funds and currencies by credit to an account of the Borrower maintained with the Agent or, if approved in advance by the Agent in its sole discretion, to such other account or third party as such Borrower may request in writing.
(C)
The Agent shall deliver the documents and papers received by it for the account of each Revolving Credit Lender to such Revolving Credit Lender. Unless the Agent shall have been notified by any Revolving Credit Lender prior to the date of any proposed Revolving Credit Advance that such Revolving Credit Lender does not intend to make available to the Agent such Revolving Credit Lender’s Percentage of such Advance, the Agent may assume that such Revolving Credit Lender has made such amount available to the Agent on such date, as aforesaid. The Agent may, but shall not be

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obligated to, make available to the Borrower the amount of such payment in reliance on such assumption. If such amount is not in fact made available to the Agent by such Revolving Credit Lender, as aforesaid, the Agent shall be entitled to recover such amount on demand from such Revolving Credit Lender. If such Revolving Credit Lender does not pay such amount forthwith upon the Agent’s demand therefor and the Agent has in fact made a corresponding amount available to the Borrower, the Agent shall promptly notify the Borrower and the Borrower shall pay such amount to the Agent, if such notice is delivered to the Borrower prior to 1:00 p.m. (Detroit time) on a Business Day, on the day such notice is received, and otherwise on the next Business Day, and such amount paid by the Borrower shall be applied as a prepayment of the Revolving Credit (without any corresponding reduction in the Revolving Credit Aggregate Commitment), reimbursing the Agent for having funded said amounts on behalf of such Revolving Credit Lender. The Borrower shall retain its claim against such Revolving Credit Lender with respect to the amounts repaid by it to the Agent and, if such Revolving Credit Lender subsequently makes such amounts available to the Agent, the Agent shall promptly make such amounts available to the Borrower as a Revolving Credit Advance. The Agent shall also be entitled to recover from such Revolving Credit Lender or the Borrower, as the case may be, but without duplication, interest on such amount in respect of each day from the date such amount was made available by the Agent to the Borrower, to the date such amount is recovered by the Agent, at a rate per annum equal to:
(2)
in the case of such Revolving Credit Lender, the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation (plus any administrative, processing or similar fees assessed by Agent in connection with the foregoing); and
(3)
in the case of the Borrower, the rate of interest then applicable to such Advance of the Revolving Credit.

Until such Revolving Credit Lender has paid the Agent such amount, such Revolving Credit Lender shall have no interest in or rights with respect to such Advance for any purpose whatsoever. The obligation of any Revolving Credit Lender to make any Revolving Credit Advance hereunder shall not be affected by the failure of any other Revolving Credit Lender to make any Advance hereunder, and no Revolving Credit Lender shall have any liability to the Borrower or any of its Subsidiaries, the Agent, any other Revolving Credit Lender, or any other party for another Revolving Credit Lender’s failure to make any loan or Advance hereunder.

(e)
Swing Line.

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(A)
Swing Line Advances. The Swing Line Lender may, on the terms and subject to the conditions hereinafter set forth (including without limitation Section 2.5(c) hereof), but shall not be required to, make one or more Advances (each such advance being a “Swing Line Advance”) to the Borrower from time to time on any Business Day during the period from the Effective Date hereof until (but excluding) the Revolving Credit Maturity Date in an aggregate amount not to exceed at any one time outstanding the Swing Line Maximum Amount. Subject to the terms set forth herein, advances, repayments and readvances may be made under the Swing Line.
(B)
Accrual of Interest and Maturity; Evidence of Indebtedness.
(2)
Swing Line Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to Swing Line Lender resulting from each Swing Line Advance from time to time, including the amount and date of each Swing Line Advance, its Applicable Interest Rate, its Interest Period, if any, and the amount and date of any repayment made on any Swing Line Advance from time to time. The entries made in such account or accounts of Swing Line Lender shall be prima facie evidence, absent manifest error, of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of Swing Line Lender to maintain such account, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay the Swing Line Advances (and all other amounts owing with respect thereto) in accordance with the terms of this Agreement.
(3)
The Borrower agrees that, upon the written request of Swing Line Lender, the Borrower will execute and deliver to Swing Line Lender a Swing Line Note.
(4)
The Borrower unconditionally promises to pay to the Swing Line Lender the then unpaid principal amount of such Swing Line Advance (plus all accrued and unpaid interest) on the Revolving Credit Maturity Date and on such other dates and in such other amounts as may be required from time to time pursuant to this Agreement. Subject to the terms and conditions hereof, each Swing Line Advance shall, from time to time after the date of such Advance (until paid), bear interest at its Applicable Interest Rate.
(A)
Requests for Swing Line Advances. The Borrower may request a Swing Line Advance by the delivery to Swing Line Lender of a Request for Swing Line Advance executed by an Authorized Signer for the Borrower, subject to the following:
(5)
each such Request for Swing Line Advance shall set forth the information required on the Request for Advance, including without limitation, (A) the proposed date of such Swing Line Advance, which must be a Business Day, (B) whether such Swing Line Advance is to be a Base Rate Advance or a Quoted Rate Advance, and (C) in the case of a Quoted Rate Advance, the duration of the Interest Period applicable thereto;

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(6)
on the proposed date of such Swing Line Advance, after giving effect to all outstanding requests for Swing Line Advances made by the Borrower as of the date of determination, the aggregate principal amount of all Swing Line Advances outstanding on such date shall not exceed the Swing Line Maximum Amount;
(7)
on the proposed date of such Swing Line Advance, after giving effect to all outstanding requests for Revolving Credit Advances and Swing Line Advances and Letters of Credit requested by the Borrower on such date of determination (including, without duplication, Advances that are deemed disbursed pursuant to Section 3.6(c) hereof in respect of the Borrower’s Reimbursement Obligations hereunder), the sum of (x) the aggregate principal amount of all Revolving Credit Advances and the Swing Line Advances outstanding on such date plus (y) the Letter of Credit Obligations on such date shall not exceed the Revolving Credit Aggregate Commitment;
(8)
(A) in the case of a Swing Line Advance that is a Base Rate Advance, the principal amount of the initial funding of such Advance, as opposed to any refunding or conversion thereof, shall be at least Two Hundred Fifty Thousand Dollars ($250,000) or such lesser amount as may be agreed to by the Swing Line Lender, and (B) in the case of a Swing Line Advance that is a Quoted Rate Advance, the principal amount of such Advance, plus any other outstanding Swing Line Advances to be then combined therewith having the same Interest Period, if any, shall be at least Two Hundred Fifty Thousand Dollars ($250,000) or such lesser amount as may be agreed to by the Swing Line Lender, and at any time there shall not be in effect more than three (3) Interest Rates and Interest Periods;
(9)
each such Request for Swing Line Advance shall be delivered to the Swing Line Lender by 3:00 p.m. (Detroit time) on the proposed date of the Swing Line Advance;
(10)
each Request for Swing Line Advance, once delivered to Swing Line Lender, shall not be revocable by the Borrower, and shall constitute and include a certification by the Borrower as of the date thereof that:
1)
all conditions to the making of Swing Line Advances set forth in this Agreement shall have been satisfied and shall remain satisfied to the date of such Swing Line Advance (both before and immediately after giving effect to such Swing Line Advance);
2)
there is no Default or Event of Default in existence, and none will exist upon the making of such Swing Line Advance (both before and immediately after giving effect to such Swing Line Advance); and
3)
the representations and warranties of the Credit Parties contained in this Agreement and the other Loan Documents are true and correct in all material respects and shall be true and correct in all material respect as of the date of the making of such Swing

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Line Advance (both before and immediately after giving effect to such Swing Line Advance), other than any representation or warranty that expressly speaks only as of a different date;
(11)
At the option of the Agent, subject to revocation by the Agent at any time and from time to time and so long as the Agent is the Swing Line Lender, the Borrower may utilize the Agent’s “Sweep to Loan” automated system for obtaining Swing Line Advances and making periodic repayments. At any time during which the “Sweep to Loan” system is in effect, Swing Line Advances shall be advanced to fund borrowing needs pursuant to the terms of the Sweep Agreement. Each time a Swing Line Advance is made using the “Sweep to Loan” system, the Borrower shall be deemed to have certified to the Agent and the Lenders each of the matters set forth in clause (vi) of this Section 2.5(c). Principal and interest on Swing Line Advances requested, or deemed requested, pursuant to this Section shall be paid pursuant to the terms and conditions of the Sweep Agreement without any deduction, setoff or counterclaim whatsoever. Unless sooner paid pursuant to the provisions hereof or the provisions of the Sweep Agreement, the principal amount of the Swing Line Advances shall be paid in full, together with accrued interest thereon, on the Revolving Credit Maturity Date. The Agent may suspend or revoke the Borrower’s privilege to use the “Sweep to Loan” system at any time and from time to time for any reason and, immediately upon any such revocation, the “Sweep to Loan” system shall no longer be available to the Borrower for the funding of Swing Line Advances hereunder (or otherwise), and the regular procedures set forth in this Section 2.5 for the making of Swing Line Advances shall be deemed immediately to apply. The Agent may, at its option, also elect to make Swing Line Advances upon the Borrower’s telephone requests on the basis set forth in the last paragraph of Section 2.3, provided that the Borrower complies with the provisions set forth in this Section 2.5.
(A)
Disbursement of Swing Line Advances. Upon receiving any executed Request for Swing Line Advance from the Borrower and the satisfaction of the conditions set forth in Section 2.5(c) hereof, Swing Line Lender shall, at its option, make available to the Borrower the amount so requested in Dollars not later than 4:00 p.m. (Detroit time) on the date of such Advance, by credit to an account of the Borrower maintained with the Agent or, if approved in advance by the Agent in its sole discretion, to such other account or third party as the Borrower may request in writing. Swing Line Lender shall promptly notify the Agent of any Swing Line Advance by telephone, telex or telecopier.
(B)
Refunding of or Participation Interest in Swing Line Advances.
(12)
The Agent, at any time in its sole and absolute discretion, may, in each case on behalf of the Borrower (which hereby irrevocably directs the Agent to act on their behalf) request each of the Revolving Credit Lenders (including the Swing Line Lender in its capacity as a Revolving Credit Lender) to make an Advance of the Revolving Credit to the Borrower, in an amount equal to such Revolving Credit Lender’s Revolving Credit Percentage of the aggregate

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principal amount of the Swing Line Advances outstanding on the date such notice is given (the “Refunded Swing Line Advances”); provided however that the Swing Line Advances carried at the Quoted Rate which are refunded with Revolving Credit Advances at the request of the Swing Line Lender at a time when no Default or Event of Default has occurred and is continuing shall not be subject to Section 11.1 and no losses, costs or expenses may be assessed by the Swing Line Lender against the Borrower or the Revolving Credit Lenders as a consequence of such refunding. The applicable Revolving Credit Advances used to refund any Swing Line Advances shall be Base Rate Advances. In connection with the making of any such Refunded Swing Line Advances or the purchase of a participation interest in Swing Line Advances under Section 2.5(e)(ii) hereof, the Swing Line Lender shall retain its claim against the Borrower for any unpaid interest or fees in respect thereof accrued to the date of such refunding. Unless any of the events described in Section 9.1(i) hereof shall have occurred (in which event the procedures of Section 2.5(e)(ii) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Credit Advance are then satisfied (but subject to Section 2.5(e)(iii)), each Revolving Credit Lender shall make the proceeds of its Revolving Credit Advance available to the Agent for the benefit of the Swing Line Lender at the office of the Agent specified in Section 2.4(a) hereof prior to 11:00 a.m. Detroit time on the Business Day next succeeding the date such notice is given, in immediately available funds. The proceeds of such Revolving Credit Advances shall be immediately applied to repay the Refunded Swing Line Advances, subject to Section 11.1 hereof.
(13)
If, prior to the making of an Advance of the Revolving Credit pursuant to Section 2.5(e)(i) hereof, one of the events described in Section 9.1(i) hereof shall have occurred, each Revolving Credit Lender will, on the date such Advance of the Revolving Credit was to have been made, purchase from the Swing Line Lender an undivided participating interest in each Swing Line Advance that was to have been refunded in an amount equal to its Revolving Credit Percentage of such Swing Line Advance. Each Revolving Credit Lender within the time periods specified in Section 2.5(e)(i) hereof, as applicable, shall immediately transfer to the Agent, for the benefit of the Swing Line Lender, in immediately available funds, an amount equal to its Revolving Credit Percentage of the aggregate principal amount of all Swing Line Advances outstanding as of such date. Upon receipt thereof, the Agent will deliver to such Revolving Credit Lender a Swing Line Participation Certificate evidencing such participation.
(14)
Each Revolving Credit Lender’s obligation to make Revolving Credit Advances to refund Swing Line Advances, and to purchase participation interests, in accordance with Section 2.5(e)(i) and (ii), respectively, shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against Swing Line Lender, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Default or Event of Default; (C) any adverse change in the condition (financial or otherwise) of the Borrower or any other Person; (D) any breach of this Agreement or any other Loan Document by the Borrower or any other Person; (E) any inability of the Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which such Revolving Credit Advance is to be made or such participating interest is to be purchased; (F) the termination of the Revolving Credit Aggregate Commitment hereunder; or (G) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Revolving Credit Lender does not make available to the Agent the amount required pursuant to Section 2.5(e)(i) or (ii) hereof, as the case may be, the Agent on behalf of the Swing Line Lender, shall be entitled to

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recover such amount on demand from such Revolving Credit Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full (x) for the first two (2) Business Days such amount remains unpaid, at the greater of the Federal Funds Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation and (y) thereafter, at the rate of interest then applicable to such Swing Line Advances. The obligation of any Revolving Credit Lender to make available its pro rata portion of the amounts required pursuant to Section 2.5(e)(i) or (ii) hereof shall not be affected by the failure of any other Revolving Credit Lender to make such amounts available, and no Revolving Credit Lender shall have any liability to any Credit Party, the Agent, the Swing Line Lender, or any other Revolving Credit Lender or any other party for another Revolving Credit Lender’s failure to make available the amounts required under Section 2.5(e)(i) or (ii) hereof.
(15)
Notwithstanding the foregoing, no Revolving Credit Lender shall be required to make any Revolving Credit Advance to refund a Swing Line Advance or to purchase a participation in a Swing Line Advance if at least two (2) Business Days prior to the making of such Swing Line Advance by the Swing Line Lender, the officers of the Swing Line Lender immediately responsible for matters concerning this Agreement shall have received written notice from the Agent or any Lender that Swing Line Advances should be suspended based on the occurrence and continuance of a Default or Event of Default and stating that such notice is a “notice of default”; provided, however that the obligation of the Revolving Credit Lenders to make or refund such Swing Line Advance or purchase a participation in such Swing Line Advance) shall be reinstated upon the date on which such Default or Event of Default has been waived by the requisite Lenders.
(f)
Interest Payments; Default Interest

.

(A)
Subject to clause (d) of this Section 2.6, (i) all Base Rate Advances of the Revolving Credit and Swing Line shall bear interest at a per annum interest rate equal to the Base Rate plus the Applicable Margin, (ii) all ~~[BSBY Rate]~~Term SOFR Advances of the Revolving Credit shall bear interest for each Interest Period at a per annum interest rate equal to ~~[the BSBY Rate]~~Adjusted Term SOFR for such Interest Period plus the Applicable Margin and (iii) all Quoted Rate Advances of the Swing Line shall bear interest at a per annum interest rate equal to the Quoted Rate plus the Applicable Margin, if any.
(B)
Accrued interest on each Revolving Credit Advance and Swing Line Advance shall be payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein; provided that (i) interest accrued pursuant to clause (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Revolving Credit Advance or Swing Line

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Advance (other than a prepayment of a Base Rate Advance prior to the Revolving Credit Maturity Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any ~~[BSBY Rate]~~Term SOFR Advance prior to the end of the Interest Period therefor, accrued interest on such Advance shall be payable on the effective date of such conversion.
(C)
Interest accruing at the Base Rate shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed, and in such computation effect shall be given to any change in the interest rate resulting from a change in the Base Rate on the date of such change in the Base Rate. Interest accruing at ~~[the BSBY Rate]~~Adjusted Term SOFR shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed from the first day of the Interest Period applicable thereto to but not including the last day thereof. Interest accruing at the Quoted Rate shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed from the first day of the Interest Period applicable thereto to but not including the last day thereof.
(D)
In the case of any Event of Default under Section 9.1(i), immediately upon the occurrence and during the continuance thereof, and in the case of any other Event of Default, immediately upon receipt by the Agent of notice from the Majority Revolving Credit Lenders and thereafter during the continuance of such Event of Default, interest shall be payable on demand on all Revolving Credit Advances and Swing Line Advances from time to time outstanding at a per annum rate equal to the applicable Default Rate.
(g)
Optional Prepayments.
(A)
(i) The Borrower may prepay all or part of the outstanding principal of any Base Rate Advance(s) of the Revolving Credit at any time, provided that, unless the “Sweep to Loan” system shall be in effect in respect of the Revolving Credit, after giving effect to any partial prepayment, the aggregate balance of Base Rate Advance(s) of the Revolving Credit remaining outstanding shall be at least Five Million Dollars ($5,000,000), and (ii) the Borrower may prepay all or part of the outstanding principal of any ~~[BSBY Rate]~~Term SOFR Advance of the Revolving Credit at any time (subject to not

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less than five (5) Business Days’ notice to the Agent) provided that, after giving effect to any partial prepayment, the unpaid portion of such Advance which is to be refunded or converted under Section 2.3 hereof shall be at least One Million Dollars ($1,000,000).
(B)
(i) The Borrower may prepay all or part of the outstanding principal of any Swing Line Advance carried at the Base Rate at any time, provided that after giving effect to any partial prepayment, the aggregate balance of such Base Rate Advances remaining outstanding shall be at least Two Hundred Fifty Thousand Dollars ($250,000) and (ii) the Borrower may prepay all or part of the outstanding principal of any Swing Line Advance carried at the Quoted Rate at any time (subject to not less than one (1) day’s notice to the Swing Line Lender) provided that after giving effect to any partial prepayment, the aggregate balance of Swing Line Advances remaining outstanding shall be at least Two Hundred Fifty Thousand Dollars ($250,000).
(C)
Any prepayment of a Base Rate Advance made in accordance with this Section shall be without premium or penalty and any prepayment of any other type of Advance shall be subject to the provisions of Section 11.1 hereof, but otherwise without premium or penalty.
(h)
Base Rate Advance in Absence of Election or Upon Default

. If, (a) as to any outstanding ~~[BSBY Rate]~~Term SOFR Advance of the Revolving Credit or any outstanding Quoted Rate Advance of the Swing Line, the Agent has not received payment of all outstanding principal and accrued interest on the last day of the Interest Period applicable thereto, or does not receive a timely Request for Advance meeting the requirements of Section 2.3 or 2.5 hereof with respect to the refunding or conversion of such Advance, or (b) if on the last day of the applicable Interest Period a Default or an Event of Default shall have occurred and be continuing, then, on the last day of the applicable Interest Period the principal amount of any ~~[BSBY Rate]~~Term SOFR Advance or Quoted Rate Advance, as the case may be, which has not been prepaid shall, absent a contrary election of the Majority Revolving Credit Lenders, be converted automatically to a Base Rate Advance and the Agent shall thereafter promptly notify the Borrower of said action. All accrued and unpaid interest on any Advance converted to a Base Rate Advance under this Section 2.8 shall be due and payable in full on the date such Advance is converted.

(i)
Revolving Credit Facility Fee

. From March 21, 2019 to the Revolving Credit Maturity Date, the Borrower shall pay to the Agent for distribution to the Revolving Credit Lenders pro-rata in accordance with their respective Revolving Credit Percentages, a Revolving Credit Facility Fee quarterly in

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arrears commencing June 1, 2019, and on the first day of each September, December, March and June thereafter (in respect of the prior three months or any portion thereof). The Revolving Credit Facility Fee payable to each Revolving Credit Lender shall be determined by multiplying the Applicable Fee Percentage times the Revolving Credit Aggregate Commitment then in effect (whether used or unused). The Revolving Credit Facility Fee shall be computed on the basis of a year of three hundred sixty (360) days and assessed for the actual number of days elapsed. Whenever any payment of the Revolving Credit Facility Fee shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next Business Day. Upon receipt of such payment, the Agent shall make prompt payment to each Revolving Credit Lender of its share of the Revolving Credit Facility Fee based upon its respective Revolving Credit Percentage. It is expressly understood that the Revolving Credit Facility Fees described in this Section are not refundable.

(j)
Mandatory Repayment of Revolving Credit Advances.
(A)
If at any time and for any reason the aggregate outstanding principal amount of Revolving Credit Advances plus Swing Line Advances, plus the outstanding Letter of Credit Obligations, shall exceed the Revolving Credit Aggregate Commitment, the Borrower shall immediately reduce any pending request for a Revolving Credit Advance on such day by the amount of such excess and, to the extent any excess remains thereafter, repay any Revolving Credit Advances and Swing Line Advances in an amount equal to the lesser of the outstanding amount of such Advances and the amount of such remaining excess, with such amounts to be applied between the Revolving Credit Advances and Swing Line Advances as determined by the Agent and then, to the extent that any excess remains after payment in full of all Revolving Credit Advances and Swing Line Advances, to provide cash collateral in support of any Letter of Credit Obligations in an amount equal to the lesser of (x) 105% of the amount of such Letter of Credit Obligations and (y) the amount of such remaining excess, with such cash collateral to be provided on terms satisfactory to the Agent. The Borrower acknowledges that, in connection with any repayment required hereunder, it shall also be responsible for the reimbursement of any prepayment or other costs required under Section 11.1 hereof. Any payments made pursuant to this Section shall be applied first to outstanding Base Rate Advances under the Revolving Credit, next to Swing Line Advances carried at the Base Rate and then to ~~[BSBY Rate]~~Term SOFR Advances of the Revolving Credit, and then to Swing Line Advances carried at the Quoted Rate.

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(B)
Upon the payment in full of the Term Loan, any prepayments required to be made on the Term Loan pursuant to Sections 4.8(a), (b) and (c) of this Agreement shall instead be applied to prepay any amounts outstanding under the Revolving Credit, without resulting in a permanent reduction in the Revolving Credit Agreement Commitment. Subject to Section 10.2 hereof, any payments made pursuant to this Section shall be applied first to outstanding Base Rate Advances under the Revolving Credit, next to Swing Line Advances carried at the Base Rate, next to ~~[BSBY Rate]~~Term SOFR Advances under the Revolving Credit, and then to Swing Line Advances carried at the Quoted Rate. If any amounts remain thereafter, a portion of such prepayment equivalent to the undrawn amount of any outstanding Letters of Credit shall be held by Lender as cash collateral for the Reimbursement Obligations, with any additional prepayment monies being applied to any Fees, costs or expenses due and outstanding under this Agreement, and with the remainder of such prepayment thereafter being returned to the Borrower.
(C)
To the extent that, on the date any mandatory repayment of the Revolving Credit Advances under this Section 2.10 or payment pursuant to the terms of any of the Loan Documents is due, the Indebtedness under the Revolving Credit or any other Indebtedness to be prepaid is being carried, in whole or in part, at ~~[the BSBY Rate Rate]~~Term SOFR and no Default or Event of Default has occurred and is continuing, the Borrower may deposit the amount of such mandatory prepayment in a cash collateral account to be held by the Agent, for and on behalf of the Revolving Credit Lenders, on such terms and conditions as are reasonably acceptable to the Agent and upon such deposit the obligation of the Borrower to make such mandatory prepayment shall be deemed satisfied. Subject to the terms and conditions of said cash collateral account, sums on deposit in said cash collateral account shall be applied (until exhausted) to reduce the principal balance of the Revolving Credit on the last day of each Interest Period attributable to the ~~[BSBY Rate]~~Term SOFR Advances of such Revolving Credit Advance, thereby avoiding costs and expenses under Section 11.1 hereof; provided, however, that if a Default or Event of Default shall have occurred and be continuing at any time while sums are on deposit in the cash collateral account, the Agent may, in its sole discretion, elect to apply such sums to reduce the principal balance of such ~~[BSBY Rate]~~Term SOFR Advances prior to the last day of the applicable

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Interest Period, and the Borrower will be obligated to pay any resulting costs and expenses under Section 11.1.
(k)
Optional Reduction or Termination of Revolving Credit Aggregate Commitment

. The Borrower may, upon at least five (5) Business Days’ prior written notice to the Agent, permanently reduce the Revolving Credit Aggregate Commitment in whole at any time, or in part from time to time, without premium or penalty, provided that: (i) each partial reduction of the Revolving Credit Aggregate Commitment shall be in an aggregate amount equal to Five Million Dollars ($5,000,000) or a larger integral multiple of One Hundred Thousand Dollars ($100,000); (ii) each reduction shall be accompanied by the payment of the Revolving Credit Facility Fee, if any, accrued and unpaid to the date of such reduction; (iii) the Borrower shall prepay in accordance with the terms hereof the amount, if any, by which the aggregate unpaid principal amount of Revolving Credit Advances and Swing Line Advances (including, without duplication, any deemed Advances made under Section 3.6 hereof) outstanding hereunder, plus the Letter of Credit Obligations, exceeds the amount of the then applicable Revolving Credit Aggregate Commitment as so reduced, together with interest thereon to the date of prepayment; (iv) no reduction shall reduce the Revolving Credit Aggregate Commitment to an amount which is less than the aggregate undrawn amount of any Letters of Credit outstanding at such time; and (v) no such reduction shall reduce the Swing Line Maximum Amount unless the Borrower so elects, provided that the Swing Line Maximum Amount shall at no time be greater than the Revolving Credit Aggregate Commitment; provided, however that if the termination or reduction of the Revolving Credit Aggregate Commitment requires the prepayment of a ~~[BSBY Rate]~~Term SOFR Advance or a Quoted Rate Advance and such termination or reduction is made on a day other than the last Business Day of the then current Interest Period applicable to such ~~[BSBY Rate]~~Term SOFR Advance or such Quoted Rate Advance, then, pursuant to Section 11.1, the Borrower shall compensate the Revolving Credit Lenders and/or the Swing Line Lender for any losses or, so long as no Default or Event of Default has occurred and is continuing, the Borrower may deposit the amount of such prepayment in a collateral account as provided in Section 2.10(c). Reductions of the Revolving Credit Aggregate Commitment and any accompanying prepayments of Advances of the Revolving Credit shall be distributed by the Agent to each Revolving Credit Lender in accordance with such Revolving Credit Lender’s Revolving Credit Percentage thereof, and will not be available for reinstatement by or readvance to the Borrower, and any accompanying prepayments of Advances of the Swing Line shall be distributed by the Agent to the Swing Line Lender and will not be available for reinstatement by or readvance to the Borrower. Any reductions of the Revolving Credit Aggregate Commitment hereunder shall reduce each Revolving Credit Lender’s portion thereof proportionately (based on the applicable Percentages), and shall be permanent and irrevocable. Any payments made pursuant to this Section shall be applied first to outstanding Base Rate Advances under the Revolving Credit, next to Swing Line Advances carried at the Base Rate and then to ~~[BSBY Rate]~~Term SOFR Advances of the Revolving Credit, and then to Swing Line Advances carried at the Quoted Rate.

(l)
Use of Proceeds of Advances. Advances of the Revolving Credit shall be used to finance working capital and other lawful corporate purposes.

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(m)
Optional Increase in Revolving Credit. Borrower may request that the Revolving Credit Aggregate Commitment be increased in an aggregate amount (for all such requests under this Section 2.13) not to exceed, when added to the amount of any Additional Term Loans and Term Loan Increases made in accordance with Section 4.10, the Maximum Optional Increase Amount, subject, in each case, to Section 11.1 hereof and to the satisfaction concurrently with or prior to the date of each such request of the following conditions:
(a)
Borrower shall have delivered to the Agent a written request for such increase, specifying the amount of the requested increase (each such request, a “Request for Revolving Credit Increase”); provided, however, that in the event Borrower previously delivered a Request for Revolving Credit Increase pursuant to this Section 2.13, Borrower may not deliver a subsequent Request for Revolving Credit Increase until all the conditions to effectiveness of such first Request for Revolving Credit Increase have been fully satisfied (or such Request for Revolving Credit Increase has been withdrawn); and provided further that Borrower may make no more than three (3) Requests for Revolving Credit Increase and no Request for Increase may be made on or after the date that is twelve (12) months prior to the Revolving Credit Maturity Date without the consent of the Agent;
(b)
within three (3) Business Days after the Agent’s receipt of the Request for Revolving Credit Increase, the Agent shall inform each Revolving Credit Lender of the requested increase in the Revolving Credit Aggregate Commitment, offer each Revolving Credit Lender the opportunity to increase its Commitment in an amount equal to its applicable Revolving Credit Percentage of the requested increase in the Revolving Credit Aggregate Commitment, and request each such Revolving Credit Lender to notify the Agent in writing whether such Revolving Credit Lender desires to increase its applicable commitment by the requested amount. Each Revolving Credit Lender approving an increase in its applicable commitment by the requested amount shall deliver its written consent thereto no later than ten (10) Business Days of the Agent’s informing such Revolving Credit Lender of the Request for Revolving Credit Increase; if the Agent shall not have received a written consent from a Revolving Credit Lender within such time period, such Revolving Credit Lender shall be deemed to have elected not to increase its applicable Commitment. If any one or more Revolving Credit Lenders shall elect not to increase its commitment, then the Agent may offer the remaining increase amount to each other Revolving Credit Lender hereunder on a non-pro rata basis, or to (A) any other Lender hereunder, or (B) any other Person meeting the requirements of Section 13.8 hereof (including, for the purposes of this Section 2.13, any existing Revolving Credit Lender which agrees to increase its commitment hereunder, the “New Revolving Credit Lender(s)”), to increase their respective applicable commitments (or to provide a commitment);
(c)
the New Revolving Credit Lenders shall have become a party to this Agreement by executing and delivering a New Lender Addendum for a minimum amount for each such New Revolving Credit Lender that was not an existing Revolving Credit Lender of $5,000,000 and an aggregate amount for all such New Revolving Credit Lenders of that portion of the Revolving Credit Optional Increase, taking into account the amount of any prior increase in the Revolving Credit Aggregate Commitment (pursuant to this Section 2.13) covered by the applicable Request; provided, however, that each New Revolving Credit Lender shall remit to the Agent funds in an amount equal to its Percentage (after giving effect to this Section 2.13) of all Advances of the

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Revolving Credit then outstanding, such sums to be reallocated among and paid to the existing Revolving Credit Lenders based upon the new Percentages as determined below;
(d)
no New Revolving Credit Lender shall receive compensation (whether in the form of a fee, original issue discount or interest rate pricing) for its commitment under the Revolving Credit, except as set forth in this Agreement;
(e)
Borrower shall have paid to the Agent for distribution to the existing Revolving Credit Lenders, as applicable, all interest, fees (including the Revolving Credit Facility Fee, which shall not be duplicative) and other amounts, if any, accrued to the effective date of such increase and any breakage fees attributable to the reduction (prior to the last day of the applicable Interest Period) of any outstanding ~~[BSBY Rate]~~Term SOFR Advances, calculated on the basis set forth in Section 11.1 hereof as though Borrower had prepaid such Advances;
(f)
if requested, Borrower shall have executed and delivered to the Agent new Revolving Credit Notes payable to each of the New Revolving Credit Lenders in the face amount of each such New Revolving Credit Lender’s Percentage of the Revolving Credit Aggregate Commitment (after giving effect to this Section 2.13) and, if applicable, renewal and replacement Revolving Credit Notes payable to each of the existing Revolving Credit Lenders in the face amount of each such Revolving Credit Lender’s Revolving Credit Percentage of the Revolving Credit Aggregate Commitment (after giving effect to this Section 2.13), dated as of the effective date of such increase (with appropriate insertions relevant to such Notes and acceptable to the applicable Revolving Credit Lenders, including the New Revolving Credit Lenders);
(g)
prior to the date the increased commitment becomes available, the Borrower shall have delivered to the Agent, in each case dated as of the date of the applicable increase:
(1)
a pro forma Covenant Compliance Report demonstrating that, upon giving effect to the applicable increase, all financial covenants set forth in Section 7.9 would be satisfied on a pro forma basis on such date and for the most recent determination period for which the Borrower has delivered or is required to have delivered financial statements pursuant to Section 7.1(a) or (b);
(2)
a certificate signed by a Responsible Officer of Borrower (A) certifying and attaching the resolutions adopted by Borrower approving or consenting to such increase, and (B) certifying that, before and after giving effect to such increase, (1) the representations and warranties contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date such increase becomes available, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and (2) no Default or Event of Default shall have occurred and be continuing;
(h)
any Revolving Credit Optional Increase made pursuant to this Section 2.13, and any Advances made in respect thereof, shall be subject to the same terms as are applicable to the existing Revolving Credit Aggregate Commitment and any Advances made in respect thereof;

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(i)
such amendments, acknowledgments, consents, documents, instruments, any registrations, if any, shall have been executed and delivered and/or obtained by Borrower as required by the Agent, in its reasonable discretion; and
(j)
prior to the date the increased commitment becomes available, each Lender shall have completed its flood insurance due diligence and flood insurance compliance as required as a result of such increase.
15.
LETTERS OF CREDIT.
(a)
Letters of Credit

. Subject to the terms and conditions of this Agreement, Issuing Lender may, but shall not be required to, through the Issuing Office, at any time and from time to time from and after the date hereof until thirty (30) days prior to the Revolving Credit Maturity Date, upon the written request of the Borrower accompanied by a duly executed Letter of Credit Agreement and such other documentation related to the requested Letter of Credit as the Issuing Lender may require, issue Letters of Credit in Dollars for the account of the Borrower, in an aggregate amount for all Letters of Credit issued hereunder at any one time outstanding not to exceed the Letter of Credit Maximum Amount. Each Letter of Credit shall be in a minimum face amount of One Hundred Thousand Dollars ($100,000) (or such lesser amount as may be agreed to by Issuing Lender) and each Letter of Credit (including any renewal thereof) shall expire not later than the first to occur of (i) twelve (12) months after the date of issuance thereof and (ii) ten (10) Business Days prior to the Revolving Credit Maturity Date in effect on the date of issuance thereof. Notwithstanding the foregoing to the contrary, subject to the provisions of this clause 3.1, (a) the expiration date of a Letter of Credit may be up to one (1) year later than the Revolving Credit Maturity Date if the Borrower cash collateralizes each such Letter of Credit having an expiry date later than the Revolving Credit Maturity Date on or before the thirtieth (30th) day prior to the Revolving Credit Maturity Date by depositing in an account with the Agent, in the name of the Borrower, an amount in cash equal to 105% of the face amount of the applicable Letter(s) of Credit as of such date; and (b) any Letter of Credit (other than a Letter of Credit which expires later than the Revolving Credit Maturity Date) may provide for the automatic renewal thereof for an additional one-year period (or, in the case of any renewal or extension thereof, one year after such renewal or extension), subject however to the cash collateral requirement in clause (a) above in the event any such renewal would result in a Letter of Credit which expires later than the Revolving Credit Maturity Date. The Borrower hereby grants to the Bank, a security interest in all cash collateral pledged pursuant to this clause 3.1 or otherwise under this Agreement. The submission of all applications in respect of and the issuance of each Letter of Credit hereunder shall be subject in all respects to such industry rules and governing law as are reasonably acceptable to the Issuing Lender. In the event of any conflict between this Agreement and any Letter of Credit Document other than any Letter of Credit, this Agreement shall control.

(b)
Conditions to Issuance

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. No Letter of Credit shall be issued (including the renewal or extension of any Letter of Credit previously issued) at the request and for the account of the Borrower unless, as of the date of issuance (or renewal or extension) of such Letter of Credit:

(a)
(i) after giving effect to the Letter of Credit requested, the Letter of Credit Obligations do not exceed the Letter of Credit Maximum Amount; and (ii) after giving effect to the Letter of Credit requested, the Letter of Credit Obligations on such date plus the aggregate amount of all Revolving Credit Advances and Swing Line Advances (including all Advances deemed disbursed by the Agent under Section 3.6(c) hereof in respect of the Borrower Reimbursement Obligations) hereunder requested or outstanding on such date do not exceed the Revolving Credit Aggregate Commitment;
(b)
the representations and warranties of the Credit Parties contained in this Agreement and the other Loan Documents are true and correct in all material respects and shall be true and correct in all material respects as of date of the issuance of such Letter of Credit (both before and immediately after the issuance of such Letter of Credit), other than any representation or warranty that expressly speaks only as of a different date;
(c)
there is no Default or Event of Default in existence, and none will exist upon the issuance of such Letter of Credit;
(d)
the Borrower shall have delivered to Issuing Lender at its Issuing Office, not less than three (3) Business Days prior to the requested date for issuance (or such shorter time as the Issuing Lender, in its sole discretion, may permit), the Letter of Credit Agreement related thereto, together with such other documents and materials as may be required pursuant to the terms thereof, and the terms of the proposed Letter of Credit shall be reasonably satisfactory to Issuing Lender;
(e)
no order, judgment or decree of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain Issuing Lender from issuing the Letter of Credit requested, or any Revolving Credit Lender from taking an assignment of its Revolving Credit Percentage thereof pursuant to Section 3.6 hereof, and no law, rule, regulation, request or directive (whether or not having the force of law) shall prohibit the Issuing Lender from issuing, or any Revolving Credit Lender from taking an assignment of its Revolving Credit Percentage of, the Letter of Credit requested or letters of credit generally;
(f)
there shall have been (i) no introduction of or change in the interpretation of any law or regulation, (ii) no declaration of a general banking moratorium by banking authorities in the United States, Michigan or the respective jurisdictions in which the Revolving Credit Lenders, the Borrower and the beneficiary of the requested Letter of Credit are located, and (iii) no establishment of any new restrictions by any central bank or other governmental agency or authority on transactions involving letters of credit or on banks generally that, in any case described in this clause (e), would make it unlawful or unduly burdensome for the Issuing Lender to issue or any Revolving Credit Lender to take an assignment of its Revolving Credit Percentage of the requested Letter of Credit or letters of credit generally;
(g)
if any Revolving Credit Lender is a Defaulting Lender, the Issuing Lender has entered into arrangements satisfactory to it to eliminate the Fronting Exposure with respect to the

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participation in the Letter of Credit Obligations by such Defaulting Lender, including creation of a cash collateral account on terms satisfactory to the Agent or delivery of other security to assure payment of such Defaulting Lender’s Percentage of all outstanding Letter of Credit Obligations; and
(h)
Issuing Lender shall have received the issuance fees required in connection with the issuance of such Letter of Credit pursuant to Section 3.4 hereof.

Each Letter of Credit Agreement submitted to Issuing Lender pursuant hereto shall constitute the certification by the Borrower of the matters set forth in Sections 5.2 hereof. The Agent shall be entitled to rely on such certification without any duty of inquiry.

(c)
Notice

. The Issuing Lender shall deliver to the Agent, concurrently with or promptly following its issuance of any Letter of Credit, a true and complete copy of each Letter of Credit. Promptly upon its receipt thereof, the Agent shall give notice, substantially in the form attached as Exhibit E, to each Revolving Credit Lender of the issuance of each Letter of Credit, specifying the amount thereof and the amount of such Revolving Credit Lender’s Percentage thereof.

(d)
Letter of Credit Fees; Increased Costs

. (a) The Borrower shall pay letter of credit fees as follows:

(1)
A per annum letter of credit fee with respect to the undrawn amount of each Letter of Credit issued pursuant hereto (based on the amount of each Letter of Credit) in the amount of the Applicable Fee Percentage (determined with reference to Annex I to this Agreement) shall be paid to the Agent for distribution to the Revolving Credit Lenders in accordance with their Revolving Credit Percentages.
(2)
A letter of credit facing fee on the face amount of each Letter of Credit shall be paid to the Agent for distribution to the Issuing Lender for its own account, in accordance with the terms of the applicable Fee Letter.
(b)
All payments by the Borrower to the Agent for distribution to the Issuing Lender or the Revolving Credit Lenders under this Section 3.4 shall be made in Dollars in immediately available funds at the Issuing Office or such other office of the Agent as may be designated from time to time by written notice to the Borrower by the Agent. The fees described in clauses (a)(i) and (ii) above (i) shall be nonrefundable under all circumstances, (ii) in the case of fees due under clause (a)(i) above, shall be payable upon the issuance of such Letter of Credit and quarterly in advance on the first day of each calendar quarter thereafter and (iii) in the case of fees due under clause (a)(ii) above, shall be payable upon the issuance of such Letter of Credit and quarterly in advance thereafter. The fees due under clause (a)(i) above shall be determined by multiplying the Applicable Fee Percentage times the undrawn amount of the face amount of each such Letter of Credit on the date of determination, and shall be calculated on the basis of a 360 day year and assessed for the actual number of days from the date of the issuance thereof to the stated expiration thereof. The parties hereto acknowledge that, unless the Issuing Lender otherwise agrees, any material amendment and any extension to a Letter of Credit issued hereunder shall be treated as a new Letter of Credit for the purposes of the letter of credit facing fee.

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(c)
If any Change in Law shall either (i) impose, modify or cause to be deemed applicable any reserve, special deposit, limitation or similar requirement against letters of credit issued or participated in by, or assets held by, or deposits in or for the account of, Issuing Lender or any Revolving Credit Lender or (ii) impose on Issuing Lender or any Revolving Credit Lender any other condition regarding this Agreement, the Letters of Credit or any participations in such Letters of Credit, and the result of any event referred to in clause (i) or (ii) above shall be to increase the cost or expense to Issuing Lender or such Revolving Credit Lender of issuing or maintaining or participating in any of the Letters of Credit (which increase in cost or expense shall be determined by the Issuing Lender’s or such Revolving Credit Lender’s reasonable allocation of the aggregate of such cost increases and expenses resulting from such events), then, upon demand by the Issuing Lender or such Revolving Credit Lender, as the case may be, the Borrower shall, within thirty (30) days following demand for payment, pay to Issuing Lender or such Revolving Credit Lender, as the case may be, from time to time as specified by the Issuing Lender or such Revolving Credit Lender, additional amounts which shall be sufficient to compensate the Issuing Lender or such Revolving Credit Lender for such increased cost and expense (together with interest on each such amount from ten days after the date such payment is due until payment in full thereof at the Base Rate), provided that if the Issuing Lender or such Revolving Credit Lender could take any reasonable action, without cost or administrative or other burden or restriction to such Lender, to mitigate or eliminate such cost or expense, it agrees to do so within a reasonable time after becoming aware of the foregoing matters. Each demand for payment under this Section 3.4(c) shall be accompanied by a certificate of Issuing Lender or the applicable Revolving Credit Lender setting forth the amount of such increased cost or expense incurred by the Issuing Lender or such Revolving Credit Lender, as the case may be, as a result of any event mentioned in clause (i) or (ii) above, and in reasonable detail, the methodology for calculating and the calculation of such amount, which certificate shall be prepared in good faith and shall be conclusive evidence, absent manifest error, as to the amount thereof.
(e)
Other Fees

. In connection with the Letters of Credit, and in addition to the Letter of Credit Fees, the Borrower shall pay, for the sole account of the Issuing Lender, standard documentation, administration, payment and cancellation charges assessed by Issuing Lender or the Issuing Office, at the times, in the amounts and on the terms set forth or to be set forth from time to time in the standard fee schedule of the Issuing Office in effect from time to time.

(f)
Participation Interests in and Drawings and Demands for Payment Under Letters of Credit.
(A)
Upon issuance by the Issuing Lender of each Letter of Credit hereunder (and on the Effective Date with respect to each existing Letter of Credit), each Revolving Credit Lender shall automatically acquire a pro rata participation interest in such Letter of Credit and each related Letter of Credit Payment based on its respective Revolving Credit Percentage.

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(B)
If the Issuing Lender shall honor a draft or other demand for payment presented or made under any Letter of Credit, the Borrower agrees to pay to the Issuing Lender an amount equal to the amount paid by the Issuing Lender in respect of such draft or other demand under such Letter of Credit and all reasonable and invoiced out-of-pocket expenses paid or incurred by the Agent relative thereto not later than 1:00 p.m. (Detroit time), in Dollars, on (i) the Business Day that the Borrower received notice of such presentment and honor, if such notice is received prior to 11:00 a.m. (Detroit time) or (ii) the Business Day immediately following the day that the Borrower received such notice, if such notice is received after 11:00 a.m. (Detroit time).
(C)
If the Issuing Lender shall honor a draft or other demand for payment presented or made under any Letter of Credit, but the Borrower does not reimburse the Issuing Lender as required under clause (b) above and the Revolving Credit Aggregate Commitment has not been terminated (whether by maturity, acceleration or otherwise), the Borrower shall be deemed to have immediately requested that the Revolving Credit Lenders make a Base Rate Advance of the Revolving Credit (which Advance may be subsequently converted at any time into a ~~[BSBY Rate]~~Term SOFR Advance pursuant to Section 2.3 hereof) in the principal amount equal to the amount paid by the Issuing Lender in respect of such draft or other demand under such Letter of Credit and all reasonable and invoiced out-of-pocket expenses paid or incurred by the Agent relative thereto. The Agent will promptly notify the Revolving Credit Lenders of such deemed request, and each such Lender shall make available to the Agent an amount equal to its pro rata share (based on its Revolving Credit Percentage) of the amount of such Advance.
(D)
If the Issuing Lender shall honor a draft or other demand for payment presented or made under any Letter of Credit, but the Borrower does not reimburse the Issuing Lender as required under clause (b) above, and (i) the Revolving Credit Aggregate Commitment has been terminated (whether by maturity, acceleration or otherwise), or (ii) any reimbursement received by the Issuing Lender from the Borrower is or must be returned or rescinded upon or during any bankruptcy or reorganization of any Credit Party or otherwise, then the Agent shall notify each Revolving Credit Lender, and each Revolving Credit Lender will be obligated to pay the Agent for the account of the Issuing Lender its pro

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rata share (based on its Revolving Credit Percentage) of the amount paid by the Issuing Lender in respect of such draft or other demand under such Letter of Credit and all reasonable and invoiced out-of-pocket expenses paid or incurred by the Agent relative thereto (but no such payment shall diminish the obligations of the Borrower hereunder). Upon receipt thereof, the Agent will deliver to such Revolving Credit Lender a participation certificate evidencing its participation interest in respect of such payment and expenses. To the extent that a Revolving Credit Lender fails to make such amount available to the Agent by 11:00 am Detroit time on the Business Day next succeeding the date such notice is given, such Revolving Credit Lender shall pay interest on such amount in respect of each day from the date such amount was required to be paid, to the date paid to the Agent, at the rate applicable under Section 2.4(c)(i) in respect of Revolving Credit Advances. The failure of any Revolving Credit Lender to make its pro rata portion of any such amount available under to the Agent shall not relieve any other Revolving Credit Lender of its obligation to make available its pro rata portion of such amount, but no Revolving Credit Lender shall be responsible for failure of any other Revolving Credit Lender to make such pro rata portion available to the Agent.
(E)
In the case of any Advance made under this Section 3.6, each such Advance shall be disbursed notwithstanding any failure to satisfy any conditions for disbursement of any Advance set forth in Article 2 hereof or Article 5 hereof, and, to the extent of the Advance so disbursed, the Reimbursement Obligation of the Borrower to the Agent under this Section 3.6 shall be deemed satisfied (unless, in each case, taking into account any such deemed Advances, the aggregate outstanding principal amount of Advances of the Revolving Credit and the Swing Line, plus the Letter of Credit Obligations (other than the Reimbursement Obligations to be reimbursed by this Advance) on such date exceed the then applicable Revolving Credit Aggregate Commitment).
(F)
If the Issuing Lender shall honor a draft or other demand for payment presented or made under any Letter of Credit, the Issuing Lender shall provide notice thereof to the Borrower on the date such draft or demand is honored, and to each Revolving Credit Lender on such date unless the Borrower shall have satisfied its reimbursement obligations by payment to the Agent (for the benefit of the Issuing Lender) as required under this Section 3.6. The Issuing Lender shall

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further use reasonable efforts to provide notice to the Borrower prior to honoring any such draft or other demand for payment, but such notice, or the failure to provide such notice, shall not affect the rights or obligations of the Issuing Lender with respect to any Letter of Credit or the rights and obligations of the parties hereto, including without limitation the obligations of the Borrower under this Section 3.6.
(G)
Notwithstanding the foregoing however no Revolving Credit Lender shall be deemed to have acquired a participation in a Letter of Credit if the officers of the Issuing Lender immediately responsible for matters concerning this Agreement shall have received written notice from the Agent or any Lender at least two (2) Business Days prior to the date of the issuance or extension of such Letter of Credit or, with respect to any Letter of Credit subject to automatic extension, at least five (5) Business Days prior to the date that the beneficiary under such Letter of Credit must be notified that such Letter of Credit will not be renewed, that the issuance or extension of Letters of Credit should be suspended based on the occurrence and continuance of a Default or Event of Default and stating that such notice is a “notice of default”; provided, however that the Revolving Credit Lenders shall be deemed to have acquired such a participation upon the date on which such Default or Event of Default has been waived by the requisite Revolving Credit Lenders, as applicable.
(H)
Nothing in this Agreement shall be construed to require or authorize any Revolving Credit Lender to issue any Letter of Credit, it being recognized that the Issuing Lender shall be the sole issuer of Letters of Credit under this Agreement.
(I)
In the event that any Revolving Credit Lender becomes a Defaulting Lender, the Issuing Lender may, at its option, require that the Borrower enter into arrangements satisfactory to Issuing Lender to eliminate the Fronting Exposure with respect to the participation in the Letter of Credit Obligations by such Defaulting Lender, including creation of a cash collateral account on terms satisfactory to the Agent or delivery of other security to assure payment of such Defaulting Lender’s Percentage of all outstanding Letter of Credit Obligations.
(g)
Obligations Irrevocable

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. The obligations of the Borrower to make payments to the Agent for the account of Issuing Lender or the Revolving Credit Lenders with respect to Letter of Credit Obligations under Section 3.6 hereof, shall be unconditional and irrevocable and not subject to any qualification or exception whatsoever, including, without limitation:

(a)
Any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement, any other documentation relating to any Letter of Credit, this Agreement or any of the other Loan Documents (the “Letter of Credit Documents”);
(b)
Any amendment, modification, waiver, consent, or any substitution, exchange or release of or failure to perfect any interest in collateral or security, with respect to or under any Letter of Credit Document;
(c)
The existence of any claim, setoff, defense or other right which the Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), the Agent, the Issuing Lender or any Revolving Credit Lender or any other Person, whether in connection with this Agreement, any of the Letter of Credit Documents, the transactions contemplated herein or therein or any unrelated transactions;
(d)
Any draft or other statement or document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;
(e)
Payment by the Issuing Lender to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of such Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit;
(f)
Any failure, omission, delay or lack on the part of the Agent, Issuing Lender or any Revolving Credit Lender or any party to any of the Letter of Credit Documents or any other Loan Document to enforce, assert or exercise any right, power or remedy conferred upon the Agent, Issuing Lender, any Revolving Credit Lender or any such party under this Agreement, any of the other Loan Documents or any of the Letter of Credit Documents, or any other acts or omissions on the part of the Agent, Issuing Lender, any Revolving Credit Lender or any such party; or
(g)
Any other event or circumstance that would, in the absence of this Section 3.7, result in the release or discharge by operation of law or otherwise of the Borrower from the performance or observance of any obligation, covenant or agreement contained in Section 3.6 hereof.

No setoff, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature which the Borrower has or may have against the beneficiary of any Letter of Credit shall be available hereunder to the Borrower against the Agent, Issuing Lender or any Revolving Credit Lender. With respect to any Letter of Credit, nothing contained in this Section 3.7 shall be deemed to prevent the Borrower, after satisfaction in full of the absolute and unconditional obligations of the Borrower hereunder with respect to such Letter of Credit, from asserting in a separate action any claim, defense, set off or other right which they (or any of them) may have against the Agent, Issuing Lender or any Revolving Credit Lender in connection with such Letter of Credit.

(h)
Risk Under Letters of Credit.

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(A)
In the administration and handling of Letters of Credit and any security therefor, or any documents or instruments given in connection therewith, Issuing Lender shall have the sole right to take or refrain from taking any and all actions under or upon the Letters of Credit.
(B)
Subject to other terms and conditions of this Agreement, Issuing Lender shall issue the Letters of Credit and shall hold the documents related thereto in its own name and shall make all collections thereunder and otherwise administer the Letters of Credit in accordance with Issuing Lender’s regularly established practices and procedures and will have no further obligation with respect thereto. In the administration of Letters of Credit, Issuing Lender shall not be liable for any action taken or omitted on the advice of counsel, accountants, appraisers or other experts selected by Issuing Lender with due care and Issuing Lender may rely upon any notice, communication, certificate or other statement from the Borrower, beneficiaries of Letters of Credit, or any other Person which Issuing Lender believes to be authentic. Issuing Lender will, upon request, furnish the Revolving Credit Lenders with copies of Letter of Credit Documents related thereto.
(C)
In connection with the issuance and administration of Letters of Credit and the assignments hereunder, Issuing Lender makes no representation and shall have no responsibility with respect to (i) the obligations of the Borrower or the validity, sufficiency or enforceability of any document or instrument given in connection therewith, or the taking of any action with respect to same, (ii) the financial condition of, any representations made by, or any act or omission of the Borrower or any other Person, or (iii) any failure or delay in exercising any rights or powers possessed by Issuing Lender in its capacity as issuer of Letters of Credit in the absence of its gross negligence or willful misconduct. Each of the Revolving Credit Lenders expressly acknowledges that it has made and will continue to make its own evaluations of the Borrower’s creditworthiness without reliance on any representation of Issuing Lender or Issuing Lender’s officers, agents and employees.
(D)
If at any time Issuing Lender shall recover any part of any unreimbursed amount for any draw or other demand for payment under a Letter of Credit, or any interest thereon, the Agent or Issuing Lender, as the case may be, shall receive same for the pro rata benefit of the Revolving Credit Lenders

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in accordance with their respective Percentages and shall promptly deliver to each Revolving Credit Lender its share thereof, less such Revolving Credit Lender’s pro rata share of the out-of-pocket costs of such recovery, including court costs and reasonable and invoiced outside attorney’s fees. If at any time any Revolving Credit Lender shall receive from any source whatsoever any payment on any such unreimbursed amount or interest thereon in excess of such Revolving Credit Lender’s Percentage of such payment, such Revolving Credit Lender will promptly pay over such excess to the Agent, for redistribution in accordance with this Agreement.
(i)
Indemnification

. The Borrower hereby indemnifies and agrees to hold harmless the Revolving Credit Lenders, the Issuing Lender and the Agent and their respective Affiliates, and the respective officers, directors, employees and agents of such Persons (each an “L/C Indemnified Person”), from and against any and all claims, damages, losses, liabilities, reasonable and invoiced out-of-pocket costs or expenses of any kind or nature whatsoever which the Revolving Credit Lenders, the Issuing Lender or the Agent or any such Person may incur or which may be claimed against any of them by reason of or in connection with any Letter of Credit (collectively, the “L/C Indemnified Amounts”), and none of the Issuing Lender, any Revolving Credit Lender or the Agent or any of their respective officers, directors, employees or agents shall be liable or responsible for:

(a)
the use which may be made of any Letter of Credit or for any acts or omissions of any beneficiary in connection therewith;
(b)
the validity, sufficiency or genuineness of documents or of any endorsement thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged;
(c)
payment by the Issuing Lender to the beneficiary under any Letter of Credit against presentation of documents which do not strictly comply with the terms of any Letter of Credit (unless such payment resulted from the gross negligence or willful misconduct of the Issuing Lender), including failure of any documents to bear any reference or adequate reference to such Letter of Credit;
(d)
any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit; or
(e)
any other event or circumstance whatsoever arising in connection with any Letter of Credit.

It is understood that in making any payment under a Letter of Credit the Issuing Lender will rely on documents presented to it under such Letter of Credit as to any and all matters set forth therein without further investigation and regardless of any notice or information to the contrary.

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With respect to subparagraphs (a) through (e) hereof, (i) no Borrower shall be required to indemnify any L/C Indemnified Person for any L/C Indemnified Amounts to the extent such amounts result from the gross negligence or willful misconduct of such L/C Indemnified Person or any officer, director, employee or agent of such L/C Indemnified Person, and (ii) the Agent and the Issuing Lender shall be liable to the Borrower to the extent, but only to the extent, of any direct, as opposed to consequential or incidental, damages suffered by the Borrower which were caused by the gross negligence or willful misconduct of the Issuing Lender or any officer, director, employee or agent of the Issuing Lender or by the Issuing Lender’s wrongful dishonor of any Letter of Credit after the presentation to it by the beneficiary thereunder of a draft or other demand for payment and other documentation strictly complying with the terms and conditions of such Letter of Credit. Notwithstanding anything to the contrary, it is agreed that none of the Credit Parties shall be required to reimburse legal fees or expenses of more than one counsel (and, if relevant, one firm of local counsel in each relevant jurisdiction and other necessary special counsel) or more than one other advisor to all indemnitees described above, taken as a whole (other than such additional counsel as may be appointed in the event of a conflict).

(j)
Right of Reimbursement

. Each Revolving Credit Lender agrees to reimburse the Issuing Lender on demand, pro rata in accordance with its respective Revolving Credit Percentage, for (i) the reasonable out-of-pocket costs and expenses of the Issuing Lender to be reimbursed by the Borrower pursuant to any Letter of Credit Agreement or any Letter of Credit, to the extent not reimbursed by the Borrower or any other Credit Party and (ii) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, fees, reasonable out-of-pocket expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Issuing Lender in any way relating to or arising out of this Agreement (including Section 3.6(c) hereof), any Letter of Credit, any documentation or any transaction relating thereto, or any Letter of Credit Agreement, to the extent not reimbursed by the Borrower, except to the extent that such liabilities, losses, costs or expenses were incurred by Issuing Lender as a result of Issuing Lender’s gross negligence or willful misconduct or by the Issuing Lender’s wrongful dishonor of any Letter of Credit after the presentation to it by the beneficiary thereunder of a draft or other demand for payment and other documentation strictly complying with the terms and conditions of such Letter of Credit.

16.
TERM LOAN.
(a)
Term Loan

. Subject to the terms and conditions hereof, each Term Loan Lender, severally and for itself alone, agrees to lend to the Borrower, in a single disbursement in Dollars on the Effective Date an amount equal to such Lender’s Percentage of the Term Loan.

(b)
Accrual of Interest and Maturity; Evidence of Indebtedness.
(A)
The Borrower hereby unconditionally promises to pay to the Agent for the account of each Term Loan Lender such Lender’s Percentage of the then unpaid aggregate principal amount of Term Loan outstanding on the Term Loan Maturity Date and on such other dates and in such other amounts as may be required from time to time pursuant to this Agreement. Subject to the terms and conditions hereof, the unpaid principal Indebtedness outstanding under the Term Loan shall, from the Effective Date (until paid), bear

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interest at the Applicable Interest Rate. There shall be no readvance or reborrowings of any principal reductions of the Term Loan.
(B)
Each Term Loan Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to the appropriate lending office of such Term Loan Lender resulting from each Advance of the Term Loan made by such lending office of such Lender from time to time, including the amounts of principal and interest payable thereon and paid to such Term Loan Lender from time to time under this Agreement.
(C)
The Agent shall maintain the Register pursuant to Section 13.8(h), and a subaccount therein for each Term Loan Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Advance of the Term Loan made hereunder, the type thereof and each Interest Period applicable to any ~~[BSBY Rate]~~Term SOFR Advance, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Term Loan Lender hereunder in respect of the Advances of the Term Loan and (iii) both the amount of any sum received by the Agent hereunder from the Borrower in respect of the Advances of the Term Loan and each Term Loan Lender’s share thereof.
(D)
The entries made in the Register pursuant to paragraph (c) of this Section 4.2 and Section 13.8(h) shall, absent manifest error, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Term Loan Lender or the Agent to maintain the Register or any such account, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay the Advances of the Term Loan (and all other amounts owing with respect thereto) made to the Borrower by the Term Loan Lenders in accordance with the terms of this Agreement.
(E)
The Borrower agrees that, upon written request to the Agent by any Term Loan Lender, the Borrower will execute and deliver to such Term Loan Lender, at the Borrower’s expense, a Term Loan Note evidencing the outstanding Advances under the Term Loan, owing to such Term Loan Lender.

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(c)
Repayment of Principal

. (a) The Borrower shall repay the Term Loan in quarterly installments in the amounts set forth below, commencing on March 1, 2022 and on the first day of each June, September, December and March thereafter, until the Term Loan Maturity Date, when all remaining outstanding principal plus accrued interest thereon shall be due and payable in full:

Payment Dates	Payment (to be made on each stated date)
March 1, 2022 through December 1, 2024	$2,000,000
March 1, 2025 and thereafter	$3,000,000
Term Loan Maturity Date	Any amounts of principal or interest then outstanding on the Term Loan

(A)
Whenever any payment under this Section 4.3 shall become due on a day that is not a Business Day, the date for payment thereunder shall be extended to the next Business Day.
(d)
Term Loan Rate Requests; Refundings and Conversions of Advances of the Term Loan

. On the Effective Date, the Applicable Interest Rate for all Term Loan Advances shall be the Applicable Interest Rate for Base Rate Advances. Thereafter, the Borrower may refund all or any portion of any Advance of the Term Loan as a Term Loan Advance with a like Interest Period or convert each such Advance of the Term Loan to an Advance with a different Interest Period, but only after delivery to the Agent of a Term Loan Rate Request executed in connection with the Term Loan by an Authorized Signer and subject to the terms hereof and to the following:

(A)
each Term Loan Rate Request shall set forth the information required on the Term Loan Rate Request form with respect to the Term Loan, including without limitation:
(2)
whether the Term Loan Advance is a refunding or conversion of an outstanding Term Loan Advance;
(3)
in the case of a refunding or conversion of an outstanding Term Loan Advance, the proposed date of such refunding or conversion, which must be a Business Day; and
(4)
whether such Term Loan Advance (or any portion thereof) is to be a Base Rate Advance or a ~~[BSBY Rate]~~Term SOFR Advance, and, in the case of a ~~[BSBY Rate]~~Term SOFR Advance, the Interest Period(s) applicable thereto.

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(A)
each such Term Loan Rate Request shall be delivered to the Agent (i) by 1:00 p.m. (Detroit time) three (3) U.S. Government Securities Business Days prior to the proposed date of the refunding or conversion of a ~~[BSBY Rate]~~Term SOFR Advance or (ii) by 1:00 p.m. on the proposed date of the refunding or conversion of a Base Rate Advance;
(B)
the principal amount of such Advance of the Term Loan plus the amount of any other Advance of the Term Loan to be then combined therewith having the same Applicable Interest Rate and Interest Period, if any, shall be (i) in the case of a Base Rate Advance, at least Three Million Dollars ($3,000,000), or the remaining principal balance outstanding under the Term Loan, whichever is less, and (ii) in the case of a ~~[BSBY Rate]~~Term SOFR Advance, at least Five Million Dollars ($5,000,000) or the remaining principal balance outstanding under the Term Loan, whichever is less, or in each case a larger integral multiple of One Hundred Thousand Dollars ($100,000);
(C)
no Term Loan Advance shall have an Interest Period ending after the Term Loan Maturity Date, and, notwithstanding any provision hereof to the contrary, the Borrower shall select Interest Periods (or the Base Rate) for sufficient portions of the Term Loan such that the Borrower may make the required principal payments hereunder on a timely basis and otherwise in accordance with Section 4.5 below;
(D)
at no time shall there be more than three (3) Interest Periods in effect for Advances of the Term Loan; and
(E)
a Term Loan Rate Request, once delivered to the Agent, shall not be revocable by the Borrower.
(e)
Base Rate Advance in Absence of Election or Upon Default.

In the event the Borrower shall fail with respect to any ~~[BSBY Rate]~~Term SOFR Advance of the Term Loan to timely exercise its option to refund or convert such Advance in accordance with Section 4.4 hereof (and such Advance has not been paid in full on the last day of the Interest Period applicable thereto according to the terms hereof), or, if on the last day of the applicable Interest Period, a Default or Event of Default shall exist, then, on the last day of the applicable Interest Period, the principal amount of such Advance which has not been prepaid shall be automatically converted to a Base Rate Advance and the Agent shall thereafter promptly notify the Borrower thereof. All accrued and unpaid interest on any Advance converted to a Base Rate Advance under this Section 4.5 shall be due and payable in full on the date such Advance is converted.

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(f)
Interest Payments; Default Interest

.

(A)
Subject to clause (d) of this Section 4.6, (i) all Base Rate Advances of the Term Loans shall bear interest at a per annum interest rate equal to the Base Rate plus the Applicable Margin and (ii) all ~~[BSBY Rate]~~Term SOFR Advances of the Term Loan shall bear interest for each Interest Period at a per annum interest rate equal to ~~[the BSBY Rate]~~Adjusted Term SOFR for such Interest Period plus the Applicable Margin.
(B)
Accrued interest on each Term Loan Advance shall be payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein; provided that (i) interest accrued pursuant to clause (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Term Loan Advance (other than a prepayment of a Base Rate Advance prior to the Term Loan Maturity Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any ~~[BSBY Rate]~~Term SOFR Advance prior to the end of the Interest Period therefor, accrued interest on such Advance shall be payable on the effective date of such conversion.
(C)
Interest accruing at the Base Rate shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed, and in such computation effect shall be given to any change in the interest rate resulting from a change in the Base Rate on the date of such change in the Base Rate. Interest accruing at ~~[the BSBY Rate]~~Adjusted Term SOFR shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed from the first day of the Interest Period applicable thereto to but not including the last day thereof.
(D)
In the case of any Event of Default under Section 9.1(i), immediately upon the occurrence and during the continuance thereof, and in the case of any other Event of Default, upon notice from the Majority Term Loan Lenders and thereafter during the continuance of such Event of Default, interest shall be payable on demand on the principal amount of all Advances the Term Loan from time to time

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outstanding, as applicable, at a per annum rate equal to the applicable Default Rate.
(g)
Optional Prepayment of Term Loan.
(A)
Subject to clause (b) hereof, the Borrower (at its option), may prepay all or any portion of the outstanding principal of any Term Loan Advance bearing interest at the Base Rate at any time, and may prepay all or any portion of the outstanding principal of the Term Loan bearing interest at ~~[the BSBY Rate]~~Term SOFR upon five (5) Business Day’s notice to the Agent by wire, telecopy or by telephone (confirmed by wire or telecopy), with accrued interest on the principal being prepaid to the date of such prepayment. Any prepayment of a portion of the Term Loan as to which the Applicable Interest Rate is the Base Rate shall be without premium or penalty and any prepayment of a portion of the Term Loan as to which the Applicable Interest Rate is ~~[the BSBY Rate]~~Term SOFR shall be without premium or penalty, except to the extent set forth in Section 11.1.
(B)
Each partial prepayment of the Term Loan shall be applied to all installments of the Term Loan due thereunder in the inverse order of their maturities to all such principal payments as follows: first to that portion of the Term Loan outstanding as a Base Rate Advance, second to that portion of the Term Loan outstanding as ~~[BSBY Rate]~~Term SOFR Advances which have Interest Periods ending on the date of payment, and last to any remaining Advances of the Term Loan being carried at ~~[the BSBY Rate]~~Term SOFR.
(C)
All prepayments of the Term Loan shall be made to the Agent for distribution to the applicable Term Loan Lenders in accordance with their respective Term Loan Percentages.
(h)
Mandatory Prepayment of Term Loan.
(A)
Subject to clauses (e) and (f) hereof, the Term Loan shall be subject to required principal reductions in the amount of the Applicable Excess Cash Flow Percentage of Excess Cash Flow for each Fiscal Year, such prepayments to be payable in respect of each Fiscal Year beginning with the Fiscal Year ending March 31, 2020, and each Fiscal Year thereafter, and to be due on the tenth (10th) Business Day after the required date of delivery of Borrower’s annual financial statements under Section 7.1(a) for the applicable Fiscal Year.

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(B)
Subject to clauses (e) and (f) hereof, promptly (and in any event no later than three (3) Business Days after receipt) upon receipt by any Credit Party of any Net Cash Proceeds from any Asset Sales in excess of $500,000 in any fiscal year of Borrower which are not Reinvested as described in the following sentence, the Borrower shall prepay the Term Loan by an amount equal to one hundred percent (100%) of such Net Cash Proceeds provided, however that the Borrower shall not be obligated to prepay the Term Loan with such Net Cash Proceeds if the following conditions are satisfied: (i) promptly following the sale, the Borrower provides to the Agent a certificate executed by a Responsible Officer of the Borrower (“Reinvestment Certificate”) stating (x) that the sale has occurred, (y) that no Default or Event of Default has occurred and is continuing either as of the date of the sale or as of the date of the Reinvestment Certificate, and (z) a description of the planned Reinvestment of the proceeds thereof, (ii) the Reinvestment of such Net Cash Proceeds is commenced within the Initial Reinvestment Period and completed within the Reinvestment Period, and (iii) no Default or Event of Default has occurred and is continuing at the time of the sale and at the time of the application of such proceeds to Reinvestment. If any such proceeds have not been Reinvested at the end of the Reinvestment Period, the Borrower shall promptly pay such proceeds to the Agent, to be applied to repay the Term Loan in accordance with clauses (e) and (f) hereof.
(C)
Subject to clauses (e) and (f) hereof, promptly (and in any event no later than three (3) Business Days after receipt) upon receipt by any Credit Party of Net Cash Proceeds from the issuance of any Equity Interests of such Person (other than Equity Interests under any stock option or employee incentive plans listed on Schedule 6.13 hereto (or any successor plans) or Net Cash Proceeds from the issuance of any Subordinated Debt after the Effective Date, in each case, in excess of $500,000 in any fiscal year of Borrower the Borrower shall prepay the Term Loan by an amount equal to fifty percent (50%) of such Net Cash Proceeds received from the issuance of Equity Interests and one hundred percent (100%) of Net Cash Proceeds received from the issuance of Subordinated Debt.
(D)
Subject to clauses (e) and (f) hereof, promptly (and in any event no later than three (3) Business Days after receipt) upon receipt by any Credit Party of any Insurance Proceeds or Condemnation Proceeds in each case, in excess of

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$500,000 in any fiscal year of Borrower which are not Reinvested as described herein, the Borrower shall be obligated to prepay the Term Loan by an amount equal to one hundred percent (100%) of such Insurance Proceeds or Condemnation Proceeds, as the case may be; provided, however, that any Insurance Proceeds or Condemnation Proceeds, as the case may be, may be Reinvested by the applicable Credit Party if the following conditions are satisfied: (i) promptly following the receipt of such Insurance Proceeds or Condemnation Proceeds, as the case may be, the Borrower provide to the Agent a Reinvestment Certificate stating (x) that no Default or Event of Default has occurred and is continuing either as of the date of the receipt of such proceeds or as of the date of the Reinvestment Certificate, (y) that such Insurance Proceeds or Condemnation Proceeds have been received, and (z) a description of the planned Reinvestment of such Insurance Proceeds or Condemnation Proceeds, as the case may be), (ii) the Reinvestment of such proceeds is commenced within the Initial Reinvestment Period and completed within the Reinvestment Period, and (iii) no Default or Event of Default shall have occurred and be continuing at the time of the receipt of such proceeds and at the time of the application of such proceeds to Reinvestment. If any such proceeds have not been Reinvested at the end of the Reinvestment Period, the Borrower shall promptly pay such proceeds to the Agent, to be applied to repay the Term Loan in accordance with clauses (e) and (f) hereof.
(E)
Subject to clause (f) hereof, each mandatory prepayment under this Section 4.8 or any other mandatory or optional prepayment under this Agreement shall be in addition to any scheduled installments or optional prepayments made prior thereto and shall be subject to Section 11.1. Each mandatory prepayment of the Term Loan shall be applied to installments of principal on the Term Loan in the inverse order of their maturities.
(F)
To the extent that, on the date any mandatory prepayment of the Term Loan under this Section 4.8 is due, the Indebtedness under the Term Loan or any other Indebtedness to be prepaid is being carried, in whole or in part, at ~~[the BSBY Rate]~~Term SOFR and no Default or Event of Default has occurred and is continuing, the Borrower may deposit the amount of such mandatory prepayment in a cash collateral account to be held by the Agent, for and on behalf of the Lenders (which shall be an interest-bearing account),

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on such terms and conditions as are reasonably acceptable to the Agent and upon such deposit, the obligation of the Borrower to make such mandatory prepayment shall be deemed satisfied. Subject to the terms and conditions of said cash collateral account, sums on deposit in said cash collateral account shall be applied (until exhausted) to reduce the principal balance of the Term Loan on the last day of each Interest Period attributable to the ~~[BSBY Rate]~~Term SOFR Advances of the Term Loan, thereby avoiding breakage costs under Section 11.1, provided, however, that if a Default or Event of Default shall have occurred at any time while sums are on deposit in the case collateral account, the Agent may, in its sole discretion, elect to apply such sums to reduce the principal balance of such ~~[BSBY Rate]~~Term SOFR Advances prior to the last day of the applicable Interest Period and the Borrower will be obligated to pay any resulting costs and expenses under Section 11.
(i)
Use of Proceeds

. Proceeds of the Term Loan shall be used by the Borrower to refinance existing Debt of Borrower to Lenders, to finance project development costs and for other general corporate purposes.

(j)
Optional Increase in Term Loan or Additional Term Loan. Borrower may request an increase to the Term Loan (any such increase, the “Term Loan Increase”) and/or additional commitments to make term loans to be structured as a separate term loan tranche on substantially the same terms as the Term Loan (any such separate term loan, an “Additional Term Loan”) in an amount (for all such requests made pursuant to this Section 4.10) not to exceed, when added to any Revolving Credit Optional Increase made in accordance with the provisions of Section 2.13, the Maximum Optional Increase Amount, subject, in each case, to the satisfaction concurrently with or prior to the date of each such request of the following conditions:
(a)
Borrower shall have delivered to the Agent a written request for such Term Loan Increase or Additional Term Loan, specifying the amount of such Term Loan Increase or Additional Term Loan (as applicable) thereby requested (each such request, a “Term Loan Request”); provided, however, that in the event Borrower have previously delivered a Term Loan Request pursuant to this Section 4.10, Borrower may not deliver a subsequent Term Loan Request until all the conditions to effectiveness of such first Term Loan Request have been fully satisfied (or such Term Loan Request has been withdrawn); and provided further that Borrower may make no more than three (3) Term Loan Requests and no Term Loan Request may be made after the date that is one year prior to then applicable Revolving Credit Maturity Date;
(b)
within three (3) Business Days after the Agent’s receipt of a Term Loan Request, the Agent shall inform each Term Loan Lender of the Term Loan Request, offer each Term Loan

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Lender to fund a portion of the Term Loan Increase or Additional Term Loan in an amount equal to its applicable Term Loan Percentage of the requested Term Loan Increase or Additional Term Loan, and request each such Term Loan Lender to notify the Agent in writing whether such Lender desires to fund its pro rata share of the Term Loan Increase or Additional Term Loan. Each Lender that agrees to fund its pro rata share of the Term Loan Increase or Additional Term Loan shall deliver its written consent thereto no later than five (5) Business Days of the Agent’s informing such Lender of Term Loan Request; if the Agent shall not have received a written consent from a Lender within such time period, such Lender shall be deemed to have declined to consent to fund its pro rata share of the requested Term Loan Increase or Additional Term Loan. If any one or more Lenders shall fail to consent to fund their pro rata shares of the requested Term Loan Increase or Additional Term Loan, then the Agent may offer to each other Term Loan Lender on a non-pro rata basis, or to (A) any other Lender under this Agreement or (B) any other Person meeting the requirements of Section 13.8(c) hereof (including, for the purposes of this Section 4.10, any existing Term Loan Lender which agrees to fund any portion of the increase or Additional Term Loans hereunder, the “New Term Loan Lenders”), the opportunity to fund a portion of the Term Loan Increase or Additional Term Loan;
(c)
each New Term Loan Lender shall have become a party to this Agreement by executing and delivering a New Lender Addendum for a minimum amount for each such New Term Loan Lender that was not an existing Term Loan Lender of Five Million Dollars ($5,000,000) and an aggregate amount for all such New Term Loan Lenders of that portion of the Term Loan Increase or Additional Term Loan, taking into account the amount of any prior increase (pursuant to this Section 4.10) covered by the applicable Term Loan Request; provided, however, that each New Term Loan Lender shall remit to the Agent funds in an amount equal to its pro rata share of such Term Loan Increase or Additional Term Loans;
(d)
if requested, Borrower shall have executed and delivered to the Agent new Notes (or, if applicable, renewal and replacement notes) payable to each of the New Term Loan Lenders in the face amount of each such New Term Loan Lender’s Percentage of the Term Loan and/or the Additional Term Loan (in each case after giving effect to this Section 4.10), in each case dated as of the effective date of such Term Loan Increase or Additional Term Loan (with appropriate insertions relevant to such Notes and acceptable to the applicable Lenders, including the New Term Loan Lenders);
(e)
no existing Term Loan Lender or other Lender hereunder shall be under any obligation to fund the Term Loan Increase in the Term Loan or make any Additional Term Loan and any such decision whether to do so shall be in such Lender’s sole and absolute discretion;
(f)
prior to the funding of any such Term Loan Increase or any such Additional Term Loan, the Borrower shall have delivered to the Agent a pro forma Covenant Compliance Report demonstrating that, upon giving effect to the funding of any such Term Loan Increase or Additional Term Loan, as applicable, on a pro forma basis, the Borrower would be in compliance with the financial covenants set forth in Section 7.9 as of the end of the most recent fiscal quarter for which the Borrower has delivered financial statements pursuant to Section 7.1(i) or (ii);
(g)
the Borrower shall deliver to the Agent a certificate of each Credit Party dated as of the date of such Term Loan Increase or Additional Term Loan (in sufficient copies for each

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Lender) signed by a Responsible Officer of such Credit Party (A) certifying and attaching the resolutions adopted by such Credit Party approving or consenting to such Term Loan Increase, and (B) in the case of the Borrower, certifying that, before and after giving effect to such Term Loan Increase, (1) the representations and warranties contained in Section 6 and the other Loan Documents are true and correct in all material respects on and as of the date of such Term Loan Increase or the making of such Additional Term Loan, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and (2) no Default or Event of Default exists;
(h)
with respect to any Additional Term Loan, (A) the obligations of the Credit Parties in respect of such Additional Term Loan shall constitute Indebtedness under the Loan Documents, and shall be entitled to all of the benefits afforded by, this Agreement and the other Loan Documents, and the security interests and Liens created by the Collateral Documents (and the Borrower shall take any actions reasonably required by the Agent to ensure and/or demonstrate that the requirements of this clause (A) are satisfied after the funding of such Additional Term Loan), (B) the final maturity of such Additional Term Loan shall be no earlier than the Term Loan Maturity Date or the final maturity date of any then existing Additional Term Loan, (C) the initial principal amount of such Additional Term Loan shall not amortize (pursuant to scheduled amortization) during any calendar year in a percentage amount greater than the percentage of the outstanding principal amount of the Term Loan scheduled to amortize during such calendar year in accordance with Section 4.3 as in effect as of the date such Additional Term Loans are funded, (D) the Lenders providing such Additional Term Loan shall be entitled to voting rights on a pro rata basis with the Lenders holding the Term Loan and any Additional Term Loan then existing and shall be entitled to receive proceeds of prepayments on a pro rata basis with the Lenders holding the Term Loan and any Additional Term Loans then existing, and (E) the yield applicable to such Additional Term Loan (taking into account the interest rate applicable to such Additional Term Loan, any original issue discount and any upfront fees payable to the Lenders making such Additional Term Loan, with such upfront fees or original issue discount, as applicable, to be equated to interest based on an assumed three year average life to maturity) shall not be higher than the then-current Applicable Interest Rate on the Term Loan (it being understood that the pricing of the Term Loan will be increased and/or additional fees will be paid to existing Lenders holding the Term Loan to the extent necessary to satisfy such requirement);
(i)
no Default or Event of Default shall have occurred and be continuing;
(j)
in the event that the interest rate margins on the Additional Term Loans exceeds the interest rate margins on any existing Term Loans (including any existing Additional Term Loans), then the interest rate margins for such existing Term Loans (including any existing Additional Term Loans) shall be increased to the extent necessary such that the applicable interest rate margins for the Additional Term Loans are equal to the interest rate margins on the existing Term Loans (including any existing Additional Term Loans); provided, however that in determining the yield applicable to the existing Term Loans (including the existing Additional Term Loans) and the Additional Term Loans:
(1)
original issue discount (“OID”) or up-front fees (which shall be deemed to constitute like amounts of OID) payable by the Borrower to the Lenders of the existing Term Loans (including any existing Additional Term Loans) in the primary syndication thereof shall be

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included (with OID in respect of the existing Term Loans or Additional Term Loans being equated to interest based on an assumed three year life to maturity; and
(2)
customary arrangement, structuring or commitment fees payable to the Agent (or its Affiliates) in connection with the existing Term Loans or the Additional Term Loans shall be excluded.; and
(k)
such other amendments (including, without limitation an amendment to or amendment and restatement of this Agreement to incorporate the terms of any such Term Loan Increase or Additional Term Loan), acknowledgments, consents, documents, opinions or instruments or registrations, if any, shall have been executed and delivered and/or obtained by Borrower as required by the Agent, in its reasonable discretion; and
(l)
prior to the date the increased commitment becomes available, each Lender shall have completed its flood insurance due diligence and flood insurance compliance as required as a result of such increase.
17.
CONDITIONS.

The obligations of the Lenders to make Advances or loans pursuant to this Agreement and the obligation of the Issuing Lender to issue Letters of Credit are subject to the following conditions:

(a)
Conditions of Initial Advances

. The obligations of the Lenders to make initial Advances or loans pursuant to this Agreement and the obligation of the Issuing Lender to issue initial Letters of Credit, in each case, on the Effective Date only, are subject to the following conditions:

(A)
Notes, this Agreement and the other Loan Documents. The Borrower shall have executed and delivered to the Agent for the account of each Lender requesting Notes, the Swing Line Note, the Revolving Credit Notes and/or the Term Notes, as applicable; the Borrower shall have executed and delivered this Agreement; and each Credit Party shall have executed and delivered the other Loan Documents to which such Credit Party is required to be a party (including all schedules and other documents to be delivered pursuant hereto); and such Notes (if any), this Agreement and the other Loan Documents shall be in full force and effect.
(B)
Corporate Authority. The Agent shall have received, with a counterpart thereof for each Lender, from each Credit Party, a certificate of its Secretary or Assistant Secretary dated as of the Effective Date as to:
(2)
corporate resolutions (or the equivalent) of each Credit Party authorizing the transactions contemplated by this Agreement and the other Loan Documents approval of this

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Agreement and the other Loan Documents, in each case to which such Credit Party is party, and authorizing the execution and delivery of this Agreement and the other Loan Documents, and in the case of the Borrower, authorizing the execution and delivery of requests for Advances and the issuance of Letters of Credit hereunder,
(3)
the incumbency and signature of the officers or other authorized persons of such Credit Party executing any Loan Document and in the case of the Borrower, the officers who are authorized to execute any Requests for Advance, or requests for the issuance of Letters of Credit,
(4)
a certificate of good standing or continued existence (or the equivalent thereof) from the state of its incorporation or formation, and from every state or other jurisdiction where such Credit Party is qualified to do business, which jurisdictions are listed on Schedule 5.2 attached hereto, and
(5)
copies of such Credit Party’s articles of incorporation and bylaws or other constitutional documents, as in effect on the Effective Date.
(A)
Collateral Documents, Guaranties and other Loan Documents. The Agent shall have received the following documents, each in form and substance reasonably satisfactory to the Agent and fully executed by each party thereto:
(6)
The following Collateral Documents, each dated as of the Effective Date:
1)
the Security Agreement;
2)
the Guaranty; and
3)
Mortgages for each of the owned properties listed on Schedule 6.3(b) together with the related documentation specified in Schedule 5.3(a).
(7)
For each real property location (including each warehouse or other storage location) leased by any Credit Party as a lessee (such locations being disclosed and identified as such on Schedule 6.3(b) hereto), (i) a true, complete and accurate copy of the fully executed applicable lease bailment or warehouse agreement, as the case may be; and (ii) a Collateral Access Agreement with respect to each location.
(8)
(A) Certified copies of uniform commercial code requests for information, or a similar search report certified by a party acceptable to the Agent, dated a date reasonably prior to the Effective Date, listing all effective financing statements in the jurisdiction noted on Schedule 5.1(c) which name any Credit Party (under their present names or under any previous names used within five (5) years prior to the date hereof) as debtors, together with (x) copies of such financing statements, and (y) authorized Uniform Commercial Code (Form UCC-3) Termination Statements, if any, necessary to release all Liens and other rights of any Person in any Collateral described in the Collateral Documents previously granted by any Person (other than Liens permitted by Section 8.2 of this Agreement) and (B) intellectual property search reports results from the United States

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Patent and Trademark Office and the United States Copyright Office for the Credit Parties dated a date reasonably prior to the Effective Date.
(9)
Any documents (including, without limitation, financing statements, amendments to financing statements and assignments of financing statements, stock powers executed in blank and any endorsements) requested by the Agent and reasonably required to be provided in connection with the Collateral Documents to create, in favor of the Agent (for and on behalf of the Lenders), a first priority perfected security interest in the Collateral thereunder shall have been filed, registered or recorded, or shall have been delivered to the Agent in proper form for filing, registration or recordation.
(A)
Insurance. The Agent shall have received evidence reasonably satisfactory to it that the Credit Parties have obtained the insurance policies required by Section 7.5 hereof and that such insurance policies are in full force and effect.
(B)
Compliance with Certain Documents and Agreements. Each Credit Party shall have each performed and complied in all material respects with all agreements and conditions contained in this Agreement and the other Loan Documents, to the extent required to be performed or complied with by such Credit Party. No Person party to this Agreement or any other Loan Document shall be in material default in the performance or compliance with any of the terms or provisions of this Agreement or the other Loan Documents or shall be in material default in the performance or compliance with any of the material terms or material provisions of, in each case to which such Person is a party.
(C)
Opinions of Counsel. The Credit Parties shall furnish the Agent prior to the initial Advance under this Agreement, with signed copies for each Lender, opinions of counsel to the Credit Parties, including opinions of local counsel to the extent deemed necessary by the Agent, in each case dated the Effective Date and covering such matters as reasonably required by and otherwise reasonably satisfactory in form and substance to the Agent and each of the Lenders.
(D)
Payment of Fees. The Borrower shall have paid to Comerica Bank any fees due under the terms of the Fee Letter, along with any other reasonable and invoiced fees, out-of-pocket costs or out-of-pocket expenses due and outstanding to the Agent or the Lenders as of the Effective Date (including reasonable and invoiced fees, disbursements and other charges of outside counsel to the Agent).

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(E)
[Reserved].
(F)
Governmental and Other Approvals. The Agent shall have received copies of all authorizations, consents, approvals, licenses, qualifications or formal exemptions, filings, declarations and registrations with, any court, governmental agency or regulatory authority or any securities exchange or any other person or party (whether or not governmental) received by any Credit Party in connection with the transactions contemplated by the Loan Documents to occur on the Effective Date.
(G)
Closing Certificate. The Agent shall have received, with a signed counterpart for each Lender, a certificate of a Responsible Officer of the Borrower dated the Effective Date (or, if different, the date of the initial Advance hereunder), stating that to the best of his or her respective knowledge after due inquiry solely in his or her capacity as such Responsible Officer, (a) the conditions set forth in this Section 5 have been satisfied to the extent required to be satisfied by any Credit Party; (b) the representations and warranties made by the Credit Parties in this Agreement or any of the other Loan Documents, as applicable, are true and correct in all material respects; (c) no Default or Event of Default shall have occurred and be continuing; (d) since March 31, 2017, nothing shall have occurred which has had, or could reasonably be expected to have, a Material Adverse Effect; and (e) there shall have been no material adverse change to the Pro Forma Balance Sheet.
(H)
Customer Identification Forms. The Agent shall have received (i) the completed Beneficial Ownership Certification from the Borrower and each Guarantor and (ii) all other documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including USA PATRIOT Act, and a properly completed and signed IRS Form W-8 or W-9, as applicable, for the Borrower, Guarantor and any other Person who provides guaranty or collateral support for all or any of the Indebtedness.
(I)
Additional Closing Conditions. The Agent shall have received evidence reasonably satisfactory to Agent that the Conditions to Borrowing set forth in the Summary of Terms and Conditions dated October 10, 2018 have been satisfied.

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(J)
Repayment of Existing Term Debt. The Agent shall have received evidence reasonably satisfactory to Agent that Borrower has paid in full with cash on hand all of its existing term indebtedness owing to Comerica Bank not less than seven (7) Business Days prior to the Effective Date.
(b)
Continuing Conditions

. The obligations of each Lender to make Advances (including the initial Advance) to provide other credit accommodations and the obligation of the Issuing Lender to issue any Letters of Credit shall be subject to the continuing conditions that:

(A)
No Default or Event of Default shall exist as of the date of the Advance or the request for the Letter of Credit, as the case may be; and
(B)
Each of the representations and warranties contained in this Agreement and in each of the other Loan Documents shall be true and correct in all material respects as of the date of the Advance or Letter of Credit (as the case may be) as if made on and as of such date (other than any representation or warranty that expressly speaks only as of a different date).
18.
REPRESENTATIONS AND WARRANTIES.

The Borrower represents and warrants to the Agent, the Lenders, the Swing Line Lender and the Issuing Lender as follows:

(a)
Corporate Authority

. Each Credit Party is a corporation (or other business entity) duly organized and existing in good standing under the laws of the state or jurisdiction of its incorporation or formation, as applicable, and each Credit Party is duly qualified and authorized to do business as a foreign corporation in each jurisdiction where the character of its assets or the nature of its activities makes such qualification and authorization necessary except where failure to be so qualified or be in good standing could not reasonably be expected to have a Material Adverse Effect. Each Credit Party has all requisite corporate, limited liability or partnership power and authority to own all its property (whether real, personal, tangible or intangible or of any kind whatsoever) and to carry on its business.

(b)
Due Authorization

. Execution, delivery and performance of this Agreement, and the other Loan Documents, to which each Credit Party is party, and the issuance of the Notes by the Borrower (if requested) are within such Person’s corporate, limited liability or partnership power, have been duly authorized, are not in contravention of any law applicable to such Credit Party or the terms of such Credit Party’s organizational documents and, except as have been previously obtained or as referred to in Section 6.10, below, do not require the consent or

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approval of any governmental body, agency or authority or any other third party except to the extent that such consent or approval is not material to the transactions contemplated by the Loan Documents or otherwise where the failure to have such consent or approval could not reasonably be expected to have a Material Adverse Effect.

(c)
Good Title; Leases; Assets; No Liens

.

(a)
Each Credit Party, to the extent applicable, has good and valid title (or, in the case of real property, good and marketable title) to all assets owned by it, subject only to the Liens permitted under section 8.2 hereof, and each Credit Party has a valid leasehold or interest as a lessee or a licensee in all of its leased real property;
(b)
Schedule 6.3(b) hereof identifies all of the real property owned or leased, as lessee thereunder, by the Credit Parties on the Effective Date, including all warehouse or bailee locations;
(c)
The Credit Parties will collectively own or collectively have a valid leasehold interest in all assets that were owned or leased (as lessee) by the Credit Parties immediately prior to the Effective Date to the extent that such assets are necessary for the continued operation of the Credit Parties’ businesses in substantially the manner as such businesses were operated immediately prior to the Effective Date;
(d)
Each Credit Party owns or has a valid leasehold interest in all real property necessary for its continued operations and, to the best knowledge of the Borrower, no material condemnation, eminent domain or expropriation action has been commenced or threatened against any such owned or leased real property; and
(e)
There are no Liens on and no financing statements on file with respect to any of the assets owned by the Credit Parties, except for the Liens permitted pursuant to Section 8.2 of this Agreement.
(d)
Taxes

. Except as set forth on Schedule 6.4 hereof, each Credit Party has filed on or before their respective due dates or within the applicable grace periods, all United States federal, state, local and other tax returns which are required to be filed or has obtained extensions for filing such tax returns and is not delinquent in filing such returns in accordance with such extensions and has paid all material taxes which have become due pursuant to those returns or pursuant to any assessments received by any such Credit Party, as the case may be, to the extent such taxes have become due, except to the extent such taxes are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate provision has been made on the books of such Credit Party as may be required by GAAP.

(e)
No Defaults

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. No Credit Party is in default under or with respect to any agreement, instrument or undertaking to which is a party or by which it or any of its property is bound which would cause or would reasonably be expected to cause a Material Adverse Effect.

(f)
Enforceability of Agreement and Loan Documents

. This Agreement and each of the other Loan Documents to which any Credit Party is a party (including without limitation, each Request for Advance), have each been duly executed and delivered by its duly authorized officers and constitute the valid and binding obligations of such Credit Party, enforceable against such Credit Party in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditor’s rights, generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in law or equity).

(g)
Compliance with Laws

. (a) Except as disclosed on Schedule 6.7, each Credit Party has complied with all applicable federal, state and local laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) including but not limited to Hazardous Material Laws, and is in compliance with any Requirement of Law, except to the extent that failure to comply therewith could not reasonably be expected to have a Material Adverse Effect; and (b) neither the extension of credit made pursuant to this Agreement or the use of the proceeds thereof by the Credit Parties will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, or The United and Strengthening America by providing appropriate Tools Required to Intercept and Obstruct Terrorism (“USA Patriot Act”) Act of 2001, Public Law 10756, October 26, 2001 or Executive Order 13224 of September 23, 2001 issued by the President of the United States (66 Fed. Reg. 49049 (2001)).

(h)
Non-contravention

. The execution, delivery and performance of this Agreement and the other Loan Documents (including each Request for Advance) to which each Credit Party is a party are not in contravention of the terms of any indenture, agreement or undertaking to which such Credit Party is a party or by which it or its properties are bound where such violation could reasonably be expected to have a Material Adverse Effect.

(i)
Litigation

. Except as set forth on Schedule 6.9 hereof, there is no suit, action, proceeding, including, without limitation, any bankruptcy proceeding or governmental investigation pending against or to the knowledge of the Borrower, threatened against any Credit Party (other than any suit, action or proceeding in which a Credit Party is the plaintiff and in which no counterclaim or cross-claim against such Credit Party has been filed), or any judgment, decree, injunction, rule, or order of any court, government, department, commission, agency, instrumentality or arbitrator outstanding against any Credit Party the outcome of which, if

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adversely determined, could reasonably be expected to result in a Material Adverse Effect, nor is any Credit Party in violation of any applicable law, regulation, ordinance, order, injunction, decree or requirement of any governmental body or court which could in any of the foregoing events reasonably be expected to have a Material Adverse Effect.

(j)
Consents, Approvals and Filings, Etc

. Except as set forth on Schedule 6.10 hereof, no material authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency or regulatory authority or any securities exchange or any other Person (whether or not governmental) is (a) required in connection with the execution, delivery and performance: (i) by any Credit Party of this Agreement and any of the other Loan Documents to which such Credit Party is a party or (ii) by the Credit Parties of the grant of Liens granted, conveyed or otherwise established (or to be granted, conveyed or otherwise established) by or under this Agreement or the other Loan Documents, as applicable, and/or (b) otherwise materially necessary to the operation of its business, except in each case for (x) such matters which have been previously obtained, and (y) such filings to be made concurrently herewith or promptly following the Effective Date as are required by the Collateral Documents to perfect Liens in favor of the Agent. All such material authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations which have previously been obtained or made, as the case may be, are in full force and effect and, to the best knowledge of the Borrower, are not the subject of any attack or threatened attack (in each case in any material respect) by appeal or direct proceeding or otherwise.

(k)
Agreements Affecting Financial Condition

. No Credit Party is party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect.

(l)
No Investment Company or Margin Stock

. No Credit Party is an “investment company” within the meaning of the Investment Company Act of 1940, as amended. No Credit Party is engaged principally, or as one of its important activities, directly or indirectly, in the business of extending credit for the purpose of purchasing or carrying margin stock. None of the proceeds of any of the Advances will be used by any Credit Party to purchase or carry margin stock. Terms for which meanings are provided in Regulation U of the Board of Governors of the Federal Reserve System or any regulations substituted therefore, as from time to time in effect, are used in this paragraph with such meanings.

(m)
ERISA Compliance.
(a)
Except as could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, (i) each Employee Benefit Plan is in compliance with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state laws and (ii) each Employee Pension Benefit Plan that is maintained for employees of the Borrower or any

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Subsidiary, or with respect to which the Borrower or any Subsidiary is required to contribute on behalf of any of its employees or with respect to which the Borrower has any liability, and that is intended to be a qualified plan under Section 401(a) of the Internal Revenue Code is either maintained under a prototype or volume submitter plan and such Borrower or Subsidiary is entitled to rely upon a favorable opinion or advisory letter from the IRS, or has received a favorable determination letter from the IRS to the effect that the form of such Employee Pension Benefit Plan is qualified under Section 401(a) of the Internal Revenue Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Internal Revenue Code, or an application for such a letter is currently being processed by the IRS, and, to the knowledge of the Borrower, nothing has occurred that would prevent or cause the loss of such tax-qualified status.
(b)
There are no pending or, to the knowledge of the Borrower, threatened or contemplated claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Employee Benefit Plan that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, there has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Employee Benefit Plan that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.
(c)
To the knowledge of the Borrower, no ERISA Event has occurred, and neither the Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that, either individually or in the aggregate, could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.
(d)
To the knowledge of the Borrower, the present value of all accrued benefits under each Pension Plan (based on those assumptions used to fund such Pension Plan) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Pension Plan allocable to such accrued benefits by a material amount. To the knowledge of the Borrower, as of the most recent valuation date for each Multiemployer Plan, the potential liability of the Borrower or any ERISA Affiliate for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 or Section 4205 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, is zero.
(e)
To the extent applicable, each Foreign Plan has been maintained in compliance with its terms and with the requirements of any and all applicable Requirements of Law and has been maintained, where required, in good standing with applicable regulatory authorities, except to the extent that the failure so to comply could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has incurred any material obligation in connection with the termination of or withdrawal from any Foreign Plan. To the knowledge of the Borrower, the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Plan that is funded, determined as of the end of the most recently ended fiscal year of the Borrower or any Subsidiary, as applicable, on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the property

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of such Foreign Plan by a material amount, and for each Foreign Plan that is not funded, the obligations of such Foreign Plan are properly accrued.
(f)
None of the Credit Parties is (1) an “employee benefit plan” subject to Title I of ERISA, (2) a plan or account subject to Section 4975 of the Internal Revenue Code, (3) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Internal Revenue Code, or (4) a “governmental plan” within the meaning of ERISA.
(n)
Conditions Affecting Business or Properties

. Neither the respective businesses nor the properties of any Credit Party is affected by any fire, explosion, accident, strike, lockout or other dispute, drought, storm, hail, earthquake, embargo, Act of God, or other casualty (except to the extent such event is covered by insurance sufficient to ensure that upon application of the proceeds thereof, no Material Adverse Effect could reasonably be expected to occur) which could reasonably be expected to have a Material Adverse Effect.

(o)
Environmental and Safety Matters

. Except as set forth in Schedules 6.9, 6.10 and 6.15:

(a)
all facilities and property owned or leased by the Credit Parties are in compliance with all Hazardous Material Laws except to the extent that any noncompliance could not reasonably be expected to have a Material Adverse Effect;
(b)
to the best knowledge of the Borrower, there are no unresolved and outstanding past, and there are no pending or threatened:
(1)
claims, complaints, notices or requests for information received by any Credit Party with respect to any alleged violation of any Hazardous Material Law and where such violation could reasonably be expected to have a Material Adverse Effect, or
(2)
written complaints, notices or inquiries to any Credit Party regarding potential material liability of any Credit Parties under any Hazardous Material Law and where such liability could reasonably be expected to have a Material Adverse Effect; and
(c)
to the best knowledge of the Borrower, no conditions exist at, on or under any property now or previously owned or leased by any Credit Party which, with the passage of time, or the giving of notice or both, are reasonably likely to give rise to liability of any Credit Party under any Hazardous Material Law or create a significant adverse effect on the value of the property and where such liability could reasonably be expected to have a Material Adverse Effect.
(p)
Subsidiaries

. Except as disclosed on Schedule 6.16 hereto as of the Effective Date, and thereafter, except as disclosed to the Agent in writing from time to time, no Credit Party has any Subsidiaries.

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(q)
Management Agreements

. Schedule 6.17 attached hereto is an accurate and complete list of all management and significant employment agreements in effect on or as of the Effective Date to which any Credit Party is a party or is bound.

(r)
[Reserved]

.

(s)
Franchises, Patents, Copyrights, Tradenames, etc

. The Credit Parties possess all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of their business substantially as now conducted without known conflict with any rights of others except to the extent that the failure to possess the same could not reasonably be expected to have a Material Adverse Effect. Schedule 6.19 contains a true and accurate list of all trade names and any and all other names used by any Credit Party during the five-year period ending as of the Effective Date.

(t)
Capital Structure

. Schedule 6.20 attached hereto sets forth all issued and outstanding Equity Interests of each Credit Party, including the number of authorized, issued and outstanding Equity Interests of each Credit Party, the par value of such Equity Interests and the holders of such Equity Interests, all on and as of the Effective Date. All issued and outstanding Equity Interests of each Credit Party are duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens (except for the benefit of the Agent) and such Equity Interests were issued in compliance with all applicable state, federal and foreign laws concerning the issuance of securities. Except as disclosed on Schedule 6.20, there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Credit Party, of any Equity Interests of any Credit Party.

(u)
Accuracy of Information

; Beneficial Ownership (a) The audited financial statements for the Fiscal Year ended March 31, 2018, furnished to the Agent and the Lenders prior to the Effective Date fairly present in all material respects the financial condition of the Borrower and its respective Subsidiaries and the results of their operations for the periods covered thereby, and have been prepared in accordance with GAAP. The projections, the Pro Forma Balance Sheet and the other pro forma financial information delivered to the Agent prior to the Effective Date are based upon good faith estimates and assumptions believed by management of the Borrower to be accurate and reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein.

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(A)
Since March 31, 2018, there has been no material adverse change in the business, operations, condition, property or prospects (financial or otherwise) of the Credit Parties, taken as a whole.
(B)
To the best knowledge of the Credit Parties, as of the Effective Date, (i) the Credit Parties do not have any material contingent obligations (including any liability for taxes) not disclosed by or reserved against in the opening balance sheet to be delivered hereunder and (ii) there are no unrealized or anticipated losses from any present commitment of the Credit Parties which contingent obligations and losses in the aggregate could reasonably be expected to have a Material Adverse Effect.
(C)
As of the December 21, 2021 to the best knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided on or prior to December 21, 2021 to any Lender in connection with this Agreement is true and correct in all respects.
(v)
Solvency

. After giving effect to the consummation of the transactions contemplated by this Agreement and other Loan Documents, each Credit Party will be solvent, able to pay its indebtedness as it matures and will have capital sufficient to carry on its businesses and all business in which it is about to engage. This Agreement is being executed and delivered by the Borrower to the Agent and the Lenders in good faith and in exchange for fair, equivalent consideration. The Credit Parties do not intend to nor does management of the Credit Parties believe the Credit Parties will incur debts beyond their ability to pay as they mature. The Credit Parties do not contemplate filing a petition in bankruptcy or for an arrangement or reorganization under the Bankruptcy Code or any similar law of any jurisdiction now or hereafter in effect relating to any Credit Party, nor does any Credit Party have any knowledge of any threatened bankruptcy or insolvency proceedings against a Credit Party.

(w)
Employee Matters

. There are no strikes, slowdowns, work stoppages, unfair labor practice complaints, grievances, arbitration proceedings or controversies pending or, to the best knowledge of the Borrower, threatened against any Credit Party by any employees of any Credit Party, other than non-material employee grievances or controversies arising in the ordinary course of business. Set forth on Schedule 6.23 are all union contracts or agreements to which any Credit Party is party as of the Effective Date and the related expiration dates of each such contract.

(x)
No Misrepresentation

. Neither this Agreement nor any other Loan Document, certificate, information or report furnished or to be furnished by or on behalf of a Credit Party to the Agent or any Lender

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in connection with any of the transactions contemplated hereby or thereby, contains a misstatement of material fact, or omits to state a material fact required to be stated in order to make the statements contained herein or therein, taken as a whole, not misleading in the light of the circumstances under which such statements were made. There is no fact, other than information known to the public generally, known to any Credit Party after diligent inquiry, that could reasonably be expected to have a Material Adverse Effect that has not expressly been disclosed to the Agent in writing.

(y)
Corporate Documents and Corporate Existence

. As to each Credit Party, (a) it is an organization as described on Schedule 1.1 hereto and has provided the Agent and the Lenders with complete and correct copies of its articles of incorporation, by-laws and all other applicable charter and other organizational documents, and, if applicable, a good standing certificate and (b) its correct legal name, business address, type of organization and jurisdiction of organization, tax identification number and other relevant identification numbers are set forth on Schedule 1.1 hereto.

(z)
Anti-Money Laundering/Anti-Terrorism. Each Credit Party represents and warrants that (i) no Covered Entity (A) is a Sanctioned Person; (B), either in its own right or through any third party, (1) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person; (2) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (3) engages in any dealings or transactions prohibited by, any Anti-Terrorism Laws
(aa)
Affected Financial Institution. No Credit Party is an Affected Financial Institution.
(bb)
Operating Projects

. Except as disclosed on Schedule 6.28 or as otherwise could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the mechanical, electrical and other operating systems on and in the Operating Projects which are being operated, constructed or developed by the Borrower and its Subsidiaries are in good working order (ordinary wear and tear excepted) and repair and are adequate for the operation, construction and development of the Operating Projects by the Borrower and its Subsidiaries as currently being and expected to be operated, constructed or developed.

(cc)
Validity of Project Documents

. The Material Project Documents are valid and binding agreements enforceable by the Borrower and its Subsidiaries, as applicable, in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and (ii) the availability of equitable remedies.

(dd)
Material Project Documents. Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) neither the

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Borrower nor any Subsidiary, nor, to Borrower’s knowledge, any other party to a Material Project Document, is in default (and no event has occurred which with lapse of time or notice or action could result in a default) in the performance of or compliance with any Material Project Document, (ii) each Material Project Document in existence as of the date of this Agreement is in full force and effect and (iii) to the knowledge of the Borrower, no force majeure event has occurred and is continuing under any Material Project Document.
(ee)
FERC Compliance. Except as disclosed on Schedule 6.31, the Borrower and each of its Subsidiaries, is in compliance in all material respects with the terms and conditions of all orders issued by FERC applicable to Borrower and its Subsidiaries.
(ff)
PUHCA. The Borrower is not subject to or is otherwise exempt from regulation under PUHCA.
(gg)
Exemption from Regulation. None of Agent, nor any Lender nor any of its “affiliates” (as defined in PUHCA), solely by virtue of the execution, delivery and performance of or the consummation of the transactions contemplated by this Agreement, shall be or become subject to or not exempt from regulation under PUHCA, the FPA, the Natural Gas Act or any applicable law with respect to the regulation of “public service corporations,” “public utilities” or other similar terms; provided that, any exercise of remedies under this Agreement that results in the direct or indirect ownership of a Project by Agent, any Lender or any of its “affiliates” (as defined in PUHCA) may subject the Bank and its “affiliates” (as defined in PUHCA) to regulation under PUHCA, the FPA, the Natural Gas Act or other applicable laws with respect to the regulation of “public service corporations,” “public utilities” or other similar terms.
(hh)
Renewable Fuel Standard. Except as could not reasonably be expected to have a Material Adverse Effect, there has been no change in the federal Renewable Fuel Standard rules or regulations. For purposes of clarity, the repeal of the federal Renewable Fuel Standard rules shall be deemed to have a Material Adverse Effect.
19.
AFFIRMATIVE COVENANTS.

The Borrower covenants and agrees that, until the Payment in Full of all of the Indebtedness, it will, and, as applicable, it will cause each of its Subsidiaries to:

(a)
Financial Statements

. Furnish to the Agent, in form and detail reasonably satisfactory to the Agent, with sufficient copies for each Lender, the following documents:

(a)
as soon as available, but in any event within one hundred twenty (120) days after the end of each Fiscal Year, a copy of the audited Consolidated and unaudited Consolidating financial statements of the Parent and its Consolidated Subsidiaries as at the end of such Fiscal Year and the related audited Consolidated and unaudited Consolidating statements of income, stockholders equity, and cash flows of the Parent and its Consolidated Subsidiaries for such Fiscal

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Year or partial Fiscal Year and underlying assumptions, setting forth in each case in comparative form the figures for the previous Fiscal Year, certified as being fairly stated in all material respects and reported upon without being subject to any “going concern” or like qualification, and without any qualification or exception as to the scope of such audit by an independent, nationally recognized certified public accounting firm reasonably satisfactory to the Agent;
(b)
as soon as available, but in any event within forty five (45) days after the end of each fiscal quarter (including the last fiscal quarter of each Fiscal Year, which, for such fiscal quarters, shall be a Borrower-prepared draft subject to standard audit adjustments), commencing with the first full fiscal quarter after the Effective Date, the Borrower prepared unaudited Consolidated and Consolidating balance sheets of the Parent and its Consolidated Subsidiaries as at the end of such fiscal quarter (and as of the month end in which such fiscal quarter ends) and the related unaudited statements of income, stockholders equity and cash flows of the Parent and its Consolidated Subsidiaries for the portion of the Fiscal Year through the end of such fiscal quarter (and as of the month end in which such fiscal quarter ends), setting forth in each case in comparative form (i) the figures for the corresponding periods in the previous year and (ii) the figures for the relevant period set forth in the projections delivered for such year pursuant to Section 7.2(e), and certified by a Responsible Officer of the Borrower as being fairly stated in all material respects; and
(c)
as soon as available, but in any event within thirty five (35) days after the end of each month (excluding the last month of each fiscal quarter), commencing with the first full month after the Effective Date, the Borrower prepared unaudited Consolidated and Consolidating balance sheets of the Parent and its Consolidated Subsidiaries as at the end of such month and the related unaudited statements of income, stockholders equity and cash flows of the Parent and its Consolidated Subsidiaries for the portion of the Fiscal Year through the end of such month, setting forth in each case in comparative form (i) the figures for the corresponding periods in the previous year and (ii) the figures for the relevant period set forth in the projections delivered for such year pursuant to Section 7.2(e), and certified by a Responsible Officer of the Borrower as being fairly stated in all material respects; and

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP throughout the periods reflected therein and with prior periods (except as approved by a Responsible Officer and disclosed therein), provided however that the financial statements delivered pursuant to clauses (b) and (c) hereof will not be required to include footnotes and will be subject to change from audit and year-end adjustments.

(b)
Certificates; Other Information

. Furnish to the Agent, in form and detail reasonably acceptable to the Agent, with sufficient copies for each Lender, the following documents:

(a)
Concurrently with the delivery of the financial statements described in Sections 7.1(a) for each fiscal year end, and 7.1(b) for each fiscal quarter end, a Covenant Compliance Report (or, in the case of the Borrower prepared financial statements for the last fiscal quarter of each fiscal year, a draft Covenant Compliance Certificate) duly executed by a Responsible Officer of the Borrower;
(b)
Promptly following any request therefor, information and documentation reasonably requested by the Agent or any Lender for purposes of compliance with applicable

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“know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation;
(c)
Promptly upon receipt thereof, copies of all significant reports submitted by the Credit Parties’ firm(s) of certified public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or related internal control systems of the Credit Parties made by such accountants, including any comment letter submitted by such accountants to management in connection with their services;
(d)
Any financial reports, statements, press releases, other material information or written notices delivered to the holders of the Subordinated Debt pursuant to any applicable Subordinated Debt Documents (to the extent not otherwise required hereunder), as and when delivered to such Persons;
(e)
Within thirty (30) days of the end of each Fiscal Year, projections (including an annual budget) for the Credit Parties for the following 12 month period, on a quarterly basis, including a balance sheet, as at the end of each relevant period and for the period commencing at the beginning of the Fiscal Year and ending on the last day of such relevant period, such projections certified by a Responsible Officer of the Borrower as being based on reasonable estimates and assumptions taking into account all facts and information known (or reasonably available to any Credit Party) by a Responsible Officer of the Borrower;
(f)
Upon request of Agent, (i) a monthly aging of the accounts receivable and accounts payable of the Credit Parties, and (ii) an inventory report;

(f-1) promptly upon receipt, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of Parent by its certified public accounting firm in connection with the accounts or books of Parent or any Subsidiary, or any audit of any of them, including, without limitation, specifying any Internal Control Event;

(f-2) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Parent and copies of all annual, regular, periodic and special reports and registration statements which Parent may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 or with any national securities exchange;

(f-3) promptly, and in any event within five (5) Business Days after receipt thereof by any Credit Party or any Subsidiary thereof, copies of each notice or other correspondence received from any Governmental Authority (including, without limitation, the SEC (or comparable agency in any applicable non-U.S. jurisdiction)) concerning any proceeding with, or investigation or possible investigation or other inquiry by such Governmental Authority regarding financial or other operational results of any Credit Party or any Subsidiary thereof or any other matter which, if adversely determined, could reasonably expected to have a Material Adverse Effect;

(g)
Any additional information as required by any Loan Document, and such additional schedules, certificates and reports respecting all or any of the Collateral, the items or amounts received by the Credit Parties in full or partial payment thereof, and any goods (the sale or lease of which shall have given rise to any of the Collateral) possession of which has been obtained by the Credit Parties, all to such extent as the Agent may reasonably request from time to time, any such schedule, certificate or report to be certified as true and correct in all material respects by a Responsible Officer of the applicable Credit Party and shall be in such form and detail as the Agent may reasonably specify;

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(h)
Such additional financial and/or other information as the Agent or any Lender may from time to time reasonably request, promptly following such request.
(c)
Payment of Obligations

. Pay, discharge or otherwise satisfy, at or before maturity or before they become delinquent, as the case may be, all of its material obligations of whatever nature, including without limitation all assessments, governmental charges, claims for labor, supplies, rent or other obligations, except where the amount or validity thereof is currently being appropriately contested in good faith and reserves in conformity with GAAP with respect thereto have been provided on the books of the Credit Parties.

(d)
Conduct of Business and Maintenance of Existence; Compliance with Laws
(A)
Continue to engage in their respective business and operations substantially as conducted immediately prior to the Effective Date;
(B)
Preserve, renew and keep in full force and effect its existence and maintain its qualifications to do business in each jurisdiction where such qualifications are necessary for its operations, except as otherwise permitted pursuant to Section 8.4;
(C)
Take all action it deems necessary in its reasonable business judgment to maintain all rights, privileges, licenses and franchises necessary for the normal conduct of its business except where the failure to so maintain such rights, privileges or franchises could not, either singly or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(D)
Comply with all Contractual Obligations and Requirements of Law, except to the extent that failure to comply therewith could not, either singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; and
(E)
(i) Continue to be a Person whose property or interests in property is not blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Order”), (ii) not engage in the transactions prohibited by Section 2 of that Order or become associated with Persons such that a violation of Section 2 of the Order would arise, and (iii) not become a Person on the list of Specially Designated National

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and Blocked Persons, or (iv) otherwise not become subject to the limitation of any OFAC regulation or executive order.
(e)
Maintenance of Property; Insurance

. (a) Keep all material property it deems, in its reasonable business judgment, useful and necessary in its business in working order (ordinary wear and tear excepted); (b) maintain insurance coverage with financially sound and reputable insurance companies on physical assets and against other business risks in such amounts and of such types as are customarily carried by companies similar in size and nature (including without limitation casualty and public liability and property damage insurance), and in the event of acquisition of additional property, real or personal, or of the incurrence of additional risks of any nature, increase such insurance coverage in such manner and to such extent as prudent business judgment and present practice or any applicable Requirements of Law would dictate and in the event of any Mortgaged Property located in a Flood Hazard Zone, maintain at all times flood insurance on such property from such insurance providers, on such terms and in such amounts as required under the Flood Laws or as otherwise required by any Lender; (c) in the case of all insurance policies covering any Collateral, such insurance policies shall provide that the loss payable thereunder shall be payable to the applicable Credit Party, and to the Agent (as mortgagee, or, in the case of personal property interests, lender loss payee) as their respective interests may appear; (d) in the case of all public liability insurance policies, such policies shall list the Agent as an additional insured, as the Agent may reasonably request; and (e) if requested by the Agent, certificates evidencing such policies, including all endorsements thereto, to be deposited with the Agent, such certificates being in form and substance reasonably acceptable to the Agent; provided that if any Credit Party fails to insure or fails to pay the premiums on any required insurance (including, without limitation, flood insurance), Agent may (but is not obligated to), and, with respect to flood insurance only, any Lender may (but shall not be obligated to), following five (5) Business Days’ notice to Agent, have the insurance issued or renewed (and pay the premiums on it for the account of the applicable Credit Party) in amounts and with companies and at premiums as Agent or such Lender deems appropriate or, with respect to flood insurance, as required by the Flood Laws. If Agent or any Lender elects to have insurance issued or renewed to insure the interests of the applicable Credit Party, Agent or such Lender shall have no obligation to also insure such Credit Party’s interest or to notify such Credit Party of its actions. Any sums paid by Agent or any Lender for insurance as provided above shall be added to the Indebtedness.

(f)
Inspection of Property; Books and Records, Discussions

. Permit the Agent and each Lender, through their authorized attorneys, accountants and representatives (a) at all reasonable times upon reasonable prior written notice (which notice shall not be required upon the occurrence and during the continuance of an Event of Default) and during normal business hours, upon the request of the Agent or such Lender, to examine each Credit Party’s books, accounts, records, ledgers and assets and properties; (b) from time to time, during normal business hours upon reasonable prior written notice (which notice shall not be required upon the occurrence and during the continuance of an Event of Default), upon the request of the Agent, to conduct full or partial collateral audits of the Accounts and Inventory of the Credit Parties and appraisals of all or a portion of the fixed

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assets (including real property) of the Credit Parties, such audits and appraisals to be completed by an appraiser as may be selected by the Agent and consented to by the Borrower (such consent not to be unreasonably withheld), with all reasonable and invoiced out-of-pocket costs and expenses of such audits to be reimbursed by the Credit Parties, provided that so long as no Event of Default or Default exists, the Borrower shall not be required to reimburse the Agent for such audits or appraisals more frequently than once each Fiscal Year; (c) during normal business hours and at their own risk, to enter onto the real property owned or leased by any Credit Party to conduct inspections, investigations or other reviews of such real property; and (d) at reasonable times during normal business hours upon reasonable prior written notice (which notice shall not be required upon the occurrence and during the continuance of an Event of Default) and at reasonable intervals, to visit all of the Credit Parties’ offices, discuss each Credit Party’s respective financial matters with their respective officers, as applicable, and, by this provision, the Borrower authorizes, and will cause each of its respective Subsidiaries to authorize, its independent certified or chartered public accountants to discuss the finances and affairs of any Credit Party and examine any of such Credit Party’s books, reports or records held by such accountants.

(g)
Notices

. Promptly give written notice to the Agent of:

(a)
the occurrence of any Default or Event of Default of which any Credit Party has knowledge or the occurrence of any Reportable Compliance Event;
(b)
any (i) litigation or proceeding existing at any time between any Credit Party and any Governmental Authority or other third party, or any investigation of any Credit Party conducted by any Governmental Authority, which in any case if adversely determined would have a Material Adverse Effect or (ii) any material adverse change in the financial condition of any Credit Party since the date of the last audited financial statements delivered pursuant to Section 7.1(a) hereof;
(c)
the occurrence of any event which any Credit Party believes could reasonably be expected to have a Material Adverse Effect, promptly after concluding that such event could reasonably be expected to have such a Material Adverse Effect;
(d)
promptly after becoming aware thereof, the taking by the Internal Revenue Service or any foreign taxing jurisdiction of a written tax position (or any such tax position taken by any Credit Party in a filing with the Internal Revenue Service or any foreign taxing jurisdiction) which could reasonably be expected to have a Material Adverse Effect, setting forth the details of such position and the financial impact thereof;
(e)
(i) all jurisdictions in which any Credit Party proposes to become qualified after the Effective Date to transact business, (ii) the acquisition or creation of any new Subsidiaries, (iii) any material change after the Effective Date in the authorized and issued Equity Interests of any Credit Party or any other material amendment to any Credit Party’s charter, by-laws or other organizational documents, such notice, in each case, to identify the applicable jurisdictions, capital structures or amendments as applicable, provided that such notice shall be given not less than ten

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(10) Business Days prior to the proposed effectiveness of such changes, acquisition or creation, as the case may be (or such shorter period to which the Agent may consent);
(f)
not less than fifteen (15) Business Days (or such other shorter period to which the Agent may agree) prior to the proposed effective date thereof, any proposed material amendments, restatements or other modifications to any Subordinated Debt Documents; and
(g)
promptly notify the Agent of the occurrence of any ERISA Event that, either individually or together with any other ERISA Events, could reasonably be expected to have a Material Adverse Effect; and
(h)
any default or event of default by any Person under any Subordinated Debt Document, concurrently with delivery or promptly after receipt (as the case may be) of any notice of default or event of default under the applicable document, as the case may be.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower Representative setting forth details of the occurrence referred to therein and, in the case of notices referred to in clauses (a), (b), (c), (d) and (g) hereof stating what action the applicable Credit Party has taken or proposes to take with respect thereto.

(h)
Hazardous Material Laws

.

(A)
Use and operate all of its facilities and properties in material compliance with all applicable Hazardous Material Laws, keep all material required permits, approvals, certificates, licenses and other authorizations required under such Hazardous Material Laws in effect and remain in compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Hazardous Material Laws;
(B)
(i) Promptly notify the Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries received by any Credit Party relating to its facilities and properties or compliance with Hazardous Material Laws which, if adversely determined, could reasonably be expected to have a Material Adverse Effect and (ii) promptly cure and have dismissed with prejudice to the reasonable satisfaction of the Agent and the Majority Lenders any material actions and proceedings relating to compliance with Hazardous Material Laws to which any Credit Party is named a party, other than such actions or proceedings being contested in good faith and with the establishment of reasonable reserves;
(C)
To the extent necessary to comply in all material respects with Hazardous Material Laws, remediate or monitor contamination arising from a release or disposal of Hazardous Material, which solely, or together with other

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releases or disposals of Hazardous Materials could reasonably be expected to have a Material Adverse Effect;
(D)
Provide such information and certifications which the Agent or any Lender may reasonably request from time to time to evidence compliance with this Section 7.8.
(i)
Financial Covenants.
(A)
Maintain as of the end of each fiscal quarter of Borrower, commencing on March 31, 2019 a Fixed Charge Coverage Ratio of not less than 1.20 to 1.00.
(B)
Maintain as of the end of each fiscal quarter of Borrower, commencing on March 31, 2021, a Total Leverage Ratio of not more than the following amounts for the specified periods:

December 31, 2021 through June 29, 2023 3.50 to 1.00

June 30, 2023 through June 29, 2024 3.25 to 1.00

June 30, 2024 and thereafter 3.00 to 1.00

(j)
Governmental and Other Approvals

. Apply for, obtain and/or maintain in effect, as applicable, all authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations (whether with any court, governmental agency, regulatory authority, securities exchange or otherwise) which are necessary or reasonably requested by the Agent in connection with the execution, delivery and performance by any Credit Party of, as applicable, this Agreement, the other Loan Documents, the Subordinated Debt Documents, or any other documents or instruments to be executed and/or delivered by any Credit Party, as applicable in connection therewith or herewith, except where the failure to so apply for, obtain or maintain could not reasonably be expected to have a Material Adverse Effect.

(k)
Compliance with ERISA

. Comply in all material respects with all material requirements imposed by ERISA and the Internal Revenue Code, including, but not limited to, the minimum funding requirements for any Pension Plan, except to the extent that any noncompliance could not reasonably be expected to have a Material Adverse Effect.

(l)
Defense of Collateral

. Defend the Collateral from any Liens other than Liens permitted by Section 8.2.

(m)
Future Subsidiaries; Additional Collateral.

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(A)
With respect to each Person which becomes a Domestic Subsidiary of the Borrower (directly or indirectly) subsequent to the Effective Date, whether by Permitted Acquisition, Division or otherwise, cause such new Domestic Subsidiary to execute and deliver to the Agent, for and on behalf of each of the Lenders (unless waived by the Agent):
(2)
within thirty (30) days after the date such Person becomes a Domestic Subsidiary (or such longer time period as the Agent may determine), a Guaranty, or in the event that a Guaranty already exists, a joinder agreement to the Guaranty whereby such Domestic Subsidiary becomes obligated as a Guarantor under the Guaranty; and
(3)
within thirty (30) days after the date such Person becomes a Domestic Subsidiary (or such longer time period as the Agent may determine), a joinder agreement to the Security Agreement whereby such Domestic Subsidiary grants a Lien over its assets (other than Equity Interests which should be governed by (b) of this Section 7.13) as set forth in the Security Agreement, and such Domestic Subsidiary shall take such additional actions as may be necessary to ensure a valid first priority perfected Lien over such assets of such Domestic Subsidiary, subject only to the other Liens permitted pursuant to Section 8.2 of this Agreement;
(4)
within the time period specified in and to the extent required under clause (c) of this Section 7.13, a Mortgage, Collateral Access Agreements and/or other documents required to be delivered in connection therewith;
(A)
With respect to the Equity Interests of each Person which becomes (whether by Permitted Acquisition, Division or otherwise) (i) a Domestic Subsidiary subsequent to the Effective Date, cause the Credit Party that holds such Equity Interests to execute and deliver such Pledge Agreements, and take such actions as may be necessary to ensure a valid first priority perfected Lien over one hundred percent (100%) of the Equity Interests of such Domestic Subsidiary held by a Credit Party, such Pledge Agreements to be executed and delivered (unless waived by the Agent) within thirty (30) days after the date such Person becomes a Domestic Subsidiary (or such longer time period as the Agent may determine); and (ii) a Foreign Subsidiary or FSHCO subsequent to the Effective Date, the Equity Interests of which is held directly by the Borrower or one of its Domestic Subsidiaries, cause the Credit Party that holds such Equity Interests to execute and deliver such Pledge Agreements and take such actions as may be necessary to ensure a valid first priority perfected Lien over sixty-five percent (65%) of the Equity Interests of such Subsidiary, such Pledge Agreements to be executed and delivered (unless waived by the Agent) within thirty (30) days after the

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date such Person becomes a Foreign Subsidiary or FSHCO (or such longer time period as the Agent may determine); and
(B)
(i) With respect to the acquisition of a fee interest in real property by any Credit Party after December 21, 2021 (whether by Permitted Acquisition or otherwise), with a fair market value in excess of One Million Dollars ($1,000,000), not later than sixty (60) days after the acquisition is consummated or the owner of such property becomes a Domestic Subsidiary (or such longer time period as the Agent may determine), such Credit Party shall execute or cause to be executed (unless waived by the Agent), a Mortgage (or an amendment to an existing mortgage, where appropriate) covering such real property, together with such additional real estate documentation, environmental reports, title policies and surveys as may be reasonably required by the Agent and all flood hazard determination certifications, acknowledgments and evidence of flood insurance and other flood-related documentation with respect to such real property as required by Flood Laws and as otherwise reasonably required by the Agent;

in each case in form reasonably satisfactory to the Agent, in its reasonable discretion, together with such supporting documentation, including without limitation corporate authority items, certificates and opinions of counsel, as reasonably required by the Agent. Upon the Agent’s reasonable request, Credit Parties shall take, or cause to be taken, such additional steps as are necessary or advisable under applicable law to perfect and ensure the validity and priority of the Liens granted under this Section 7.13.

Notwithstanding the foregoing, (y) the Agent shall not enter into any Mortgage in respect of any real property acquired by a Credit Party after the Effective Date until sixty (60) days after the Agent has delivered to the Lenders (which may be delivered electronically) the following documents in respect of such real property: (i) sufficient information to allow each Lender to conduct flood insurance due diligence and flood insurance compliance with respect to such property (such information to include without limitation such property’s street address that will be used in the Mortgage with respect to such property and in the mortgage title insurance policy and any other Loan Documents to be delivered in connection with such Mortgage), (ii) a completed flood hazard determination from a third party vendor; (iii) if any part of such property is located in a Flood Hazard Zone, a notification to the applicable Credit Parties of that fact and, if applicable, notification to the applicable Credit Parties that flood insurance coverage is not available and evidence of the receipt by the applicable Credit Parties of such notice; provided that (subject to clause (z) below) the Agent may enter into such Mortgage prior to the end of such sixty (60) day period if the Agent shall have received confirmation from each applicable Lender that such Lender has completed any necessary flood insurance due diligence to its reasonable satisfaction; and (z) if any part of such property is located in a Flood Hazard Zone and flood insurance coverage is not available, no party shall enter into a Mortgage with respect to such property.

(n)
Accounts

. Maintain primary all deposit accounts and securities accounts of any Credit Party with the Agent or a Lender, provided that, with respect to any such accounts maintained with any Lender (other than the Agent), such Credit Party (i) shall cause to be executed and delivered an Account Control Agreement in form and substance reasonably satisfactory to the Agent and (ii) has taken all other steps necessary, or in the opinion of the Agent, desirable to ensure that the Agent has a perfected security interest in such account.

(o)
Use of Proceeds

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. Use all Advances of the Revolving Credit as set forth in Section 2.12 hereof and the proceeds of the Term Loan as set forth in Section 4.9 hereof. The Borrower shall not use any portion of the proceeds of any such advances for the purpose of purchasing or carrying any “margin stock” (as defined in Regulation U of the Board of Governors of the Federal Reserve System) in any manner which violates the provisions of Regulation T, U or X of said Board of Governors or for any other purpose in violation of any applicable statute or regulation and not use the Advances to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law.

(p)
Hedging Transaction

. Within forty five (45) days after December 21, 2021, the Borrower shall enter into a Hedging Agreement with Comerica Bank sufficient, at the minimum, to cover fifty percent (50%) of the aggregate outstanding principal amount of the Term Loan for a 5-year period following the execution of such Hedging Agreement. The Hedging Agreement shall be in form and substance reasonably acceptable to the Agent.

(q)
Further Assurances and Information

.

(a) Take such actions as the Agent or Majority Lenders may from time to time reasonably request to establish and maintain first priority perfected security interests in and Liens on all of the Collateral, subject only to those Liens permitted under Section 8.2 hereof, including executing and delivering such additional pledges, assignments, mortgages, lien instruments or other security instruments covering any or all of the Credit Parties’ assets as the Agent may reasonably require, such documentation to be in form and substance reasonably acceptable to the Agent, and prepared at the expense of the Borrower.

(A)
Execute and deliver or cause to be executed and delivered to the Agent within a reasonable time following the Agent’s request, and at the expense of the Borrower, such other documents or instruments as the Agent may reasonably require to effectuate more fully the purposes of this Agreement or the other Loan Documents.
(B)
Promptly provide Agent and the Lenders with any information and documentation reasonably requested by the Agent or any Lender for purposes of compliance with applicable “know your customer” anti-money laundering rules and regulations, including under the USA Patriot Act and any the Beneficial Ownership Regulation.
(C)
With respect to all or any portion of a Mortgaged Property (a) at any time upon the Agent’s or any Lender’s request, provide the Agent and each Lender with sufficient information to allow the Agent and each Lender to conduct flood insurance due diligence and flood insurance

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compliance with respect to such property (such information to include without limitation such property’s street address that is used in the Mortgage with respect to such property and in the mortgage title insurance policy and any other Loan Documents delivered in connection with such Mortgage), and (b) if any part of such Mortgaged Property is determined to be in a Flood Hazard Zone, deliver or cause to be delivered to Agent and the Lenders, within forty five (45) days after receipt by the applicable Credit Party of notice from the Agent or a Lender that any part of such Mortgaged Property is located in a Flood Hazard Zone, evidence of flood insurance on such property from such insurance providers on such terms and in such amounts as required under the Flood Laws or as otherwise required by any Lender.
(r)
Anti-Terrorism Laws. Not permit (i) any Covered Entity to become a Sanctioned Person, (ii) any Covered Entity, either in its own right or through any third party, to (A) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (C) engage in any dealings or transactions prohibited by any Anti-Terrorism Law; or (D) use the Advances to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, (iii) the funds used to repay the Indebtedness will not be derived from any unlawful activity, and (iv) shall cause each Covered Entity to comply with all Anti-Terrorism Laws.
(s)
[Reserved].
(t)
Post Closing Deliverable. On or before February 28, 2022, or such later date as may be approved by the Agent in its sole discretion, deliver, or cause to be delivered, to Agent a fully executed and notarized deed of trust for the real property commonly known as 7401 Turkey Hwy, Turkey, Sampson County, North Carolina 28393 (“Turkey Property”), in form and substance reasonably satisfactory to Agent providing Agent with a first priority lien on the Turkey Property, together with each of the items required under Section 7.13(c)(i).
20.
NEGATIVE COVENANTS.

The Borrower covenants and agrees that, until the Payment in Full of all Indebtedness, it will not, and, as applicable, it will not permit any of its Subsidiaries to:

(a)
Limitation on Debt

. Create, incur, assume or suffer to exist any Debt, except:

(a)
Indebtedness of any Credit Party to the Agent or any Lender;

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(b)
any Debt existing on the Effective Date and set forth in Schedule 8.1 attached hereto and any renewals or refinancing of such Debt (provided that (i) the aggregate principal amount of such renewed or refinanced Debt shall not exceed the aggregate principal amount of the original Debt outstanding on the Effective Date (less any principal payments and the amount of any commitment reductions made thereon on or prior to such renewal or refinancing), (ii) the renewal or refinancing of such Debt shall be on substantially the same or better terms as in effect with respect to such Debt on the Effective Date, and shall otherwise be in compliance with this Agreement, and (iii) at the time of such renewal or refinancing no Default or Event of Default has occurred and is continuing or would result from the renewal or refinancing of such Debt;

any Debt of the Borrower or any of its Subsidiaries incurred to finance the acquisition of fixed or capital assets, whether pursuant to a loan or a Capitalized Lease provided that both at the time of and immediately after giving effect to the incurrence thereof (i) no Default or Event of Default shall have occurred and be continuing, and (ii) the aggregate amount of all such Debt at any one time outstanding (including, without limitation, any Debt of the type described in this clause (c) which is set forth on Schedule 8.1 hereof) shall not exceed $75,000, and any renewals or refinancings of such Debt on terms substantially the same or better than those in effect at the time of the original incurrence of such Debt;

(c)
Subordinated Debt;
(d)
Debt under any Hedging Transactions, provided that such transaction is entered into for risk management purposes and not for speculative purposes;
(e)
Debt arising from judgments or decrees not deemed to be a Default or Event of Default under subsection (g) of Section 9.1; and
(f)
Debt owing to a Person that is a Credit Party, but only to the extent permitted under Section 8.7 hereof.
(b)
Limitation on Liens

. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

(a)
Permitted Liens;
(b)
Liens securing Debt permitted by Section 8.1(c), provided that (i) such Liens are created upon fixed or capital assets acquired by the applicable Credit Party after the date of this Agreement (including without limitation by virtue of a loan or a Capitalized Lease), (ii) any such Lien is created solely for the purpose of securing indebtedness representing or incurred to finance the cost of the acquisition of the item of property subject thereto, (iii) the principal amount of the Debt secured by any such Lien shall at no time exceed 100% of the sum of the purchase price or cost of the applicable property, equipment or improvements and the related costs and charges imposed by the vendors thereof and (iv) the Lien does not cover any property other than the fixed or capital asset acquired; provided, however, that no such Lien shall be created over any owned

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real property of any Credit Party for which the Agent has received a Mortgage or for which such Credit Party is required to execute a Mortgage pursuant to the terms of this Agreement;
(c)
Liens created pursuant to the Loan Documents; and
(d)
other Liens, existing on the Effective Date, set forth on Schedule 8.2 and renewals, refinancings and extensions thereof on substantially the same or better terms as in effect on the Effective Date and otherwise in compliance with this Agreement.

Regardless of the provisions of this Section 8.2, no Lien over the Equity Interests of the Borrower or any Subsidiary of the Borrower (except for those Liens for the benefit of the Agent and the Lenders) shall be permitted under the terms of this Agreement.

(c)
Acquisitions

. Except for the Toro Acquisition and Permitted Acquisitions, purchase or otherwise acquire (including pursuant to any merger with or as a Division Successor pursuant to the Division of, any Person that was not a Credit Party prior to such merger or Division) or become obligated for the purchase of all or substantially all or any material portion of the assets or business interests or a division or other business unit of any Person, or any Equity Interest of any Person, or any business or going concern.

(d)
Limitation on Mergers, Dissolution or Sale of Assets

. Enter into any merger or consolidation, or consummate a Division as the Dividing Person, or convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, Equity Interests, receivables and leasehold interests), whether now owned or hereafter acquired or liquidate, wind up or dissolve, except:

(a)
Inventory leased or sold in the ordinary course of business;
(b)
obsolete, damaged, uneconomic or worn out machinery or equipment, or machinery or equipment no longer used or useful in the conduct of the applicable Credit Party’s business;
(c)
Permitted Acquisitions;
(d)
mergers or consolidations of any Subsidiary of the Borrower with or into the Borrower or any Guarantor so long as the Borrower or such Guarantor shall be the continuing or surviving entity; provided that at the time of each such merger or consolidation, both before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or result from such merger or consolidation;
(e)
any Subsidiary of the Borrower may liquidate or dissolve into the Borrower or a Guarantor if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower, so long as no Default or Event of Default has occurred and is continuing or would result therefrom;
(f)
sales or transfers, including without limitation upon voluntary liquidation from any Credit Party to the Borrower or a Guarantor, provided that the Borrower or Guarantor takes such

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actions as the Agent may reasonably request to ensure the perfection and priority of the Liens in favor of the Lenders over such transferred assets;
(g)
subject to Section 4.8(b) hereof, (i) Asset Sales (exclusive of asset sales permitted pursuant to all other subsections of this Section 8.4) in which the sales price is at least equal to the fair market value of the assets sold and the consideration received is cash or cash equivalents or Debt of any Credit Party being assumed by the purchaser, provided that the aggregate amount of such Asset Sales does not exceed $75,000 in any Fiscal Year and no Default or Event of Default has occurred and is continuing at the time of each such sale (both before and after giving effect to such Asset Sale), and (ii) other Asset Sales approved by the Majority Lenders in their sole discretion;
(h)
the sale or disposition of Permitted Investments and other cash equivalents in the ordinary course of business; and
(i)
any Credit Party (other than the Borrower) that is a limited liability company may consummate a Division as the Dividing Person provided that, if the Credit Party is a Guarantor, then immediately upon the consummation of the Division, the assets of the applicable Dividing Person are held by the Borrower or one or more Guarantors at such time; provided further that if the foregoing requirements are not satisfied, such Division shall be permitted if such Division, in the aggregate, would otherwise result in an Asset Sale permitted by clause (g) above; and
(j)
dispositions of owned or leased vehicles in the ordinary course of business.

The Lenders hereby consent and agree to the release by the Agent of any and all Liens on the property sold or otherwise disposed of in compliance with this Section 8.4.

(e)
Restricted Payments.

Declare or make any distributions, dividend, payment or other distribution of assets, properties, cash, rights, obligations or securities (collectively, “Distributions”) on account of any of its Equity Interests, as applicable, or purchase, redeem or otherwise acquire for value any of its Equity Interests, as applicable, or any warrants, rights or options to acquire any of its Equity Interests, now or hereafter outstanding (collectively, “Purchases”), except that:

(a)
each Credit Party may pay cash Distributions to the Borrower;
(b)
each Credit Party may declare and make Distributions payable in the Equity Interests of such Credit Party, provided that the issuance of such Equity Interests does not otherwise violate the terms of this Agreement and no Default or Event of Default has occurred and is continuing at the time of making such Distribution or would result from the making of such Distribution;
(c)
each Credit Party may make Tax Distributions; and
(d)
subject to the satisfaction of the Distribution Conditions, Borrower may make (i) Distributions to its members and (ii) Purchases; provided, that, the aggregate amount of all Distributions (excluding Tax Distributions permitted under Section (c) above) and Purchases made in any consecutive twelve (12) month period shall not exceed (a) for any trailing twelve month

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period of determination that includes the fiscal quarters ending March 31, 2019, June 30, 2019 and September 30, 2019, the sum of (i) $20,000,000, minus (ii) 50% of Maintenance Capital Expenditures that were excluded as a deduction from Consolidated EBITDA when calculating the Fixed Charge Coverage Ratio during such period, and (b) for any other trailing twelve (12) month period, $20,000,000.
(f)
[Reserved].
(g)
Limitation on Investments, Loans and Advances.

Make or allow to remain outstanding any Investment (whether such investment shall be of the character of investment in shares of stock, evidences of indebtedness or other securities or otherwise) in, or any loans or advances to, any Person other than:

(a)
Permitted Investments;
(b)
Investments existing on the Effective Date and listed on Schedule 8.7 hereof;
(c)
sales on open account in the ordinary course of business;
(d)
intercompany loans or intercompany Investments made by any Credit Party to or in any Guarantor or the Borrower; provided that, in the case of any intercompany loans or intercompany Investments made by the Borrower in any Guarantor, the aggregate amount from time to time outstanding in respect thereof shall not exceed $25,000,000; and provided, further, that in each case, no Default or Event of Default shall have occurred and be continuing at the time of making such intercompany loan or intercompany Investment or result from such intercompany loan or intercompany Investment being made and that any intercompany loans shall be evidenced by and funded under an Intercompany Note pledged to the Agent under the appropriate Collateral Documents;

(d-1) intercompany loans or investments made by any Credit Party to or in Red Top on or about July 16, 2018 in the amount of $1,320,000 and additional loans to and investments in Red Top made after July 16, 2018 in an aggregate amount not to exceed $6,880,000;

(e)
Investments in respect of Hedging Transactions provided that such transaction is entered into for risk management purposes and not for speculative purposes; and
(f)
Permitted Acquisitions.

In valuing any Investments for the purpose of applying the limitations set forth in this Section 8.7 (except as otherwise expressly provided herein), such Investment shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation, but less any amount repaid or recovered on account of capital or principal.

(h)
Transactions with Affiliates

. Except as set forth in Schedule 8.8, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliates of the Credit Parties except: (a) transactions with Affiliates that are the Borrower or Guarantors; (b) transactions otherwise permitted under this Agreement; and (c) transactions in the ordinary course of a Credit Party’s business and upon fair and reasonable

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terms no less favorable to such Credit Party than it would obtain in a comparable arm’s length transaction from unrelated third parties.

(i)
Sale-Leaseback Transactions

. Enter into any arrangement with any Person providing for the leasing by a Credit Party of real or personal property which has been or is to be sold or transferred by such Credit Party to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Credit Party, as the case may be, provided that if, at the time that a Credit Party acquires fixed or capital assets, such Credit Party intends to sell to and then lease such assets from another Person pursuant to a financing arrangement that would be permitted under Section 8.1(c), such transaction will not constitute a violation of this Section 8.9 so long as such transaction is consummated within sixty (60) days following the acquisition of such assets.

(j)
Limitations on Other Restrictions

. Except for this Agreement or any other Loan Document, enter into any agreement, document or instrument which would (i) restrict the ability of any Subsidiary of the Borrower to pay or make dividends or distributions in cash or kind to the Borrower or any Guarantor, to make loans, advances or other payments of whatever nature to any Credit Party, or to make transfers or distributions of all or any part of its assets to any Credit Party; or (ii) restrict or prevent any Credit Party from granting the Agent on behalf of Lenders Liens upon, security interests in and pledges of their respective assets, except to the extent such restrictions exist in documents creating Liens permitted by Section 9.2(b) hereunder.

(k)
Prepayment of Debt

. Make any prepayment (whether optional or mandatory), repurchase, redemption, defeasance or any other payment in respect of any Subordinated Debt.

(l)
Amendment of Subordinated Debt Documents

. Amend, modify or otherwise alter (or suffer to be amended, modified or altered) the Subordinated Debt Documents except as permitted in the applicable Subordinated Debt Documents and Subordination Agreements, or if no such restrictions exist in the applicable Subordinated Debt Documents or Subordination Agreements, without the prior written consent of the Agent.

(m)
Modification of Certain Agreements

. Make, permit or consent to any amendment or other modification to the constitutional documents of any Credit Party or any Material Contract except to the extent that any such amendment or modification (i) does not violate the terms and conditions of this Agreement or any of the other Loan Documents, (ii) does not materially adversely affect the interest of the Lenders as creditors and/or secured parties under any Loan Document and (iii) could not reasonably be expected to have a Material Adverse Effect.

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(n)
Management Fees

. Pay or otherwise advance, directly or indirectly, any management, consulting or other fees to an Affiliate.

(o)
Fiscal Year

. Permit the Fiscal Year of any Credit Party to end on a day other than March 31.

(p)
Pension Plans

. Establish a pension plan within the meaning of Title IV of ERISA.

21.
DEFAULTS.
(a)
Events of Default

. The occurrence of any of the following events shall constitute an Event of Default hereunder:

(a)
non-payment when due of (i) the principal or interest on the Indebtedness under the Revolving Credit (including the Swing Line) or the Term Loan or (ii) any Reimbursement Obligation or (iii) any Fees;
(b)
non-payment of any other amounts due and owing by the Borrower under this Agreement or by any Credit Party under any of the other Loan Documents to which it is a party, other than as set forth in subsection (a) above, within three (3) Business Days after the same is due and payable;
(c)
default in the observance or performance of any of the conditions, covenants or agreements of the Borrower set forth in Sections 7.1, 7.2, 7.4(a) and (e), 7.5, 7.6, 7.7, 7.9, 7.13, 7.14, 7.15, 7.16, 7.17 or Article 8 in its entirety, provided that an Event of Default arising from a breach of Sections 7.1 or 7.2 shall be deemed to have been cured upon delivery of the required item; and provided further that any Event of Default arising solely due to a breach of Section 7.7(a) shall be deemed cured upon the earlier of (x) the giving of the notice required by Section 7.7(a) and (y) the date upon which the Default or Event of Default giving rise to the notice obligation is cured or waived;
(d)
default in the observance or performance of any of the other conditions, covenants or agreements set forth in this Agreement or any of the other Loan Documents by any Credit Party and continuance thereof for a period of thirty (30) consecutive days;
(e)
any representation or warranty made by any Credit Party herein or in any certificate, instrument or other document submitted pursuant hereto proves untrue or misleading in any material adverse respect when made;
(f)
(i) default by any Credit Party in the payment of any indebtedness for borrowed money, whether under a direct obligation or guaranty (other than Indebtedness hereunder) of any

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Credit Party in excess of Five Hundred Thousand Dollars ($500,000) (or the equivalent thereof in any currency other than Dollars) individually or in the aggregate when due and continuance thereof beyond any applicable period of cure and or (ii) failure to comply with the terms of any other obligation of any Credit Party with respect to any indebtedness for borrowed money (other than Indebtedness hereunder) in excess of Five Hundred Thousand Dollars ($500,000) (or the equivalent thereof in any currency other than Dollars) individually or in the aggregate, which continues beyond any applicable period of cure and which would permit the holder or holders thereto to accelerate such other indebtedness for borrowed money, or require the prepayment, repurchase, redemption or defeasance of such indebtedness; or (iii) any default by any Credit Party under any Hedging Agreement which continues beyond any applicable period of cure;
(g)
the rendering of any judgment(s) (not covered by adequate insurance from a solvent carrier which is defending such action without reservation of rights) for the payment of money in excess of the sum of Five Hundred Thousand Dollars ($500,000) (or the equivalent thereof in any currency other than Dollars) individually or in the aggregate against any Credit Party, and such judgments shall remain unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of thirty (30) consecutive days from the date of its entry;
(h)
an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount that could reasonably be expected to have a Material Adverse Effect;
(i)
except as expressly permitted under this Agreement, any Credit Party shall be dissolved (other than a dissolution of a Subsidiary of the Borrower which is not a Guarantor or the Borrower) or liquidated (or any judgment, order or decree therefor shall be entered) except as otherwise permitted herein; or if a creditors’ committee shall have been appointed for the business of any Credit Party; or if any Credit Party shall have made a general assignment for the benefit of creditors or shall have been adjudicated bankrupt and if not an adjudication based on a filing by a Credit Party, it shall not have been dismissed within sixty (60) days, or shall have filed a voluntary petition in bankruptcy or for reorganization or to effect a plan or arrangement with creditors or shall fail to pay its debts generally as such debts become due in the ordinary course of business (except as contested in good faith and for which adequate reserves are made in such party’s financial statements); or shall file an answer to a creditor’s petition or other petition filed against it, admitting the material allegations thereof for an adjudication in bankruptcy or for reorganization; or shall have applied for or permitted the appointment of a receiver or trustee or custodian for any of its property or assets; or such receiver, trustee or custodian shall have been appointed for any of its property or assets (otherwise than upon application or consent of a Credit Party ) and shall not have been removed within sixty (60) days; or if an order shall be entered approving any petition for reorganization of any Credit Party and shall not have been reversed or dismissed within sixty (60) days;
(j)
a Change of Control;
(k)
if the Total Liabilities to Tangible Net Worth Ratio is greater than 2.0 to 1.0 as of the end of any fiscal quarter of Parent;

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(k-1) (A) if for the fiscal quarter ending December 31, 2019, the average monthly Argus D3 RIN Price for such fiscal quarter is less than the RIN Floor and Consolidated EBITDA for such fiscal quarter was less than $5,000,000; (B) if for the fiscal quarter ended March 31, 2020, the average monthly Argus D3 RIN Price for such fiscal quarter is less than the RIN Floor and Consolidated EBITDA for the six month period ending on such fiscal quarter was less than $10,000,000; or (C) for any fiscal quarter thereafter, the average monthly Argus D3 RIN Price for such fiscal quarter is less than the RIN Floor and Consolidated EBITDA for such fiscal quarter was less than $6,000,000;

(l)
the validity, binding effect or enforceability of any subordination provisions relating to any Subordinated Debt shall be contested by any Person party thereto (other than any Lender, the Agent, Issuing Lender or Swing Line Lender), or such subordination provisions shall fail to be enforceable by the Agent and the Lenders in accordance with the terms thereof, or the Indebtedness shall for any reason not have the priority contemplated by this Agreement or such subordination provisions;
(m)
any Loan Document shall at any time for any reason cease to be in full force and effect (other than in accordance with the terms thereof or the terms of any other Loan Document), as applicable, or the validity, binding effect or enforceability thereof shall be contested by any party thereto (other than any Lender, the Agent, Issuing Lender or Swing Line Lender), or any Person shall deny that it has any or further liability or obligation under any Loan Document, or any such Loan Document shall be terminated (other than in accordance with the terms thereof or the terms of any other Loan Document), invalidated, revoked or set aside or in any way cease to give or provide to the Lenders and the Agent the benefits purported to be created thereby, or any Loan Document purporting to grant a Lien to secure any Indebtedness shall, at any time after the delivery of such Loan Document, fail to create a valid and enforceable Lien on any Collateral purported to be covered thereby or such Lien shall fail to cease to be a perfected Lien with the priority required in the relevant Loan Document; or
(n)
Borrower fails to provide Agent and Lenders written notice within thirty (30) days after any change in the federal Renewable Energy Standard, rules or regulations that could result in a Material Adverse Effect.
(b)
Exercise of Remedies

. If an Event of Default has occurred and is continuing hereunder: (a) the Agent may, and shall, upon being directed to do so by the Majority Revolving Credit Lenders, declare the Revolving Credit Aggregate Commitment terminated; (b) the Agent may, and shall, upon being directed to do so by the Majority Lenders, declare the entire unpaid principal Indebtedness, including the Notes, immediately due and payable, without presentment, notice or demand, all of which are hereby expressly waived by the Borrower; (c) upon the occurrence of any Event of Default specified in Section 9.1(i) and notwithstanding the lack of any declaration by the Agent under preceding clauses (a) or (b), the entire unpaid principal Indebtedness shall become automatically and immediately due and payable, and the Revolving Credit Aggregate Commitment shall be automatically and immediately terminated; (d) the Agent shall, upon being directed to do so by the Majority Revolving Credit Lenders, demand immediate delivery of cash collateral, and the Borrower agrees to deliver such cash collateral upon demand, in an amount equal to 105% of the maximum amount that may be available to be drawn at any time prior to the stated expiry of all outstanding Letters of Credit, for deposit into an account controlled by the Agent; (e) the Agent may, and shall, upon being directed to do so by the Majority Lenders, notify the Borrower or any Credit Party

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that interest shall be payable on demand on all Indebtedness (other than Revolving Credit Advances, Swing Line Advances and Term Loan Advances with respect to which Sections 2.6 and 4.6 hereof shall govern) owing from time to time to the Agent or any Lender, at a per annum rate equal to the Default Rate applicable to such Indebtedness; and (f) the Agent may, and shall, upon being directed to do so by the Majority Lenders or the Lenders, as applicable (subject to the terms hereof), exercise any remedy permitted by this Agreement, the other Loan Documents or law.

(c)
Rights Cumulative

. No delay or failure of the Agent and/or Lenders in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof, or the exercise of any other power, right or privilege. The rights of the Agent and Lenders under this Agreement are cumulative and not exclusive of any right or remedies which Lenders would otherwise have.

(d)
Waiver by the Borrower of Certain Laws

. To the extent permitted by applicable law, the Borrower hereby agrees to waive, and does hereby absolutely and irrevocably waive and relinquish the benefit and advantage of any valuation, stay, appraisement, extension or redemption laws now existing or which may hereafter exist, which, but for this provision, might be applicable to any sale made under the judgment, order or decree of any court, on any claim for interest on the Notes, or any security interest or mortgage contemplated by or granted under or in connection with this Agreement. These waivers have been voluntarily given, with full knowledge of the consequences thereof.

(e)
Waiver of Defaults

. No Event of Default shall be waived by the Lenders except in a writing signed by an officer of the Agent in accordance with Section 13.10 hereof. Without limiting the foregoing, payment or acceptance of any Indebtedness at the Default Rate is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Agent or any Lender. No single or partial exercise of any right, power or privilege hereunder, nor any delay in the exercise thereof, shall preclude other or further exercise of their rights by the Agent or the Lenders. No waiver of any Event of Default shall extend to any other or further Event of Default. No forbearance on the part of the Agent or the Lenders in enforcing any of their rights shall constitute a waiver of any of their rights. The Borrower expressly agrees that this Section may not be waived or modified by the Lenders or the Agent by course of performance, estoppel or otherwise.

(f)
Set Off

. Upon the occurrence and during the continuance of any Event of Default, each Lender may at any time and from time to time, without notice to the Borrower but subject to the provisions of Section 10.3 hereof (any requirement for such notice being expressly waived by the Borrower), setoff and apply against any and all of the obligations of the Borrower now

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or hereafter existing under this Agreement, whether owing to such Lender, any Affiliate of such Lender or any other Lender or the Agent, any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower and any property of the Borrower from time to time in possession of such Lender, irrespective of whether or not such deposits held or indebtedness owing by such Lender may be contingent and unmatured and regardless of whether any Collateral then held by the Agent or any Lender is adequate to cover the Indebtedness. Promptly following any such setoff, such Lender shall give written notice to the Agent and the Borrower of the occurrence thereof; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Agent for further application in accordance with the provisions of Section 10.4 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held for the benefit of the Agent, the Issuing Lender and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Agent a statement describing in reasonable detail the Indebtedness owing to such Defaulting Lender as to which it exercised such right of setoff. The Borrower hereby grants to the Lenders and the Agent a lien on and security interest in all such deposits, indebtedness and property as collateral security for the payment and performance of all of the obligations of the Borrower under this Agreement. The rights of each Lender under this Section 9.6 are in addition to the other rights and remedies (including, without limitation, other rights of setoff) which such Lender may have.

22.
PAYMENTS, RECOVERIES AND COLLECTIONS.
(a)
Payment Generally.
(a)
All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise provided herein, all payments of principal, interest or fees hereunder shall be made by the Borrower to the Agent, for the account of the respective Lenders to which such payment is owed, without setoff or counterclaim on the date specified for payment under this Agreement and must be received by the Agent not later than 1:00 p.m. (Detroit time) (or such later time on such date as agreed to by Agent) on the date such payment is required or intended to be made in Dollars in immediately available funds to the Agent at the Agent’s Office. Any payment received by the Agent after 1:00 p.m. (Detroit time) (or such later time on such date as agreed to by Agent) shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. The Agent will promptly distribute to each Lender its ratable share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s applicable lending office (or otherwise distribute such payment in like funds as received to the Person or Persons entitled thereto as provided herein).
(b)
Unless the Agent shall have been notified in writing by the Borrower at least two (2) Business Days prior to the date on which any payment to be made by the Borrower is due that the Borrower does not intend to remit such payment, the Agent may, in its sole discretion and without obligation to do so, assume that the Borrower has remitted such payment when so due and the Agent may, in reliance upon such assumption, make available to each Revolving Credit Lender or Term Loan Lender, as the case may be, on such payment date an amount equal to such Lender’s

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share of such assumed payment. If the Borrower has not in fact remitted such payment to the Agent, each Lender shall forthwith on demand repay to the Agent the amount of such assumed payment made available or transferred to such Lender, together with the interest thereon, in respect of each day from and including the date such amount was made available by the Agent to such Lender to the date such amount is repaid to the Agent at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation for the first two (2) Business Days that such amount remains unpaid, and thereafter at a rate of interest then applicable to such Revolving Credit Advances.
(c)
Subject to the definition of “Interest Period” in Section 1 of this Agreement, whenever any payment to be made hereunder shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest, if any, in connection with such payment; provided that, if such next succeeding Business Day would fall after any applicable Maturity Date, payment shall be made on the immediately preceding Business Day.
(d)
The obligations of the Lenders hereunder to make Advances, to fund participations in Letters of Credit and Swing Line Advances, as applicable, and to make payments pursuant to Section 13.5 or otherwise hereunder are several and not joint. The failure of any Lender to make any Advance or, as applicable, to fund any such participation or to make any such payment on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its applicable Loan, to purchase its participations, as applicable, or to make any payment hereunder.
(b)
Application of Proceeds of Collateral

. Notwithstanding anything to the contrary in this Agreement, in the case of any Event of Default under Section 9.1(i), immediately following the occurrence thereof, and in the case of any other Event of Default: (a) upon the termination of the Revolving Credit Aggregate Commitment, (b) the acceleration of any Indebtedness arising under this Agreement, (c) at the Agent’s option, or (d) upon the request of the Majority Lenders after the commencement of any remedies hereunder, the Agent shall apply the proceeds of any Collateral, together with any offsets, voluntary payments by any Credit Party or others and any other sums received or collected in respect of the Indebtedness first, to pay all incurred and unpaid fees and expenses of the Agent under the Loan Documents and any protective advances made by the Agent with respect to the Collateral under or pursuant to the terms of any Loan Document, next, to pay any fees and expenses owed to the Issuing Lender hereunder, next, to pay principal and interest due under the Revolving Credit (including the Swing Line and any Reimbursement Obligations) and the Term Loan, to cash collateralize all outstanding Letters of Credit in an amount equal to 105% of the maximum amount that may be available to be drawn at any time prior to the stated expiry of all outstanding Letters of Credit, and to pay any obligations owing by any Credit Party under any Hedging Agreements or with respect to any Lender Products on a pro rata basis, next, to pay any other Indebtedness on a pro rata basis, and then, if there is any excess, to the Credit Parties, as the case may be.

(c)
Pro-rata Recovery

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. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of principal of, or interest on, any of the Advances made by it, or the participations in Letter of Credit Obligations or Swing Line Advances held by it in excess of its pro rata share of payments then or thereafter obtained by all Lenders upon principal of and interest on all such Indebtedness, such Lender shall purchase from the other Lenders such participations in the Revolving Credit, the Term Loan, and/or the Letter of Credit Obligation held by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably in accordance with the applicable Percentages of the Lenders; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing holder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

(d)
Treatment of a Defaulting Lender; Reallocation of Defaulting Lender’s Fronting Exposure.
(A)
The obligation of any Lender to make any Advance hereunder shall not be affected by the failure of any other Lender to make any Advance under this Agreement, and no Lender shall have any liability to the Borrower or any of its Subsidiaries, the Agent, any other Lender, or any other Person for another Lender’s failure to make any loan or Advance hereunder.
(B)
If any Lender shall become a Defaulting Lender, then such Defaulting Lender’s right to vote in respect of any amendment, consent or waiver of the terms of this Agreement or such other Loan Documents, or to direct or approve any action or inaction by the Agent shall be subject to the restrictions set forth in Section 13.10.
(C)
Any payment of principal, interest, fees or other amounts received by the Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 9 or otherwise) or received by the Agent from a Defaulting Lender pursuant to Section 9.6 shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Lender or Swing Line Lender hereunder; third, to cash collateralize the Issuing Lenders’ Fronting Exposure with respect to such Defaulting Lender in accordance with clause (g) below; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Advance in respect of which such Defaulting Lender has failed to fund its portion

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thereof as required by this Agreement, as determined by the Agent; fifth, if so determined by the Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Advances under this Agreement and (y) cash collateralize the Issuing Lenders’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with clause (g) below; sixth, to the payment of any amounts owing to the Lenders, the Issuing Lenders or Swing Line Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Lenders or Swing Line Lenders against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Advances or Letter of Credit Obligations in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Advances were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to pay the Advances of, and Letter of Credit Obligations to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Advances of, or Letter of Credit Obligations owed to, such Defaulting Lender until such time as all Advances and funded and unfunded participations in Letter of Credit Obligations and Swing Line Advances are held by the Lenders pro rata in accordance with their respective Revolving Credit Percentages without giving effect to Section clause (d) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this clause (c) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(D)
No Defaulting Lender shall be entitled to receive any Revolving Credit Facility Fee for any period during which

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that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(E)
Each Defaulting Lender shall be entitled to receive the Letter of Credit Fees described in Section 3.4(a) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Revolving Credit Percentage of the stated amount of Letters of Credit for which it has provided cash collateral in accordance with clause (g) below). With respect to any Revolving Credit Facility Fee or Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit Obligations or Swing Line Advances that has been reallocated to such Non-Defaulting Lender pursuant to clause f below, (y) pay to each Issuing Lender and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Lender’s and Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(F)
If any Lender shall become a Defaulting Lender, then, for so long as such Lender remains a Defaulting Lender, any Fronting Exposure shall be reallocated by the Agent at the request of the Swing Line Lender and/or the Issuing Lender among the Non-Defaulting Lenders in accordance with their respective Percentages of the Revolving Credit, but only to the extent that the sum of the aggregate principal amount of all Revolving Credit Advances made by each Non-Defaulting Lender, plus such Non-Defaulting Lender’s Percentage of the aggregate outstanding principal amount of Swing Line Advances and Letter of Credit Obligations prior to giving effect to such reallocation plus such Non-Defaulting Lender’s Percentage of the Fronting Exposure to be reallocated does not exceed such Non- Defaulting Lender’s Percentage of the Revolving Credit Aggregate Commitment, and only so long as no Default or Event of Default has occurred and is continuing on the date of such reallocation.
(G)
At any time that there shall exist a Defaulting Lender, within one (1) Business Day following the written request of the

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Agent, the Swing Line Lender or the Issuing Lender (with a copy to the Agent), the Borrower shall cash collateralize the Swing Line Lender’s and Issuing Lender’s Fronting Exposure, as applicable, with respect to such Defaulting Lender (determined after giving effect to any cash collateral provided by such Defaulting Lender) in an amount not less than an amount determined by the Agent, the Swing Line Lender and the Issuing Lender in their sole discretion, by depositing such amounts into an account controlled by the Agent.
(e)
Erroneous Payments.
(a)
If the Agent determines (which determination shall be conclusive and binding, absent manifest error) that the Agent or any of its Affiliates has erroneously, mistakenly or inadvertently transmitted any funds to any Lender (whether or not such transmittal was known by such Lender) (any such funds, whether received as a payment, prepayment, or repayment of principal, interest, fees, distributions, or otherwise, individually and collectively, an “Erroneous Payment”) and the Agent subsequently demands the return of such Erroneous Payment (or any portion thereof), then such Lender shall promptly, but in no event later than two (2) Business Days after such demand, return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such demand was made by the Agent, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such amount was received by such Lender to the date such amount is repaid to the Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation.
(b)
To the extent permitted by applicable law, each Lender agrees not to assert any right or claim to any Erroneous Payment (or any portion thereof) and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payment (or any portion thereof) (including, without limitation, any defense based on “discharge for value” or any similar doctrine).
(c)
This Section 10.5 shall survive the resignation or replacement of the Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Indebtedness (or any portion thereof) under any Loan Document.
(d)
For purposes of this Section 10.5, the term “Lender” includes each Issuing Lender.
23.
YIELD PROTECTION; INCREASED COSTS; MARGIN ADJUSTMENTS; TAXES; ~~[UNAVAILABILITY; SUCCESSOR RATE DETERMINATION]~~BENCHMARK REPLACEMENT.
(a)
Reimbursement of Prepayment Costs. In the event of (a) the payment of any principal of any Advance other than a Base Rate Advance other than on the last day of the Interest Period applicable thereto (including as a result of an Event of

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Default), (b) the conversion of any Advance other than a Base Rate Advance other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (c) the failure to borrow, convert, continue or prepay any Advance other than a Base Rate Advance on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any ~~[BSBY]~~Advance (other than a Base Rate Advance~~[ or Quoted Rate Advance]~~) other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 13.12) then, in any such event, the Borrower shall compensate each Lender for any funding or other loss, cost or expense incurred as a result of such event, including any funding or other loss, cost or expense arising from the liquidation or redeployment of funds (but excluding the loss of any Applicable Margin). A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section and the basis for determining such losses, costs or expenses shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof.
(b)
[Reserved].
(c)
~~11.2~~ Inability to Determine Rates. Subject to Section ~~[11.3, below]~~11.11, if, on or prior to the first day of any Interest Period ~~[or other applicable tenor ]~~for any ~~[Advance, ]~~Term SOFR Advances:
(a)
the Agent ~~[shall determine]~~determines (which determination shall be conclusive and binding absent manifest error) ~~[or, in the case of clause (b) below, the Majority Lenders shall determine (which determinations shall be conclusive and binding absent manifest error) and notify Agent, that:]~~

~~(a)~~ that “Term SOFR” (~~[the Benchmark (]~~or any component thereof) cannot be determined pursuant to the definition thereof, or

(b)
the ~~[Benchmark for such Interest Period or other applicable tenor (collectively, the “Affected Tenor”)]~~Majority Lenders determine that for any reason in connection with any request for a Term SOFR Advance or a conversion thereto or a continuation thereof that Adjusted Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Advance does not adequately and fairly reflect the cost to such Lenders of funding ~~[or maintaining ]~~such Advance, ~~[or]~~and the Majority Lenders have provided notice of such determination to the Agent,

~~(c) [the making or funding of any Advance that accrues interest at or by reference to the Benchmark has become impracticable or not administratively feasible, ]~~the Agent will promptly so notify the Borrower and each Lender.

Upon notice thereof by the Agent to the Borrower, (i) any obligation of the Lenders to make Term SOFR Advances~~[ that accrue interest at or by reference to such Benchmark]~~, and any right of the Borrower to continue Term SOFR Advances ~~[that accrue interest at or by reference to such Benchmark, ]~~or to convert Base

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Rate Advances to Term SOFR Advances~~[ that accrue interest at or by reference to such Benchmark]~~, shall be suspended (~~[in each case, ]~~to the extent of the affected Term SOFR Advances or ~~[Affected Tenors]~~affected Interest Periods) until the Agent (with respect to clause (b) of this Section ~~[11.2]~~11.3, at the instruction of the Majority Lenders) revokes such notice, (ii) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of ~~[any]~~Term SOFR Advances ~~[that accrue interest at or by reference to such Benchmark ]~~(to the extent of the affected Term SOFR Advances or ~~[Affected Tenors]~~affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Advances in the amount specified therein and (iii) any outstanding affected Term SOFR Advances will be deemed to have been converted into Base Rate Advances at the end of the applicable Interest Period~~[ or other applicable tenor]~~. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 11.1. Subject to Section ~~[11.3,]~~11.11 if the Agent determines (which determination shall be conclusive and binding absent manifest error) that ~~[the Benchmark]~~“Term SOFR” (or any component thereof) cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Advances shall be determined by the Agent without reference to clause (c) of the definition of “Base Rate” until the Agent revokes such determination.

~~11.3 [BSBY Unavailability; Successor Rate Determination][. ]~~

~~(a) [Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, but without limiting Section 11.2 above, if:]~~

~~(i) [adequate and reasonable means do not exist for ascertaining all Available Tenors of the BSBY Rate (including, without limitation, because the BSBY Screen Rate is not available or published on a current basis), and such circumstances are unlikely to be temporary, as determined by the Agent (which determination shall be conclusive and binding absent manifest error), or Majority Lenders pursuant to, in the case of the Majority Lenders, delivery of notice to the Agent with a copy to the Borrower that Majority Lenders have so determined (which determination likewise shall be conclusive and binding absent manifest error); or]~~

~~(ii) [the BSBY Administrator or a Governmental Authority having jurisdiction over the Agent or the BSBY Administrator with respect to its publication of BSBY, in each case acting in such capacity, has made a public statement (A) identifying a specific date after which all Available Tenors of the BSBY Rate shall or will no longer be representative or made available, or permitted to be used for determining the interest rate of Dollar denominated syndicated loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no~~

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~~successor administrator that is satisfactory to the Agent, that will continue to provide such interest periods of the BSBY Rate after the latest date on which all Available Tenors of the BSBY Rate (or any component thereof) are no longer representative or available permanently or indefinitely, or (B) that the BSBY Rate (or any component thereof) fails to comply with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; or]~~

~~(iii) [all Available Tenors of BSBY are not newly published (e.g., are carried over) by the BSBY Administrator for five (5) consecutive Business Days and such failure is not the result of a temporary moratorium, embargo, or disruption declared by the BSBY Administrator or by the regulatory supervisor for the BSBY Administrator; ]~~

~~(iv) [then, on a date and time determined by the Agent (any such date, a “Replacement Date”), which date shall be at the end of an Interest Period or on the relevant Interest Payment Date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the latest date determined under clause (ii), the BSBY Rate will be replaced hereunder and under any Loan Document with the first available alternative set forth in the order below for any payment period for interest calculated that can be determined by the Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (such rate, and any subsequent successor rate so determined, the “Successor Rate”):]~~

~~[(x) Term SOFR plus the SOFR Adjustment; and]~~

~~[(y)  Daily Simple SOFR plus the SOFR Adjustment.]~~

~~[In the event that the Successor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest payments will be payable on a monthly basis.]~~

~~(b) [Notwithstanding anything to the contrary herein, (i) if the Agent determines that neither of the alternatives set forth in clauses (x) and (y) of Section 11.3(a) above is available on or prior to the Replacement Date or (ii) if events or circumstances comparable to those described in Section 11.3(a)(i) or Section 11.3(a)(ii) have occurred with respect to the Successor Rate then in effect, then in each case, the Agent and the Borrower may amend this Agreement solely for the purpose of replacing the BSBY Rate or any then current Successor Rate in accordance with this Section 11.3 at the end of any Interest Period or other applicable tenor, relevant Interest Payment Date or payment~~

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~~period for interest calculated, as applicable, with another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmark rate and, in each case, including any mathematical or other adjustments to such benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such benchmark rate, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments shall constitute a “Successor Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Majority Lenders have delivered to the Agent written notice that such Majority Lenders object to such amendment.]~~

~~[The Agent will promptly (in one or more notices) notify the Borrower and each Lender of the implementation of any Successor Rate. Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Agent. In connection with the implementation of any Successor Rate, the Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.]~~

~~[Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than the Applicable Floor, the Successor Rate will be deemed to be the Applicable Floor for the purposes of this Agreement and the other Loan Documents.]~~

~~(c) [Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of this Section 11.3), (i) if the BSBY Rate or the then-current Successor Rate is a term rate (including Term SOFR) and either (A) any tenor for such benchmark rate is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion, or (B) the administrator of such benchmark rate or the regulatory supervisor for the administrator of such benchmark rate has provided a public statement or publication of information announcing that any tenor for~~

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~~such benchmark rate is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any benchmark rate settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a benchmark rate (including any Successor Rate), or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including any Successor Rate), then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all benchmark rate settings at or after such time to reinstate such previously removed tenor.]~~

(d)
Illegality. If any Lender determines (which determination shall be conclusive and binding, absent manifest error) that any applicable law has made it unlawful, or that any Governmental Authority has asserted that (i) it is unlawful, (ii) it would create safety and soundness risks, or (iii) it would not be consistent with sound banking practices, for any Lender or its applicable lending office to make, maintain or fund Advances whose interest is determined by reference to SOFR, the ~~[BSBY]~~Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or to determine or charge interest rates based upon SOFR, the ~~[BSBY]~~Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, then, upon notice thereof by such Lender to the Borrower (through the Agent), (a) any obligation of the Lenders to make ~~[BSBY Rate]~~Term SOFR Advances, and any right of the Borrower to continue ~~[BSBY Rate]~~Term SOFR Advances or to convert Base Rate Advances to ~~[BSBY Rate]~~Term SOFR Advances, shall be suspended, (b) the interest rate on Base Rate Advances shall, if necessary to avoid such illegality, be determined by the Agent without reference to clause (c) of the definition of “Base Rate”, in each case until such Lender notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist and (c) the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Agent), prepay or, if applicable, convert all ~~[BSBY Rate]~~Term SOFR Advances to Base Rate Advances (subject to clause (b) of this Section 11.4) on the last day of the Interest Period therefor, if ~~[all]~~such affected ~~[Lenders]~~Lender may lawfully continue to maintain such ~~[BSBY Rate]~~Term SOFR Advances to such day, or immediately, if ~~[any]~~such affected Lender may not lawfully continue to maintain such ~~[BSBY Rate]~~Term SOFR Advances to such day. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 11.1.
(e)
Increased Costs. If any Change in Law shall:

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(a)
impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D)), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender; or
(b)
subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(c)
impose on any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or Advances made by such Lender; and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Advance or of maintaining its obligation to make any such Advance, or to increase the cost to such Lender, or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or other Recipient, the Borrower will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(f)
Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Advances made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(g)
Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Section 11.5 or 11.6 of this Section, as well as the basis for determining such amounts, and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(h)
Margin Adjustment. Adjustments to the Applicable Margins and the Applicable Fee Percentages, based on Annex I, shall be implemented on a quarterly basis as follows:

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(a)
Such adjustments shall be given prospective effect only, effective as to all Advances outstanding hereunder, the Applicable Fee Percentage and the Letter of Credit Fee, upon the date of delivery of the financial statements under Sections 7.1(a) and 7.1(b) hereunder and the Covenant Compliance Report under Section 7.2(a) hereof, in each case establishing applicability of the appropriate adjustment and in each case with no retroactivity or claw-back. In the event the Borrower shall fail timely to deliver such financial statements or the Covenant Compliance Report and such failure continues for three (3) days, then (but without affecting the Event of Default resulting therefrom) from the date delivery of such financial statements and report was required until such financial statements and report are delivered, the Applicable Margins and Applicable Fee Percentages shall be at the highest level on the Pricing Matrix attached to this Agreement as Annex I.
(b)
From the Effective Date until the required date of delivery (or, if earlier, delivery) of the financial statements under Section 7.1(a) or 7.1(b) hereof, as applicable, and the Covenant Compliance Report under Section 7.2(a) hereof, for the fiscal quarter ending March 31, 2019, the Applicable Margins and Applicable Fee Percentages shall be those set forth under the Level II column of the pricing matrix attached to this Agreement as Annex I. Thereafter, Applicable Margins and Applicable Fee Percentages shall be based upon the quarterly financial statements and Covenant Compliance Reports, subject to recalculation as provided in Section 11.8(a) above.
(c)
Notwithstanding the foregoing, however, if, prior to the payment and discharge in full (in cash) of the Indebtedness and the termination of any and all commitments hereunder, as a result of any restatement of or adjustment to the financial statements of Borrower and any of its Subsidiaries (relating to the current or any prior fiscal period) or for any other reason, the Agent determines that the Applicable Margin and/or the Applicable Fee Percentages as calculated by the Borrower as of any applicable date of determination were inaccurate in any respect and a proper calculation thereof would have resulted in different pricing for any fiscal period, then (x) if the proper calculation thereof would have resulted in higher pricing for any such period, the Borrower shall automatically and retroactively be obligated to pay to the Agent, promptly upon demand by the Agent or the Majority Lenders, (or, after the occurrence of an actual or deemed entry of an order for relief with respect to Borrower under any Debtor Relief Laws, automatically and without further action by the Agent, any Lender or the Issuing Lender) an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period and, if the current fiscal period is affected thereby, the Applicable Margin and/or the Applicable Fee Percentages for the current period shall be adjusted based on such recalculation; and (y) if the proper calculation thereof would have resulted in lower pricing for such period, the Agent and Lenders shall have no obligation to recalculate such interest or fees or to repay any interest or fees to the Borrower.
(i)
Delay in Requests. Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to Sections 11.5, 11.6 or 3.4 shall not constitute a waiver of such Lender’s or the Issuing Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the Issuing Lender pursuant to Sections 11.4, 11.5, 11.6 or 3.4(c), for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender or the Issuing Lender, as the case may be, notifies the Borrower of the Change in Law (provided that this provision will not apply to any Change in

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Law of the type referred to in clauses (x), (y) or (z) of the definition thereof) giving rise to such increased costs or reductions and of such Lender’s or the Issuing Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof).
(j)
~~[[Reserved]]~~Taxes.

~~11.11 [Taxes][. ]~~

(a)
Any and all payments by or on account of any obligation of any Credit Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)
The Credit Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Agent, timely reimburse it for the payment of, any Other Taxes.
(c)
As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section ~~[11.11]~~11.10, such Credit Party shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.
(d)
If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section ~~[11.11]~~11.10, (including by payment of additional amounts pursuant to this Section ~~[11.11]~~11.10), it shall pay to the indemnifying party an amount equal to such refund or indemnification (but only to the extent of additional amounts or indemnification paid under this Section ~~[11.11]~~11.10 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (d) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (d), in no event will the indemnified party be required to pay any amount to an indemnifying party

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pursuant to this paragraph (d) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted or withheld and the additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(e)
The Borrower shall indemnify each Lender, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Person or required to be withheld or deducted from a payment to such Person and any reasonable and invoiced out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Agent) or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(f)
Each Lender shall severally indemnify the Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent the Borrower has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.8 hereof relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable and invoiced out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest effort. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this paragraph (f).
(g)
For purposes of this Section ~~[11.11]~~11.10, the term “Lender” includes any Issuing Lender and the term “applicable law” includes FATCA.
(h)
Each party’s obligations under this Section ~~[11.11]~~11.10 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of a Lender, the termination of Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
(k)
Benchmark Replacement Setting.
(a)
Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in

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accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (Detroit time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Majority Lenders.
(b)
Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(c)
Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 11.11(d). Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 11.11, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 11.11.
(d)
Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public

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statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)
Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a Term SOFR Advance of, conversion to or continuation of Term SOFR Advances to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for an advance of or conversion to Base Rate Advances. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.
24.
AGENT.
(a)
Appointment of the Agent

. Each Lender and the holder of each Note (if issued) irrevocably appoints and authorizes the Agent to act on behalf of such Lender or holder under this Agreement and the other Loan Documents and to exercise such powers hereunder and thereunder as are specifically delegated to the Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto, including without limitation the power to execute or authorize the execution of financing or similar statements or notices, and other documents. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any Credit Party.

(b)
Deposit Account with the Agent or any Lender

. The Borrower authorizes the Agent and each Lender, in the Agent’s or such Lender’s sole discretion, upon notice to the Borrower to charge its general deposit account(s), if any, maintained with the Agent or such Lender for the amount of any principal, interest, or other

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amounts or costs due under this Agreement when the same become due and payable under the terms of this Agreement or the Notes.

(c)
Scope of the Agent’s Duties

. The Agent shall have no duties or responsibilities except those expressly set forth herein, and shall not, by reason of this Agreement or otherwise, have a fiduciary relationship with any Lender (and no implied covenants or other obligations shall be read into this Agreement against the Agent). None of the Agent, its Affiliates nor any of their respective directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it or them under this Agreement or any document executed pursuant hereto, or in connection herewith or therewith with the consent or at the request of the Majority Lenders (or all of the Lenders for those acts requiring consent of all of the Lenders) (except for its or their own willful misconduct or gross negligence), nor be responsible for or have any duties to ascertain, inquire into or verify (a) any recitals or warranties made by the Credit Parties or any Affiliate of the Credit Parties, or any officer thereof contained herein or therein, (b) the effectiveness, enforceability, validity or due execution of this Agreement or any document executed pursuant hereto or any security thereunder, (c) the performance by the Credit Parties of their respective obligations hereunder or thereunder, or (d) the satisfaction of any condition hereunder or thereunder, including without limitation in connection with the making of any Advance or the issuance of any Letter of Credit. The Agent and its Affiliates shall be entitled to rely upon any certificate, notice, document or other communication (including any cable, telegraph, telex, facsimile transmission or oral communication) believed by it to be genuine and correct and to have been sent or given by or on behalf of a proper person. The Agent may treat the payee of any Note as the holder thereof. The Agent may employ agents and may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable to the Lenders (except as to money or property received by them or their authorized agents), for the negligence or misconduct of any such agent selected by it with reasonable care or for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

(d)
Successor Agent

. The Agent may resign as such at any time upon at least thirty (30) days prior notice to the Borrower and each of the Lenders. If the Agent at any time shall resign or if the office of the Agent shall become vacant for any other reason, Majority Lenders shall, by written instrument, appoint successor agent(s) (“Successor Agent”) satisfactory to such Majority Lenders and, so long as no Default or Event of Default has occurred and is continuing, to the Borrower (which approval shall not be unreasonably withheld or delayed); provided, however that any such successor Agent shall be a bank or a trust company or other financial institution which maintains an office in the United States, or a commercial bank organized under the laws of the United States or any state thereof, or any Affiliate of such bank or trust company or other financial institution which is engaged in the banking business, and shall have a combined capital and surplus of at least $500,000,000. Such Successor Agent shall thereupon become the Agent hereunder, as applicable, and the Agent shall deliver or cause to be delivered to any successor agent such documents of transfer and assignment as such

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Successor Agent may reasonably request. If a Successor Agent is not so appointed or does not accept such appointment before the resigning Agent’s resignation becomes effective, the resigning Agent may appoint a temporary successor to act until such appointment by the Majority Lenders and, if applicable, the Borrower, is made and accepted, or if no such temporary successor is appointed as provided above by the resigning the Agent, the Majority Lenders shall thereafter perform all of the duties of the resigning the Agent hereunder until such appointment by the Majority Lenders and, if applicable, the Borrower, is made and accepted. Such Successor Agent shall succeed to all of the rights and obligations of the resigning Agent as if originally named. The resigning Agent shall duly assign, transfer and deliver to such Successor Agent all moneys at the time held by the resigning Agent hereunder after deducting therefrom its expenses for which it is entitled to be reimbursed hereunder. Upon such succession of any such Successor Agent, the resigning Agent shall be discharged from its duties and obligations, in its capacity as the Agent hereunder, except for its gross negligence or willful misconduct arising prior to its resignation hereunder, and the provisions of this Article 12 shall continue in effect for the benefit of the resigning Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

(e)
Credit Decisions

. Each Lender acknowledges that it has, independently of the Agent and each other Lender and based on the financial statements of the Borrower and such other documents, information and investigations as it has deemed appropriate, made its own credit decision to extend credit hereunder from time to time. Each Lender also acknowledges that it will, independently of the Agent and each other Lender and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement, any Loan Document or any other document executed pursuant hereto.

(f)
Authority of the Agent to Enforce This Agreement

. Each Lender, subject to the terms and conditions of this Agreement, grants the Agent full power and authority as attorney-in-fact to institute and maintain actions, suits or proceedings for the collection and enforcement of any Indebtedness outstanding under this Agreement or any other Loan Document and to file such proofs of debt or other documents as may be necessary to have the claims of the Lenders allowed in any proceeding relative to any Credit Party, or their respective creditors or affecting their respective properties, and to take such other actions which the Agent considers to be necessary or desirable for the protection, collection and enforcement of the Notes, this Agreement or the other Loan Documents.

(g)
Indemnification of the Agent

. The Lenders agree to indemnify the Agent and its Affiliates (to the extent not reimbursed by the Borrower, but without limiting any obligation of the Borrower to make such reimbursement), ratably according to their respective Weighted Percentages, from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature

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whatsoever (including, without limitation, reasonable fees and expenses of house and outside counsel) which may be imposed on, incurred by, or asserted against the Agent and its Affiliates in any way relating to or arising out of this Agreement, any of the other Loan Documents or the transactions contemplated hereby or any action taken or omitted by the Agent and its Affiliates under this Agreement or any of the Loan Documents; provided, however, that no Lender shall be liable for any portion of such claims, damages, losses, liabilities, costs or expenses resulting from the Agent’s or its Affiliate’s gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent and its Affiliates promptly upon demand for its ratable share of any reasonable out-of-pocket expenses (including, without limitation, reasonable fees and expenses of house and outside counsel) incurred by the Agent and its Affiliates in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any of the other Loan Documents, to the extent that the Agent and its Affiliates are not reimbursed for such expenses by the Borrower, but without limiting the obligation of the Borrower to make such reimbursement. Each Lender agrees to reimburse the Agent and its Affiliates promptly upon demand for its ratable share of any amounts owing to the Agent and its Affiliates by the Lenders pursuant to this Section, provided that, if the Agent or its Affiliates are subsequently reimbursed by the Borrower for such amounts, they shall refund to the Lenders on a pro rata basis the amount of any excess reimbursement. If the indemnity furnished to the Agent and its Affiliates under this Section shall become impaired as determined in the Agent’s reasonable judgment or the Agent shall elect in its sole discretion to have such indemnity confirmed by the Lenders (as to specific matters or otherwise), the Agent shall give notice thereof to each Lender and, until such additional indemnity is provided or such existing indemnity is confirmed, the Agent may cease, or not commence, to take any action. Any amounts paid by the Lenders hereunder to the Agent or its Affiliates shall be deemed to constitute part of the Indebtedness hereunder.

(h)
Knowledge of Default

. It is expressly understood and agreed that the Agent shall be entitled to assume that no Default or Event of Default has occurred and is continuing, unless the officers of the Agent immediately responsible for matters concerning this Agreement shall have received a written notice from a Lender or the Borrower specifying such Default or Event of Default and stating that such notice is a “notice of default”. Upon receiving such a notice, the Agent shall promptly notify each Lender of such Default or Event of Default and provide each Lender with a copy of such notice and shall endeavor to provide such notice to the Lenders within three (3) Business Days (but without any liability whatsoever in the event of its failure to do so). The Agent shall also furnish the Lenders, promptly upon receipt, with copies of all other notices or other information required to be provided by the Borrower hereunder.

(i)
The Agent’s Authorization; Action by Lenders

. Except as otherwise expressly provided herein, whenever the Agent is authorized and empowered hereunder on behalf of the Lenders to give any approval or consent, or to make any request, or to take any other action on behalf of the Lenders (including without limitation the exercise of any right or remedy hereunder or under the other Loan Documents),

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the Agent shall be required to give such approval or consent, or to make such request or to take such other action only when so requested in writing by the Majority Lenders or the Lenders, as applicable hereunder. Action that may be taken by the Majority Lenders, any other specified Percentage of the Lenders or all of the Lenders, as the case may be (as provided for hereunder) may be taken (i) pursuant to a vote of the requisite percentages of the Lenders as required hereunder at a meeting (which may be held by telephone conference call), provided that the Agent exercises good faith, diligent efforts to give all of the Lenders reasonable advance notice of the meeting, or (ii) pursuant to the written consent of the requisite percentages of the Lenders as required hereunder, provided that all of the Lenders are given reasonable advance notice of the requests for such consent.

(j)
Enforcement Actions by the Agent

. Except as otherwise expressly provided under this Agreement or in any of the other Loan Documents and subject to the terms hereof, the Agent will take such action, assert such rights and pursue such remedies under this Agreement and the other Loan Documents as the Majority Lenders or all of the Lenders, as the case may be (as provided for hereunder), shall direct; provided, however, that the Agent shall not be required to act or omit to act if, in the reasonable judgment of the Agent, such action or omission may expose the Agent to personal liability for which the Agent has not been satisfactorily indemnified hereunder or is contrary to this Agreement, any of the Loan Documents or applicable law. Except as expressly provided above or elsewhere in this Agreement or the other Loan Documents, no Lender (other than the Agent, acting in its capacity as agent) shall be entitled to take any enforcement action of any kind under this Agreement or any of the other Loan Documents.

(k)
Collateral Matters.
(A)
The Agent is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain a perfected security interest in and Liens upon the Collateral granted pursuant to the Loan Documents.
(B)
The Lenders irrevocably authorize the Agent, in its reasonable discretion, to the full extent set forth in Section 13.10(d) hereof, (1) to release or terminate any Lien granted to or held by the Agent upon any Collateral (a) upon the Payment in Full of all Indebtedness; (b) constituting property (including, without limitation, Equity Interests in any Person) sold or to be sold or disposed of as part of or in connection with any disposition (whether by sale, by merger or by any other form of transaction and including the property of any Subsidiary that is disposed of as permitted hereby) permitted in accordance with the terms of this Agreement; (c) constituting property in which a Credit Party

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owned no interest at the time the Lien was granted or at any time thereafter; or (d) if approved, authorized or ratified in writing by the Majority Lenders, or all the Lenders, as the case may be, as provided in Section 13.10; (2) to subordinate the Lien granted to or held by the Agent on any Collateral to any other holder of a Lien on such Collateral which is permitted by Section 8.2(b) hereof; and (3) if all of the Equity Interests held by the Credit Parties in any Person are sold or otherwise transferred to any transferee other than the Borrower or a Subsidiary of the Borrower as part of or in connection with any disposition (whether by sale, by merger or by any other form of transaction) permitted in accordance with the terms of this Agreement, to release such Person from all of its obligations under the Loan Documents (including, without limitation, under any Guaranty). Upon request by the Agent at any time, the Lenders will confirm in writing the Agent’s authority to release particular types or items of Collateral pursuant to this Section 12.11(b).
(l)
The Agents in their Individual Capacities

. Comerica Bank and its Affiliates, successors and assigns shall each have the same rights and powers hereunder as any other Lender and may exercise or refrain from exercising the same as though such Lender were not the Agent. Comerica Bank and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with the Credit Parties as if such Lender were not acting as the Agent hereunder, and may accept fees and other consideration therefor without having to account for the same to the Lenders.

(m)
The Agent’s Fees

. Until the Indebtedness has been repaid and discharged in full and no commitment to extend any credit hereunder is outstanding, the Borrower shall pay to the Agent, as applicable, any agency or other fee(s) set forth (or to be set forth from time to time) in the applicable Fee Letter on the terms set forth therein. The agency fees referred to in this Section 12.13 shall not be refundable under any circumstances.

(n)
Documentation Agent or other Titles

. Any Lender identified on the facing page or signature page of this Agreement or in any amendment hereto or as designated with consent of the Agent in any assignment agreement as Lead Arranger, Documentation Agent, Syndications Agent or any similar titles, shall not have any right, power, obligation, liability, responsibility or duty under this Agreement as a result of such title other than those applicable to all Lenders as such. Without limiting the foregoing, the Lenders so identified shall not have or be deemed to have any fiduciary relationship with any Lender as a result of such title. Each Lender acknowledges

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that it has not relied, and will not rely, on the Lender so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

(o)
Subordination Agreements

. Each Lender hereby irrevocably appoints, designates and authorizes Agent to enter into any subordination or intercreditor agreement pertaining to any Subordinated Debt, on its behalf and to take such action on its behalf under the provisions of any such agreement (subject to the last sentence of this Section 12.15). Each Lender further agrees to be bound by the terms and conditions of each subordination or intercreditor agreement pertaining to any Subordinated Debt. Each Lender hereby authorizes Agent to issue blockages notices in connection with any Subordinated Debt at the direction of Majority Lenders (it being agreed and understood that Agent will not act unilaterally to issue such blockage notices).

(p)
Indebtedness in respect of Lender Products and Hedging Agreements

. Except as otherwise expressly set forth herein, no Lender that obtains the benefits of the provisions of Section 10.2, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of the Guaranty or any Collateral Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article 12 to the contrary, the Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Indebtedness arising under Lender Products and Hedging Agreements unless the Agent has received written notice of such Indebtedness, together with such supporting documentation as the Agent may request, from the applicable Lender.

(q)
No Reliance on the Agent’s Customer Identification Program.

.

(A)
Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with the Borrower or any of its Subsidiaries, any of their respective Affiliates or agents, the Loan Documents or the transactions hereunder: (i) any identify verification

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procedures, (ii) any record keeping, (iii) any comparisons with government lists, (iv) any customer notices or (v) any other procedures required under the CIP Regulations or such other laws.
(B)
Each Lender or assignee or participant of a Lender that is not organized under the laws of the United States or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA Patriot Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Agent the certification, or, if applicable, recertification, certifying that such Lender is not a “shell” and certifying to other matters as required by Section 313 of the USA Patriot Act and the applicable regulations: (x) within 10 days after the Effective Date, and (y) at such other times as are required under the USA Patriot Act.
(r)
Flood Laws. Comerica Bank has adopted internal policies and procedures that address requirements placed on federally regulated lenders under the Flood Laws. Comerica Bank, as administrative agent or collateral agent on a syndicated facility, will post on the applicable electronic platform (or otherwise distribute to each Lender in the syndicate) documents that it receives in connection with the Flood Laws. However, Comerica Bank reminds each Lender and each participant in the facility that, pursuant to the Flood Laws, each federally regulated Lender (whether acting as a Lender or participant in the facility) is responsible for assuring its own compliance with the flood insurance requirements.
(s)
Lenders’ Representations and Certain Other Obligations.
(a)
Each Lender as of the Effective Date represents and warrants as of the Effective Date to the Agent and its Affiliates, and not, for the avoidance of doubt, for the benefit of the Borrower or any other Credit Party, that such Lender is not and will not be (i) an employee benefit plan subject to Title I of ERISA, (ii) a plan or account subject to Section 4975 of the Internal Revenue Code, (iii) an entity deemed to hold “plan assets” of any such plans or accounts for the purposes of ERISA or the Internal Revenue Code, or (iv) a “governmental plan” within the meaning of ERISA. For the avoidance of doubt, a Lender may act as a service provider to or with respect to an ERISA plan and/or a plan or account subject to Section 4975 of the Internal Revenue Code; provided, however, that such Lender shall not exercise any discretion or authority to utilize the assets of such plans or accounts to fund any loans or other credit extended hereunder.
(b)
Each Lender (which includes, for purposes of this clause (b), the Issuing Lender) represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending

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facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender agrees not to assert a claim in contravention of the foregoing.
(c)
Each Lender (which includes, for purposes of this clause (c), the Issuing Lender) represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.
(d)
Each Lender severally agrees to ~~[pay to]~~reimburse the Agent and its Affiliates ~~[any and all costs, expenses, losses and other]~~for payment of any amounts to third parties (including without limitation any Governmental Authority) in connection with any and all direct and actual losses or damages suffered ~~[or incurred ]~~by ~~[the ]~~Agent and its Affiliates~~[ as a]~~, and all reasonable and documented-out-of-pocket costs and expenses, incurred by Agent and its Affiliates and paid to third parties in each case as a direct result of such Lender’s failure to obtain, maintain and/or hold any license required in connection with the use of ~~[BSBY.]~~SOFR (collectively, “Damages”); provided, however, that (i) Agent and such Affiliates shall not assert, and hereby waive, any claim against such Lender for Damages, arising on any theory of liability, for special, indirect, consequential or punitive damages, and (ii) no Lender shall be liable for any portion of such Damages to the extent resulting from the Agent’s or any Affiliate’s gross negligence or willful misconduct or from such Agent’s or such Affiliate’s failure to obtain, maintain and/or hold any license required in connection with the use of SOFR.
25.
MISCELLANEOUS.
(a)
Accounting Principles; Divisions.
(a)
All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, except as otherwise specifically prescribed herein. If at any time any change (or implementation of a previously agreed upon change) in GAAP would affect the computation of any financial ratio or requirement (including any negative covenant “basket”) set forth in any Loan Document, and either Borrower or the Majority Lenders shall so request, the Agent, the Lenders and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Majority Lenders); provided, that until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Borrower shall provide to the Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent

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with that reflected in the audited financial statements described in Section 6.21(a) for all purposes of this Agreement, notwithstanding any change (or implementation of a previously agreed upon change) in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.
(b)
For all purposes under the Loan Documents, in connection with any Division, (a) if any asset, right, obligation or liability of any Dividing Person becomes the asset, right, obligation or liability of a Division Successor, then it shall be deemed to have been transferred from the Dividing Person to the Division Successor, and (b) any Division Successor shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
(b)
Consent to Jurisdiction.

The Borrower, the Agent and Lenders hereby irrevocably submit to the non-exclusive jurisdiction of any United States Federal Court or Michigan state court sitting in Detroit, Michigan in any action or proceeding arising out of or relating to this Agreement or any of the Loan Documents and the Borrower, the Agent and Lenders hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in any such United States Federal Court or Michigan state court. The Borrower irrevocably consents to the service of any and all process in any such action or proceeding brought in any court in or of the State of Michigan by the delivery of copies of such process to it at the applicable addresses specified on the signature page hereto or by certified mail directed to such address or such other address as may be designated by it in a notice to the other parties that complies as to delivery with the terms of Section 13.6. Nothing in this Section shall affect the right of the Lenders and the Agent to serve process in any other manner permitted by law or limit the right of the Lenders or the Agent (or any of them) to bring any such action or proceeding against any Credit Party or any of their property in the courts with subject matter jurisdiction of any other jurisdiction. The Borrower irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts.

(c)
Governing Law

. This Agreement, the Notes and, except where otherwise expressly specified therein to be governed by local law, the other Loan Documents shall be governed by and construed and enforced in accordance with the laws of the State of Michigan (without regard to its conflict of laws provisions). Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(d)
Interest

. In the event the obligation of the Borrower to pay interest on the principal balance of the Notes or on any other amounts outstanding hereunder or under the other Loan Documents is or becomes in excess of the maximum interest rate which the Borrower is

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permitted by law to contract or agree to pay, giving due consideration to the execution date of this Agreement, then, in that event, the rate of interest applicable thereto with respect to such Lender’s applicable Percentages shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not of interest.

(e)
Closing Costs and Other Costs; Indemnification.
(A)
The Borrower shall pay or reimburse (i) the Agent and its Affiliates for payment of, on demand, all reasonable and invoiced out-of-pocket costs and expenses, including, by way of description and not limitation, reasonable and invoiced outside attorney fees and advances, appraisal and accounting fees, lien search fees, and required travel costs, reasonably incurred by the Agent and its Affiliates in connection with the commitment, consummation and closing of the loans contemplated hereby, or in connection with the administration or enforcement of this Agreement or the other Loan Documents (including the obtaining of legal advice regarding the rights and responsibilities of the parties hereto) or any refinancing or restructuring of the loans or Advances provided under this Agreement or the other Loan Documents, or any amendment or modification thereof requested by the Borrower, and (ii) the Agent and its Affiliates and each of the Lenders, as the case may be, for all stamp and other taxes and duties payable or determined to be payable in connection with the execution, delivery, filing or recording of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby, and any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes or duties. Furthermore, all reasonable and invoiced out-of-pocket costs and expenses, including without limitation reasonable and invoiced outside attorney fees, incurred by the Agent and its Affiliates and, after the occurrence and during the continuance of an Event of Default, by the Lenders in revising, preserving, protecting, exercising or enforcing any of its or any of the Lenders’ rights against the Borrower or any other Credit Party, or otherwise incurred by the Agent and its Affiliates and the Lenders in connection with any Event of Default or the enforcement of the loans (whether incurred through negotiations, legal proceedings or otherwise), including by way of description and not limitation, such charges in any court or bankruptcy proceedings or arising out of any claim or action by any person against the Agent, its Affiliates, or any Lender which would not have been asserted were it not

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for the Agent’s or such Affiliate’s or Lender’s relationship with the Borrower hereunder or otherwise, shall also be paid by the Borrower provided, however, that notwithstanding anything to the contrary, it is agreed that none of the Credit Parties shall be required to reimburse legal fees or expenses of more than one counsel (and, if relevant, one firm of local counsel in each relevant jurisdiction or other necessary special counsel) or more than one other advisor to all parties described above, taken as a whole (other than such additional counsel as may be appointed in the event of a conflict). All of said amounts required to be paid by the Borrower hereunder and not paid forthwith upon demand, as aforesaid, shall bear interest, from the date incurred to the date payment is received by the Agent, at the Base Rate, plus three percent (3%).
(B)
The Borrower agrees to indemnify and hold the Agent and each of the Lenders (and their respective Affiliates) harmless from all loss, reasonable and invoiced out-of-pocket cost, damage, liability or expenses, including reasonable and invoiced outside attorneys’ fees and disbursements, incurred by the Agent and each of the Lenders by reason of an Event of Default, or enforcing the obligations of any Credit Party under this Agreement or any of the other Loan Documents, as applicable, or in the prosecution or defense of any action or proceeding concerning any matter growing out of or connected with this Agreement or any of the Loan Documents, excluding, however, any such loss, cost, damage, liability or expenses to the extent arising as a result of the gross negligence or willful misconduct of the party seeking to be indemnified under this Section 13.5(b).
(C)
The Borrower agrees to defend, indemnify and hold harmless the Agent and each Lender (and their respective Affiliates), and their respective employees, agents, officers and directors from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, reasonable and invoiced out-of-pocket costs or expenses of whatever kind or nature (including without limitation, reasonable and invoiced outside attorneys’ and consultants’ fees, investigation and laboratory fees, environmental studies reasonably required by the Agent or any Lender in connection with the violation of Hazardous Material Laws), court costs and litigation expenses, arising out of or related to (i) the presence, use, disposal, release or threatened release of any Hazardous Materials on, from or affecting any premises owned or occupied by any Credit Party in violation

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of or in non-compliance with applicable Hazardous Material Laws, (ii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials, (iii) any lawsuit or other proceeding brought or threatened, settlement reached or governmental order or decree relating to such Hazardous Materials, and/or (iv) any Credit Party failing to comply or come into compliance with all Hazardous Material Laws (including the cost of any remediation or monitoring required in connection therewith) or any other Requirement of Law; provided, however, that the Borrower shall have no obligations under this Section 13.5(c) with respect to claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses to the extent arising as a result of the gross negligence or willful misconduct of the Agent or such Lender, as the case may be. The obligations of the Borrower under this Section 13.5(c) shall be in addition to any and all other obligations and liabilities the Borrower may have to the Agent or any of the Lenders at common law or pursuant to any other agreement.
(D)
This Section 13.5 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(f)
Notices.
(a)
Except as expressly provided otherwise in this Agreement (and except as provided in clause (b) below), all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing and shall be given by personal delivery, by mail, by reputable overnight courier or by facsimile and addressed or delivered to it at its address set forth on Annex III or at such other address as may be designated by such party in a notice to the other parties that complies as to delivery with the terms of this Section 13.6 or posted to an E-System set up by or at the direction of the Agent (as set forth below). Any notice, if personally delivered or if mailed and properly addressed with postage prepaid and sent by registered or certified mail, shall be deemed given when received or when delivery is refused; any notice, if given to a reputable overnight courier and properly addressed, shall be deemed given two (2) Business Days after the date on which it was sent, unless it is actually received sooner by the named addressee; and any notice, if transmitted by facsimile, shall be deemed given when received. The Agent may, but, except as specifically provided herein, shall not be required to, take any action on the basis of any notice given to it by telephone, but the giver of any such notice shall promptly confirm such notice in writing or by facsimile, and such notice will not be deemed to have been received until such confirmation is deemed received in accordance with the provisions of this Section set forth above. If such telephonic notice conflicts with any such confirmation, the terms of such telephonic notice shall control. Any notice given by the Agent or any Lender to the Borrower shall be deemed to be a notice to all of the Credit Parties.

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(b)
Notices and other communications provided to the Agent and the Lenders party hereto under this Agreement or any other Loan Document may be delivered or furnished by electronic communication (including email and Internet or intranet websites) pursuant to procedures approved by the Agent. The Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications (including email and any E-System) pursuant to procedures approved by it. Unless otherwise agreed to in a writing by and among the parties to a particular communication, (i) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, return email, or other written acknowledgment) and (ii) notices and other communications posted to any E-System shall be deemed received upon the deemed receipt by the intended recipient at its email address as described in the foregoing clause (i) of notification that such notice or other communication is available and identifying the website address therefore.
(g)
Further Action

. The Borrower, from time to time, upon written request of the Agent will make, execute, acknowledge and deliver or cause to be made, executed, acknowledged and delivered, all such further and additional instruments, and take all such further action as may reasonably be required to carry out the intent and purpose of this Agreement or the Loan Documents, and to provide for Advances under and payment of the Notes, according to the intent and purpose herein and therein expressed.

(h)
Successors and Assigns; Participations; Assignments.
(A)
This Agreement shall be binding upon and shall inure to the benefit of the Borrower and the Lenders and their respective successors and assigns.
(B)
The foregoing shall not authorize any assignment by the Borrower of its rights or duties hereunder, and, except as otherwise provided herein, no such assignment shall be made (or be effective) without the prior written approval of the Lenders.
(C)
No Lenders may at any time assign or grant participations in such Lender’s rights and obligations hereunder and under the other Loan Documents except (i) by way of assignment to any Eligible Assignee in accordance with clause (d) of this Section, (ii) by way of a participation in accordance with the provisions of clause (e) of this Section 13.8 or (iii) by way of a pledge or assignment of a security interest subject to the restrictions of clause (g) of this Section 13.8 (and any other attempted assignment or transfer by any Lender shall be deemed to be null and void).

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(D)
Each assignment by a Lender of all or any portion of its rights and obligations hereunder and under the other Loan Documents, shall be subject to the following terms and conditions:
(2)
each such assignment shall be made on a pro rata basis, and shall be in a minimum amount of the lesser of (x) Five Million Dollars ($5,000,000) or such lesser amount as the Agent shall agree and (y) the entire remaining amount of assigning Lender’s aggregate interest in the Revolving Credit (and participations in any outstanding Letters of Credit) and the Term Loan; provided however that, after giving effect to such assignment, in no event shall the entire remaining amount (if any) of assigning Lender’s aggregate interest in the Revolving Credit (and participations in any outstanding Letters of Credit) and the Term Loan be less than $5,000,000; and
(3)
the parties to any assignment shall execute and deliver to the Agent an Assignment Agreement substantially (as determined by the Agent) in the form attached hereto as Exhibit H (with appropriate insertions acceptable to the Agent), together with a processing and recordation fee in the amount, if any, required as set forth in the Assignment Agreement.

Until the Assignment Agreement becomes effective in accordance with its terms and is recorded in the Register maintained by the Agent under clause (h) of this Section 13.8, and the Agent has confirmed that the assignment satisfies the requirements of this Section 13.8, the Borrower and the Agent shall be entitled to continue to deal solely and directly with the assigning Lender in connection with the interest so assigned. From and after the effective date of each Assignment Agreement that satisfies the requirements of this Section 13.8, the assignee thereunder shall be deemed to be a party to this Agreement, such assignee shall have the rights and obligations of a Lender under this Agreement and the other Loan Documents (including without limitation the right to receive fees payable hereunder in respect of the period following such assignment) and the assigning Lender shall relinquish its rights and be released from its obligations under this Agreement and the other Loan Documents.

Upon request, the Borrower shall execute and deliver to the Agent, new Note(s) payable to the assignee in an amount equal to the amount assigned to the assigning Lender pursuant to such Assignment Agreement, and with respect to the portion of the Indebtedness retained by the assigning Lender, to the extent applicable, new Note(s) payable to the assigning Lender in an amount equal to the amount retained by such Lender hereunder. The Agent, the Lenders and the Borrower acknowledges and agrees that any such new Note(s) shall be given in renewal and replacement of the Notes issued to the assigning lender prior to such assignment and shall not effect or constitute a novation or discharge of the Indebtedness evidenced by such prior Note, and each such new Note may contain a provision confirming such agreement.

(A)
The Borrower and the Agent acknowledge that each of the Lenders may at any time and from time to time, subject to the terms and conditions hereof, grant participations in such Lender’s rights and obligations hereunder (on a pro rata basis only) and under the other Loan Documents to any Person (other than a natural person or to the Borrower or any of the Borrower’s Affiliates or Subsidiaries); provided that any participation permitted hereunder shall comply with all applicable laws and shall be subject to a participation agreement that incorporates the following restrictions:

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(4)
such Lender shall remain the holder of its Notes hereunder (if such Notes are issued), notwithstanding any such participation;
(5)
a participant shall not reassign or transfer, or grant any sub-participations in its participation interest hereunder or any part thereof;
(6)
such Lender shall retain the sole right and responsibility to enforce the obligations of the Credit Parties relating to the Notes and the other Loan Documents, including, without limitation, the right to proceed against any Guarantors, or cause the Agent to do so (subject to the terms and conditions hereof), and the right to approve any amendment, modification or waiver of any provision of this Agreement without the consent of the participant (unless such participant is an Affiliate of such Lender), except for those matters requiring the consent of each of the Lenders under Section 13.10(b) (provided that a participant may exercise approval rights over such matters only on an indirect basis, acting through such Lender and the Credit Parties, the Agent and the other Lenders may continue to deal directly with such Lender in connection with such Lender’s rights and duties hereunder). Notwithstanding the foregoing, however, in the case of any participation granted by any Lender hereunder, the participant shall not have any rights under this Agreement or any of the other Loan Documents against the Agent, any other Lender or any Credit Party; provided, however that the participant may have rights against such Lender in respect of such participation as may be set forth in the applicable participation agreement and all amounts payable by the Credit Parties hereunder shall be determined as if such Lender had not sold such participation. Each such participant shall be entitled to the benefits of Article 11 of this Agreement to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (d) of this Section, provided that no participant shall be entitled to receive any greater amount pursuant to such the provisions of Article 11 than the issuing Lender would have been entitled to receive in respect of the amount of the participation transferred by such issuing Lender to such participant had no such transfer occurred and each such participant shall also be entitled to the benefits of Section 9.6 hereof as though it were a Lender, provided that such participant agrees to be subject to Section 10.3 hereof as though it were a Lender; and
(7)
each participant shall provide the relevant tax form required under Section 13.11.
(A)
Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The

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entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.
(B)
Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including its Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledge or assignee for such Lender as a party hereto.
(C)
The Borrower hereby designate the Agent, and Agent agrees to serve, as the Borrower’s non-fiduciary agent solely for purposes of this Section 13.8(h) to maintain at its principal office in the United States a copy of each Assignment Agreement delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders, the Percentages of such Lenders and the principal amount of each type of Advance owing to each such Lender from time to time. The entries in the Register shall be conclusive evidence, absent manifest error, and the Borrower, the Agent, and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Advances recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender (but only with respect to any entry relating to such Lender’s Percentages and the principal amounts owing to such Lender) upon reasonable notice to the Agent and a copy of such information shall be provided to any such party on their prior written request. The Agent shall give prompt written notice to the Borrower of the making of any entry in the Register or any change in such entry.
(D)
The Borrower authorizes each Lender to disclose to any prospective assignee or participant which has satisfied the requirements hereunder, any and all financial information in such Lender’s possession concerning the Credit Parties which has been delivered to such Lender pursuant to this Agreement, provided that each such prospective assignee or participant shall execute a confidentiality agreement

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consistent with the terms of Section 13.11 hereof or shall otherwise agree to be bound by the terms thereof.
(E)
Nothing in this Agreement, the Notes or the other Loan Documents, expressed or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and assignees and participants permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement, the Notes or the other Loan Documents.
(i)
Counterparts

. This Agreement may be executed in several counterparts, and each executed copy shall constitute an original instrument, but such counterparts shall together constitute but one and the same instrument.

(j)
Amendment and Waiver.
(A)
No amendment or waiver of any provision of this Agreement or any other Loan Document, nor consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent and the Majority Lenders (or by the Agent at the written request of the Majority Lenders) or, if this Agreement expressly so requires with respect to the subject matter thereof, by all Lenders (and, with respect to any amendments to this Agreement or the other Loan Documents, by any Credit Party or the Guarantors that are signatories thereto), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. All references in this Agreement to “Lenders” or “the Lenders” shall refer to all Lenders, unless expressly stated to refer to Majority Lenders (or the like).
(B)
Notwithstanding anything to the contrary herein,
(2)
no amendment, waiver or consent shall increase the stated amount of any Lender’s commitment hereunder without such Lender’s consent;
(3)
no amendment, waiver or consent shall, unless in writing and signed by the Lender or Lenders holding Indebtedness directly affected thereby, do any of the following:
1)
reduce the principal of, or interest on, any outstanding Indebtedness or any Fees or other amounts payable hereunder,

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2)
postpone any date fixed for any payment of principal of, or interest on, any outstanding Indebtedness or any Fees or other amounts payable hereunder (except with respect to the payments required under Section 4.8); and
3)
change any of the provisions of this Section 13.10 or the definitions of “Majority Lenders”, “Majority Revolving Credit Lenders”, “Majority Term Loan Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder; provided that changes to the definition of “Majority Lenders” may be made with the consent of only the Majority Lenders to include the Lenders holding any additional credit facilities that are added to this Agreement with the approval of the appropriate Lenders;
(4)
no amendment, waiver or consent shall, unless in writing and signed by all Lenders, do any of the following:
1)
except as expressly permitted hereunder or under the Collateral Documents, release all or substantially all of the Collateral (provided that neither the Agent nor any Lender shall be prohibited thereby from proposing or participating in a consensual or nonconsensual debtor-in-possession or similar financing), or release any material guaranty provided by any Person in favor of the Agent and the Lenders, provided however that the Agent shall be entitled, without notice to or any further action or consent of the Lenders, to release any Collateral which any Credit Party is permitted to sell, assign or otherwise transfer in compliance with this Agreement or the other Loan Documents or release any guaranty to the extent expressly permitted in this Agreement or any of the other Loan Documents (whether in connection with the sale, transfer or other disposition of the applicable Guarantor or otherwise),
2)
increase the maximum duration of Interest Periods permitted hereunder; or
3)
modify Sections 10.2 or 10.3 hereof;
(5)
any amendment, waiver or consent that will (A) reduce the principal of, or interest on, the Swing Line Note, (B) postpone any date fixed for any payment of principal of, or interest on, the Swing Line Note or (C) otherwise affect the rights and duties of the Swing Line Lender under this Agreement or any other Loan Document, shall require the written concurrence of the Swing Line Lender;
(6)
any amendment, waiver or consent that will affect the rights or duties of Issuing Lender under this Agreement or any of the other Loan Documents, shall require the written concurrence of the Issuing Lender; and

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(7)
any amendment, waiver, or consent that will affect the rights or duties of the Agent under this Agreement or any other Loan Document, shall require the written concurrence of the Agent.
(b)
Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove of any amendment, consent, waiver or any other modification to any Loan Document (and all amendments, consents, waivers and other modifications may be effected without the consent of the Defaulting Lenders), except that the foregoing shall not permit, in each case without such Defaulting Lender’s consent, (i) an increase in such Defaulting Lender’s stated commitment amounts, (ii) the waiver, forgiveness or reduction of the principal amount of any Indebtedness owing to such Defaulting Lender (unless all other Lenders affected thereby are treated similarly), (iii) the extension of the final maturity date(s) of such Defaulting Lenders’ portion of any of the Indebtedness or the extension of any commitment to extend credit of such Defaulting Lender, or (iv) any other modification which requires the consent of all Lenders or the Lender(s) affected thereby which affects such Defaulting Lender more adversely than the other affected Lenders (other than a modification which results in a reduction of such Defaulting Lender’s Percentage of any Commitments or repayment of any amounts owing to such Defaulting Lender on a non pro-rata basis).
(c)
The Agent shall, upon the written request of the Borrower, execute and deliver to the Credit Parties such documents as may be necessary to evidence (1) the release of any Lien granted to or held by the Agent upon any Collateral: (a) upon Payment in Full of all Indebtedness; (b) which constitutes property (including, without limitation, Equity Interests in any Person) sold or to be sold or disposed of as part of or in connection with any disposition (whether by sale, by merger or by any other form of transaction and including the property of any Subsidiary that is disposed of as permitted hereby) permitted in accordance with the terms of this Agreement; (c) which constitutes property in which a Credit Party owned no interest at the time the Lien was granted or at any time thereafter; or (d) if approved, authorized or ratified in writing by the Majority Lenders, or all the Lenders, as the case may be, as provided in this Section 13.10; or (2) the release of any Person from its obligations under the Loan Documents (including without limitation the Guaranty) if all of the Equity Interests of such Person that were held by a Credit Party are sold or otherwise transferred to any transferee other than the Borrower or a Subsidiary of the Borrower as part of or in connection with any disposition (whether by sale, by merger or by any other form of transaction) permitted in accordance with the terms of this Agreement; provided that (i) the Agent shall not be required to execute any such release or subordination agreement under clauses (1) or (2) above on terms which, in the Agent’s opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty or such release shall not in any manner discharge, affect or impair the Indebtedness or any Liens upon any Collateral retained by any Credit Party, including (without limitation) the proceeds of the sale or other disposition, all of which shall constitute and remain part of the Collateral.
(d)
Notwithstanding anything to the contrary herein (i) the Agent may, with the consent of the Borrower only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency.

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(e)
(A) the Agent may determine a ~~[Successor Rate]~~Benchmark Replacement and the Agent may make Conforming Changes, in each case, in accordance with Section ~~[11.3]~~11.11; and (B) in connection with the use or administration of ~~[BSBY]~~Term SOFR, the Agent will have the right to make Conforming Changes from time to time, and any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document (provided that the Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of ~~[BSBY]~~Term SOFR).
(f)
Notwithstanding the foregoing, no amendment and restatement of this Agreement which is in all other respects approved by the Lenders in accordance with this Section 13.10 shall require the consent or approval of any Lender (i) which immediately after giving effect to such amendment and restatement, shall have no commitment or other obligation to maintain or extend credit under this Agreement (as so amended and restated), including, without limitation, any obligation to participate in any Letter of Credit and (ii) which, substantially contemporaneously with the effectiveness of such amendment and restatement, shall have received payment in full of all Indebtedness owing to such Lender under the Loan Documents (other than any Indebtedness owing to such Lender in connection with Lender Products or under any Hedging Agreements). From and after the effectiveness of any such amendment and restatement, any such Lender shall be deemed to no longer be a “Lender” hereunder or a party hereto, except that any such Lender shall retain the benefits of indemnification provisions hereof which, by the terms hereof would survive the termination of this Agreement.
(g)
Notwithstanding anything to the contrary herein, the Agent may, with the consent of the Borrower Representative only, amend, modify or supplement this Agreement or any of the other Loan Documents to (A) cure any ambiguity, omission, mistake, defect or inconsistency, (B) make any change that would provide any additional rights or benefits to the Lenders, or (C) make, complete or confirm any grant of Collateral permitted or required by any Loan Document or any release of any Collateral that is otherwise permitted under the terms of this Agreement and the other Loan Documents.
(h)
this Agreement may be amended with the written consent of the Majority Lenders, the Agent and the Borrower (A) to add one or more additional revolving credit or term loan facilities to this Agreement and to permit the extensions of credit and all related obligations and liabilities arising in connection therewith from time to time outstanding to share ratably (or on a basis subordinated to the existing facilities hereunder) in the benefits of this Agreement and the other Loan Documents with the obligations and liabilities from time to time outstanding in respect of the existing facilities hereunder, and (B) in connection with the foregoing, to permit, as deemed appropriate by the Agent and approved by the Majority Lenders, the Lenders providing such additional credit facilities to participate in any required vote or action required to be approved by the Majority Lenders or by any other number, percentage or class of Lenders hereunder; provided, however, that this Agreement may be amended in accordance with the requirements set forth in Sections 2.13 and 4.10 with only the approval of the parties as required thereunder.
(i)
(A) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Indebtedness, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersede the unanimous consent provisions

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set forth herein and (B) the Majority Lenders shall determine whether or not to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders
(j)
Each of the parties hereto acknowledges and agrees that notwithstanding anything to the contrary set forth herein, no MIRE Event may be closed (x) until the date that is (i) if there are no Mortgaged Properties in a Flood Hazard Zone, ten (10) Business Days or (ii) if there are any Mortgaged Properties in a “special flood hazard area”, thirty (30) days, in each case, after the Agent or Borrower have delivered to the Lenders the following documents in respect of such real property: (A) a completed flood hazard determination from a third party vendor; (B) if such real property is located in a “special flood hazard area”, (1) a notification to the applicable Credit Parties of that fact and, if applicable, notification to the applicable Credit Parties that flood insurance coverage is not available and (2) evidence of the receipt by the applicable Credit Parties of such notice; and (3) if required by applicable Flood Laws, evidence of required flood insurance with respect to which flood insurance has been made available under applicable Flood Laws; provided that any such MIRE Event may be closed prior to the expiration of such period if the Agent shall have received confirmation from each Lender that such Lender has completed any necessary flood insurance due diligence to its reasonable satisfaction.
(k)
Confidentiality.
(a)
Each of the Agent, the Lenders, the Swing Line Lender and the Issuing Lender agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights and obligations under this Agreement, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder; (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities hereunder; (h) with the consent of the Borrower; or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, or (y) becomes available to the Agent, any Lender, Swing Line Lender, Issuing Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower who did not acquire such information as a result of a breach of this Section. In addition, the Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to

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the Agents or any Lender in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.
(b)
For purposes of this Section, “Information” means all information received from any Credit Party relating to any Credit Party or any of their respective businesses, other than any such information that is available to the Agent, any Lender, Swing Line Lender or Issuing Lender on a nonconfidential basis prior to disclosure by any Credit Party; provided that, in the case of information received from any Credit Party after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
(c)
(d)
(e)
(l)
Substitution or Removal of Lenders

.

(a)
If any Lender has demanded compensation under Sections 3.4(c), 11.5 or 11.6, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Advances hereunder (or issuing or maintaining, or participating in, any Letters of Credit hereunder) or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 3.4(c), 11.5 or 11.6, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)
With respect to any Lender (i) that has demanded compensation under Sections 3.4(c), 11.5 or 11.6 and has declined or is unable to designate a different lending office in accordance with Section 13.12(a), (ii) that has become a Defaulting Lender or (iii) that has failed to consent to a requested amendment, waiver or modification to any Loan Document that requires the consent of all Lenders or all affected Lenders in accordance with Section 13.10 and as to which the Majority Lenders have already consented (in each case, an “Affected Lender”), then the Agent or (upon notice to the Agent) the Borrower may, at the Borrower’s sole expense, require the Affected Lender to sell and assign all of its interests, rights and obligations under this Agreement and the other Loan Documents, including, without limitation, its Commitments, to an Eligible Assignee (which may be one or more of the Lenders) (such Eligible Assignee shall be referred to herein as the “Purchasing Lender” or “Purchasing Lenders”) within two (2) Business Days after receiving notice from the Borrower requiring it to do so, for an aggregate price equal to the sum of the outstanding principal amount of all Advances made by it, interest and fees accrued for its

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account through but excluding the date of such payment, and all other amounts payable to it hereunder, from the Purchasing Lender(s) (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts, including without limitation, if demanded by the Affected Lender, the amount of any compensation then due to the Affected Lender under Sections 3.4(c), 11.1, 11.5 and 11.6 to but excluding said date), payable (in immediately available funds) in cash. The Affected Lender, as assignor, such Purchasing Lender, as assignee, the Borrower and the Agent, shall enter into an Assignment Agreement pursuant to Section 13.8 hereof, whereupon such Purchasing Lender shall be a Lender party to this Agreement, shall be deemed to be an assignee hereunder and shall have all the rights and obligations of a Lender with a Revolving Credit Percentage equal to its ratable share of the then applicable Revolving Credit Aggregate Commitment and the applicable Percentages of the Term Loan of the Affected Lender, provided, however, that if the Affected Lender does not execute such Assignment Agreement within (2) Business Days of receipt thereof, the Agent may execute the Assignment Agreement as the Affected Lender’s attorney-in-fact. Each of the Lenders hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of such Lender or in its own name to execute and deliver the Assignment Agreement while such Lender is an Affected Lender hereunder (such power of attorney to be deemed coupled with an interest and irrevocable). In connection with any assignment pursuant to this Section 13.12(b), (I) the Borrower or the Purchasing Lender shall pay to the Agent the administrative fee for processing such assignment referred to in Section 13.8, (II) in the case of any such assignment resulting from a demand for compensation under clause (i) above, such assignment will result in a reduction in such compensation or payments thereafter, and (III) in the case of any assignment resulting from a Lender failing to consent under clause (iii) above, the applicable assignee shall have consented to the applicable amendment, waiver or modification. A Lender shall not be required to make any such assignment pursuant to this Section 13.12(b) if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment cease to apply.

Notwithstanding anything in this Section 13.12(b) to the contrary, (i) any Lender that acts as an Issuing Lender may not be replaced hereunder at any time it has any Letter of Credit outstanding hereunder unless arrangements satisfactory to such Lender (including the furnishing of a backstop standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to such Issuing Lender or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such Issuing Lender) have been made with respect to such outstanding Letter of Credit and (ii) the Lender that acts as the Agent may not be replaced hereunder.

(m)
Withholding Taxes

.

(a)
(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In

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addition, any Lender, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 13.13(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable:

(i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii) executed originals of IRS Form W-8ECI;

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit N-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the

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Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(iv) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit N-2 or Exhibit N-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit N-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender or Agent under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender or Agent were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender or Agent shall deliver to the Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender or Agent has complied with such Lender’s or Agent’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Agent in writing of its legal inability to do so.

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(b)
Promptly upon notice from the Agent of any determination by the Internal Revenue Service that any payments previously made to such Lender hereunder were subject to United States income tax withholding when made (or subject to withholding at a higher rate than that applied to such payments), such Lender shall pay to the Agent the excess of the aggregate amount required to be withheld from such payments over the aggregate amount (if any) actually withheld by the Agent, provided that, following any such payment, such Lender shall retain all of its rights and remedies against the Borrower with respect thereto.

For purposes of this Section 13.13, the term “Lender” includes any Issuing Lender and the term “applicable law” includes FATCA.

(n)
WAIVER OF JURY TRIAL

. THE AGENT AND THE BORROWER KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTION OF ANY OF THEM. NEITHER THE LENDERS, THE AGENT NOR THE BORROWER SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY THE LENDERS AND THE AGENT OR THE BORROWER EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL OF THEM.

(o)
USA Patriot Act Notice

. Pursuant to Section 326 of the USA Patriot Act, the Agent and the Lenders hereby notify the Credit Parties that if they or any of their Subsidiaries open an account, including any loan, deposit account, treasury management account, or other extension of credit with the Agent or any Lender, the Agent or the applicable Lender will request the applicable Person’s name, tax identification number, business address and other information necessary to identify such Person (and may request such Person’s organizational documents or other identifying documents) to the extent necessary for the Agent and the applicable Lender to comply with the USA Patriot Act.

(p)
Complete Agreement; Conflicts

. This Agreement, the Notes (if issued), any Requests for Revolving Credit Advance, Requests for Swing Line Advance and Term Loan Rate Requests, and the Loan Documents contain the entire agreement of the parties hereto, superseding all prior agreements, discussions and understandings relating to the subject matter hereof, and none of the parties shall be bound by anything not expressed in writing. In the event of any conflict between the terms of this Agreement and the other Loan Documents, this Agreement shall govern.

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(q)
Severability

. In case any one or more of the obligations of the Credit Parties under this Agreement, the Notes or any of the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Credit Parties shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Credit Parties under this Agreement, the Notes or any of the other Loan Documents in any other jurisdiction.

(r)
Table of Contents and Headings; Section References

. The table of contents and the headings of the various subdivisions hereof are for convenience of reference only and shall in no way modify or affect any of the terms or provisions hereof and references herein to “sections,” “subsections,” “clauses,” “paragraphs,” “subparagraphs,” “exhibits” and “schedules” shall be to sections, subsections, clauses, paragraphs, subparagraphs, exhibits and schedules, respectively, of this Agreement unless otherwise specifically provided herein or unless the context otherwise clearly indicates.

(s)
Construction of Certain Provisions

. If any provision of this Agreement or any of the Loan Documents refers to any action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision.

(t)
Independence of Covenants

. Each covenant hereunder shall be given independent effect (subject to any exceptions stated in such covenant) so that if a particular action or condition is not permitted by any such covenant (taking into account any such stated exception), the fact that it would be permitted by an exception to, or would be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default.

(u)
Electronic Transmissions

.

(a)
Each of the Agent, the Credit Parties, the Lenders, and each of their Affiliates is authorized (but not required) to transmit, post or otherwise make or communicate, in its sole discretion, Electronic Transmissions in connection with any Loan Document and the transactions contemplated therein. The Borrower and each other Credit Party hereby acknowledges and agrees that the use of Electronic Transmissions is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing the transmission of Electronic Transmissions.
(b)
All uses of an E-System shall be governed by and subject to, in addition to Section 13.6 and this Section 13.21, separate terms and conditions posted or referenced in such E-System

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and related contractual obligations executed by the Agent, the Credit Parties and the Lenders in connection with the use of such E-System.
(c)
All E-Systems and Electronic Transmissions shall be provided “as is” and “as available”. None of the Agent or any of its Affiliates, nor the Borrower or any of its respective Affiliates warrants the accuracy, adequacy or completeness of any E-Systems or Electronic Transmission, and each disclaims all liability for errors or omissions therein. No warranty of any kind is made by the Agent or any of its Affiliates, or the Borrower or any of its respective Affiliates in connection with any E-Systems or Electronic Transmission, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects. The Agent, the Borrower and its Subsidiaries, and the Lenders agree that the Agent has no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Electronic Transmission or otherwise required for any E-System. The Agent and the Lenders agree that the Borrower has no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Electronic Transmission or otherwise required for any E-System.
(v)
Advertisements

. The Agent and the Lenders may disclose the names of the Credit Parties and the existence of the Indebtedness in general advertisements and trade publications.

(w)
Reliance on and Survival of Provisions

. All terms, covenants, agreements, representations and warranties of the Credit Parties to any of the Loan Documents made herein or in any of the Loan Documents or in any certificate, report, financial statement or other document furnished by or on behalf of any Credit Party in connection with this Agreement or any of the Loan Documents shall be deemed to have been relied upon by the Lenders, notwithstanding any investigation heretofore or hereafter made by any Lender or on such Lender’s behalf, and those covenants and agreements of the Borrower and the Lenders, as applicable, set forth in Sections 3.9, 3.10, 10.5, 11.8(c), 11.10 and 13.5 hereof (together with any other indemnities of any Credit Party or Lender contained elsewhere in this Agreement or in any of the other Loan Documents) shall survive the repayment in full of the Indebtedness and the termination of this Agreement and the other Loan Documents, including any commitment to extent credit thereunder.

(x)
Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write down and conversion powers of an Affected Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)
the application of any Write-Down and Conversion Powers by an Affected Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

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(b)
the effects of any Bail-In Action on any such liability, including, if applicable:
(1)
a reduction in full or in part or cancellation of any such liability;
(2)
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(3)
the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
(y)
Amendment and Restatement and Consolidation; Assignment and Assumptions.
(a)
On the Effective Date, the Prior Credit Agreement shall be amended, restated and superseded in its entirety. The parties hereto acknowledge and agree that (i) this Agreement, the Notes, and the other Loan Documents executed and delivered in connection herewith do not constitute a novation, payment and reborrowing, or termination of the “Indebtedness” (as defined in the Prior Credit Agreement) under the Prior Credit Agreement as in effect prior to the Effective Date; (ii) such “Indebtedness” is in all respects continuing with only the terms thereof being modified as provided in this Agreement; (iii) the Liens as granted under the Collateral Documents securing payment of such “Indebtedness” are in all respects continuing and in full force and effect and secure the payment of the Indebtedness (as defined in this Agreement) and are hereby fully ratified and affirmed; and (iv) upon the effectiveness of this Agreement all existing Advances will be part of the Advances hereunder on the terms and conditions set forth in this Agreement. Without limitation of the foregoing, Borrower hereby fully and unconditionally ratifies and affirms all Collateral Documents to which it is a party and agrees that all collateral granted thereunder shall from and after the date hereof secure all Indebtedness hereunder.
(b)
Notwithstanding the modifications effected by this Agreement of the representations, warranties and covenants of Borrower contained in the Prior Credit Agreement, Borrower acknowledges and agrees that any causes of action or other rights created in favor of any Lender and its successors arising out of the representations and warranties of Borrower contained in or delivered (including representations and warranties delivered in connection with the making of the loans or other extensions of credit thereunder) in connection with the Prior Credit Agreement shall survive the execution and delivery of this Agreement; provided, however, that it is understood and agreed that Borrower’s monetary obligations under the Prior Credit Agreement in respect of the Advances and Letters of Credit thereunder are evidenced by this Agreement as provided herein. All indemnification obligations of the Borrower pursuant to the Prior Credit Agreement (including any arising from a breach of the representations thereunder) shall survive the amendment and restatement of the Prior Credit Agreement pursuant to this Agreement.
(c)
On and after the Effective Date, (i) each reference in the Loan Documents (as defined in each of the Prior Credit Agreement) to the “Credit Agreement”, “thereunder”, “thereof” or similar words referring to the Credit Agreement shall mean and be a reference to this Agreement

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and (ii) each reference in the Loan Documents to a “Note” shall mean and be a Note as defined in this Agreement.
(z)
Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Hedging Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of Michigan and/or of the United States or any other state of the United States):
(a)
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)
As used in this Section 13.24, the following terms have the following meanings:

“BHC Act Affiliate” of a party shall mean an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” shall mean any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

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[Signature Pages Intentionally Omitted]

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ATTACHMENT 2
Applicable Margin Grid
Revolving Credit and Term Loan Facility
(basis points per annum)

Basis for Pricing	Level I	Level II	Level III	Level IV	Level V
Total Leverage Ratio*	< 1.50 : 1.0	≥ 1.50 : 1.0 but < 2.00 : 1.0	≥ 2.00 : 1.0 but < 2.50 : 1.0	≥ 2.50 : 1.0 but < 3.00 : 1.0	>3.00 to 1.0
Revolving Credit
Revolving Credit Term SOFR Margin	150 bps	175 bps	200 bps	225 bps	250 bps
Revolving Credit Base Rate Margin	50 bps	75 bps	100 bps	125 bps	150 bps
Revolving Credit Facility Fee	50 bps	50 bps	50bps	50 bps	50 bps
Letter of Credit Fees (exclusive of facing fees)	200 bps	225 bps	250 bps	275 bps	300 bps
Term Loan
Term Loan Term SOFR Margin	200 bps	225 bps	250 bps	275 bps	300 bps
Term Loan Base Rate Margin	100 bps	125 bps	150 bps	175 bps	200 bps

* Definitions as set forth in the Credit Agreement.

4870-5660-1012_4

EXHIBIT A

FORM OF REQUEST FOR REVOLVING CREDIT ADVANCE

No. Dated: ____________, 20__

TO: Comerica Bank (“Agent”)

RE: Second Amended and Restated Revolving Credit and Term Loan Agreement made as of the 12th day of December, 2018 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”), by and among the financial institutions from time to time signatory thereto (individually a “Lender,” and any and all such financial institutions collectively the “Lenders”), Comerica Bank, as Administrative Agent for the Lenders (in such capacity, the “Agent”), and Montauk Energy Holdings, LLC (“Borrower”).

Pursuant to the terms and conditions of the Credit Agreement, Borrower hereby requests an Advance from Lenders, as described herein:

(A)
Date of Advance:
(B)
(check if applicable)

This Advance is or includes a whole or partial refunding/conversion of:

Advance No(s).

(C)
Type of Advance (check only one):

Base Rate Advance

Term SOFR Advance

(D)
Amount of Advance:

$_____________________

(E)
Interest Period (applicable to Term SOFR Advances)

________ months

(F)
Disbursement Instructions

Comerica Bank Account No. _________________

4870-5660-1012_4

Borrower certifies to the matters specified in Section 2.3(f) of the Credit Agreement.

Capitalized terms used herein, except as defined to the contrary, have the meanings given them in the Credit Agreement.

MONTAUK ENERGY HOLDINGS, LLC

By:

Its:

Agent Approval:

4870-5660-1012_4

EXHIBIT L

FORM OF TERM LOAN RATE REQUEST

No.___________ Dated: _____________, 20__

To: Comerica Bank, as Agent

RE: Second Amended and Restated Revolving Credit and Term Loan Agreement made as of the 12th day of December, 2018 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”), by and among the financial institutions from time to time signatory thereto (individually a “Lender,” and any and all such financial institutions collectively the “Lenders”), Comerica Bank, as Administrative Agent for the Lenders (in such capacity, the “Agent”), and Montauk Energy Holdings, LLC (“Borrower”).

Pursuant to the Credit Agreement, the Borrower hereby requests that the Lenders refund or convert, as applicable, an Advance under the Term Loan from Lenders as follows:

(G)
Date of Refunding or Conversion of Advance:
(H)
Type of Activity:

Refunding

Conversion

(I)
Type of Advance (check only one):

Base Rate Advance

Term SOFR Advance

(J)
Amount of Advance:

$______________________

(K)
Interest Period (applicable to Term SOFR Advances)

________ months (insert 1 or 3)

(L)
Disbursement Instructions

Comerica Bank Account No. _________________

Borrower hereby certifies as follows:

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1. There is no Default or Event of Default in existence, and none will exist upon the refunding or conversion of such Advance (both before and immediately after giving effect to such Advance); and

2. The representations and warranties of the Credit Parties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects and shall be true and correct in all material respects as of the date of this Request (both before and immediately after giving effect to such Request), other than any representation or warranty that expressly speaks only as of a different date.

Capitalized terms used herein, except as defined to the contrary, have the meanings given them in the Credit Agreement.

MONTAUK ENERGY HOLDINGS, LLC

By:

Its:

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